UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Bed Bath & Beyond Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:	9:00 A.M. on Friday, June 29, 2018

Place:	The Madison Hotel One Convent Road Morristown, New Jersey 07960

Items of Business:

(1)	To elect 12 directors until the Annual Meeting in 2019 and until their respective successors have been elected and qualified (Proposal 1).

(2)	To ratify the appointment of KPMG LLP as independent auditors for the 2018 fiscal year (Proposal 2).

(3)	To consider the approval, by non-binding vote, of the 2017 compensation paid to the Company’s Named Executive Officers (Proposal 3).

(4)	To approve the 2018 Incentive Compensation Plan (Proposal 4).

(5)	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments.

Record Date: You can vote if you were a shareholder of record on May 4, 2018.

Proxy Voting: It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote online, via telephone or to fill out the enclosed proxy card and return it to us in the envelope provided. No postage is required.

Warren Eisenberg

Co-Chairman

Leonard Feinstein

Co-Chairman

May 31, 2018

Important Notice Regarding the Availability of Proxy Material for the Annual Meeting of Shareholders to be held on June 29, 2018: this Notice of the 2018 Annual Meeting of Shareholders, Proxy Statement and the Company’s 2017 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2018

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1

FAQs ABOUT THE 2018 ANNUAL MEETING AND VOTING	6

PROPOSAL 1—ELECTION OF DIRECTORS	9

Board Structure, Composition and Meetings	9

Board Refreshment Initiative	9

Board Nominees and Qualifications	12

Board Leadership	15

Board Independence	15

Committees of the Board of Directors	15

Compensation Committee Interlocks and Insider Participation	16

Governance Guidelines and Policies; Additional Information	16

Compensation of Directors	17

Risk Oversight	19

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS FOR FISCAL 2018	20

Appointment of KPMG LLP	20

Fees Paid to KPMG LLP for Services and Products	20

Pre-Approval Policies and Procedures	20

Audit Committee Report for the Year Ended March 3, 2018	21

EXECUTIVE COMPENSATION	22

Compensation Committee Report	22

Compensation Discussion and Analysis (CD&A)	22

Introduction	22

Executive Summary	23

Executive Compensation Objectives and Philosophy	25

Shareholder Outreach & Response	26

Methodology for Determining Executive Compensation	29

Performance Goals and Equity Awards	35

Other Benefits	35

Impact of Accounting and Tax Considerations	36

Policy on the Recovery of Incentive Compensation	37

Executive Officers	38

Compensation Tables	39

Summary Compensation Table	39

Grants of Plan Based Awards	41

Outstanding Equity Awards at Fiscal Year End	42

Option Exercises and Stock Vested	45

Nonqualified Deferred Compensation	46

Employment Agreements and Potential Payments Upon Termination or Change in Control	47

CEO Pay Ratio	49

PROPOSAL 3—APPROVAL, BY NON-BINDING VOTE, OF 2017 EXECUTIVE COMPENSATION	51

PROPOSAL 4—APPROVAL OF THE INCENTIVE COMPENSATION PROGRAM UNDER THE COMPANY’S 2018 INCENTIVE COMPENSATION PLAN	52

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61

Section 16(a) Beneficial Ownership Reporting Compliance	62

OTHER MATTERS	63

Certain Relationships and Related Transactions	63

Householding	63

Next Year’s Annual Meeting	63

EXHIBIT A: 2018 INCENTIVE COMPENSATION PLAN	65

PROXY STATEMENT SUMMARY

You have received these proxy materials because the Board of Directors of Bed Bath & Beyond Inc. (the “Company”, “we”, or “us”), a New York Corporation, is soliciting your proxy to vote your shares at the 2018 Annual Meeting of Shareholders. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Summary of Voting Matters

The Board of Directors is not aware of any matter that will be presented for a vote at the 2018 Annual Meeting of Shareholders other than those shown below.

Proposals		Board Vote Recommendation	Page Reference
1.	Election of 12 Directors	FOR each director nominee	9
2.	Ratification of Appointment of Auditors	FOR	20
3.	Advisory Vote on Executive Compensation	FOR	51
4.	Approval of the 2018 Incentive Compensation Plan	FOR	52

Board of Directors Nominees

You are being asked to vote on the following 12 nominees for director. Each director is elected annually by a majority vote of shares cast. Further information about each director can be found under “Board Nominees and Qualifications.”

Name	Director Since	Principal Occupation	Independent	Board Committee*
Warren Eisenberg	1971	Co-Founder/Co-Chairman, Bed Bath & Beyond Inc.	No
Leonard Feinstein	1971	Co-Founder/Co-Chairman, Bed Bath & Beyond Inc.	No
Steven H. Temares	1999	Chief Executive Officer, Bed Bath & Beyond Inc.	No
Dean S. Adler	2001	Co-Founder/Chief Executive Officer, Lubert-Adler Partners, L.P.	Yes	AC
Stanley F. Barshay	2003	Retired Executive Vice President, Merck & Co. (formerly Schering-Plough Corporation) and President of its Consumer Health Care Division	Yes	AC
Stephanie Bell-Rose	2018	Senior Managing Director at TIAA and Head of the TIAA Institute	Yes
Klaus Eppler (Lead Director)	1992	Pensioned partner in the law firm Proskauer Rose LLP	Yes	NC
Patrick R. Gaston	2007	Chief Executive Officer, Gaston Consulting; Past President of the Verizon Foundation and the Western Union Foundation	Yes	CC
Jordan Heller	2003	President, Heller Wealth Advisors LLC	Yes	CC
Victoria A. Morrison	2001	Executive Vice President & General Counsel, Edison Properties LLC	Yes	CC, NC
Johnathan B. Osborne	2018	Co-Founder/Chief Executive Officer, Red Antler	Yes	AC
Virginia P. Ruesterholz	2017	Retired Executive Vice President – Strategic Initiatives, Verizon Communications Inc.; Past President of Verizon Services Operations	Yes	NC
*	AC – Audit Committee; CC – Compensation Committee; NC – Nominating and Corporate Governance Committee; assignments effective May 2018.

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Corporate Governance Highlights

– Majority Independent Board

– Separate Chair and CEO

– Lead Independent Director

– Independent Committee Members

– Detailed Board Self-Assessments, Supplementing Annual Board Self-Assessments

– Ongoing Board Refreshment Initiative

– Adopted Board Skills Matrix

– >75% Board and Committee Attendance in Fiscal 2017

– Annual Election of All Directors

– Majority Voting for Uncontested Director Elections

– Executive Sessions for Independent Directors

– Regular Director Meetings with Executive Management (in addition to the CEO)

– Stock Ownership Guidelines for CEO and Independent Directors

– Imposition of post-vesting holding period on 2017-2018 CEO equity awards

– Strong Pay-For-Performance Philosophy

– Continued Shareholder Engagement

– Shareholder Proxy Access

– Policy on Certain Future Severance Agreements

– No Hedging with Respect to Company Securities

– Restrictions on Pledging Company Securities

– No Poison Pill

– Compensation “Clawback” Policy

– Comprehensive Policy of Ethical Standards for Business Conduct

Mission and Strategy

Bed Bath & Beyond’s mission is to be trusted by our customers as the expert for the home and heart-felt life events. These include certain life events that evoke strong emotional connections such as getting married, moving to a new home, having a baby, going to college and decorating a room, which the Company supports through our wedding and baby registries, mover and student life programs and our design consultation services. Our strategy is rooted in our customer-centric culture and commitment to customer service, and consists of four broad objectives:

1)	Assortment: to present a meaningfully differentiated and complete product assortment for the home, of the right quality, and at the right price;

2)	Services: to provide services and solutions that enhance the usage and enjoyment of our offerings;

3)	Experiences: to deliver a convenient, engaging, and inspiring shopping experience that is intelligently personalized over time;

4)	Operational Excellence: to drive change across the organization in order to improve operational efficiencies to create future growth.

Business Performance

It is an exciting and rapidly evolving period in retail, driven by the swift adoption of ever-improving technology. It is within this framework that we have been actively transforming our Company, while continuing to conduct business day in and day out. While this transformation has been underway for several years, 2017 was the year we accelerated the pace of change across our Company. We recognize that the investments we have been making, while necessary in an evolving retail environment, are contributing to unfavorable trends in our financial performance. However, during this time, we have maintained a strong balance sheet and produced profitable returns. This is a powerful combination that allows us to take advantage of external opportunities and to make internal structural changes that will better position us for continued success.

Against this backdrop, we experienced some notable achievements during fiscal 2017. We delivered net sales of approximately $12.3 billion in fiscal 2017 (on a 53-week basis), an increase of approximately 1.1% over the prior year period (52 weeks), including continued strong growth in comparable sales from our customer-facing digital channels. Our net earnings per diluted share were $3.04, including an approximately $0.08 net unfavorable impact from the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). We ended the year with a strong cash and investments balance of approximately $744 million, an increase of about $166 million over the prior year, providing us the flexibility to fund ongoing initiatives and act upon other opportunities in support of achieving our mission.

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Shareholder Outreach—We Listened, Learned & Responded

Throughout each year, management and members of our Board actively engage with our shareholders. Over time, in addition to our day-to-day interactions with investors, we have proactively expanded our shareholder engagement efforts to include a greater focus on areas such as executive compensation, governance, and other topics suggested by our shareholders. Shareholder feedback, including through direct discussions and prior shareholder votes, as well as engagement with proxy advisory firms that represent the interests of a wide array of shareholders, is discussed at the Board level periodically throughout the year. The feedback received through these engagement efforts has, in part, contributed to the steady progression of enhancements made to our executive compensation program and governance policies over the past several years.

In preparation for our fiscal 2018 compensation decisions, and in light of the decline in the most recent say-on-pay vote, we reached out to representatives from a variety of our shareholders, including index funds, hedge funds, public pension funds, and actively-managed funds, representing nearly 63% of our total shares outstanding, excluding shares held by directors and executive officers. In addition, over the past 12 months, representatives of the Compensation Committee and the Nominating and Corporate Governance Committee, along with management, engaged in face-to-face meetings and/or phone calls with, or received responsive feedback from shareholders representing nearly 50% of our total shares outstanding, excluding shares held by directors and executive officers.

During the course of this engagement, we discussed with shareholders the progress being made in executing the strategic objectives outlined above, as well as the investments being made in this transformational period which are impacting our financial performance. As noted in a chart included in the Compensation Discussion and Analysis (CD&A) section, shareholders expressed their thoughts on executive compensation, most notably regarding the structure and magnitude of CEO pay and its alignment with the Company’s performance.

The 2018 compensation decisions reflect, in part, responses to this engagement. Following shareholder comments with respect to compensation structure and magnitude, the Board secured from the CEO a voluntary waiver of $500,000 of his salary for the one-year period commencing on the payroll period beginning May 13, 2018. This is combined with an additional reduction in the target value of his equity awards to render an overall reduction in his total target compensation for 2018 of approximately 19%. Since 2015, CEO target compensation has been reduced by approximately 40%.

In terms of alignment, CEO pay remains heavily weighted toward equity. Consequently, and as indicated in the section titled “Supplemental Compensation Analysis” the three-year aggregated CEO realizeable pay from 2015, 2016 and 2017, as of May 4, 2018, has decreased by approximately 49% from target value. This is a consequence of maintaining a pay structure that is more heavily at risk when compared to the Company’s peers.

During the engagement, where it was raised, members of the Board explained the Company’s long-standing philosophy of not awarding short-term cash incentives as an element of executive compensation, in light of the Company’s long-term focus. This practice is even more relevant today in the context of the Company’s ongoing transformation. Over the past several years, there have been continued changes to the executive compensation program to strengthen the pay for performance relationship and more heavily weight performance metrics to the longer term.

We also touched upon certain governance-related topics important to our shareholders during these conversations, such as board diversity and refreshment. Those inputs and the steps being taken to address them are also noted in a chart in the CD&A section.

Following this engagement, and in consideration of the constructive feedback from our shareholders, the Compensation Committee has taken the following actions to further align our executive compensation programs and enhance our Board structure.

2018 Compensation Actions

A further reduction in the value of CEO target compensation by $2.7 million, or by approximately 19%, resulting in an aggregate reduction in CEO target compensation by approximately 40% since 2015.

•	This value reflects a reduction in 2018 equity compensation awards of approximately $2.2 million, including a discount applied to the CEO’s grant of 2018 Performance Stock Units (“PSUs”) by virtue of the required two-year post-vesting holding period.

•	This value also reflects the agreement by the CEO to voluntarily waive $500,000 of his annual base salary for the compensation year starting in May 2018.

•	This is the third consecutive year of a double-digit reduction in CEO target pay.

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2017 Compensation Actions

•	Reduced the value of CEO target compensation from $16.9 million to $14.55 million, or by approximately 14% (second consecutive year of approximate 14% reduction in value of CEO target pay).

This reflects a reduction of approximately $2.35 million in 2017 equity compensation awards, including a discount applied to the CEO’s grant of 2017 PSUs by virtue of the newly required two-year post-vesting holding period described below.

•	Adopted two-year post-vesting holding period for the CEO of shares acquired on vesting of 2017 PSUs, net of withholding taxes.

•	Election by the Company’s Co-Chairmen under their employment agreements to commence “senior status.” Under their employment agreements, and as a result of reductions in their equity compensation by the Compensation Committee in consultation with the Co-Chairmen, their combined salary and equity has been reduced by approximately 50%, or approximately $3.1 million.

•	Reduced compensation of non-employee directors, excluding fees for committee service and service as lead director, by 10%.

•	No increase in target compensation for all executive officers and other senior officers reporting to the CEO, other than an increase in the value of equity awards for the Chief Financial Officer.

•	No increase in total compensation for other executives, including all vice presidents, except four officers of subsidiaries who received adjustments based upon changes in their responsibilities since the acquisition of their respective subsidiaries, and newly promoted executives for fiscal 2017 who received increases in connection with their promotions.

•	Amended the PSU performance-based equity program under the Company’s 2012 Incentive Compensation Plan as follows:

°	Adjusted weighting of three-year and one-year performance goals from 50/50 to 75/25, respectively, continuing the trend of increasing the weighting of the three-year goals.

°	Modified three-year performance goal from a single Return on Invested Capital (“ROIC”) performance metric to include performance goals measuring both Earnings Before Interest and Taxes (“EBIT”) margin and ROIC relative to a peer group over the three-year period, with one-third subject to EBIT margin and two-thirds subject to ROIC.

°	Applied achievement ranges previously used for ROIC three-year performance goal to both EBIT margin (one- and three-year) performance tests and to ROIC (three-year) performance test, requiring an achievement percentage of 100-144% to earn 100% of the awards.

°	Adjusted the time vesting component of the PSUs to vest at the end of the same year the respective award is subject to the achievement of the performance goals.

°	Applied Total Shareholder Return (“TSR”) “Regulator” (adopted in 2016) to achievement thresholds of each performance goal, capping PSU awards at 100% of the target if the Company’s TSR over the performance period is negative.

Board Refreshment Initiative

Following engagement with our shareholders, and in consideration of their constructive feedback, a detailed Board self-assessment, supplementing the Board’s annual assessment process, has been ongoing, with the goal of refreshing its membership. This effort is intended to help ensure that directors possess an appropriate mix of skills and experience, including a balance between new and experienced directors and a further alignment of the attributes of the directors with the Company’s strategic needs.

In furtherance of this initiative, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has taken the following actions:

•	In June 2017, Virginia P. Ruesterholz, an independent director with particular experience in the areas of finance, technology, real estate, and supply chain services, joined our Board following her election at the Company’s 2017 Annual Meeting of Shareholders. She currently serves on the Nominating and Governance Committee.

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•	In April 2018, Johnathan B. Osborne, an independent director with extensive consumer branding and marketing experience, within ecommerce and other retail models, joined our Board. He currently serves on the Audit Committee.

•	In May 2018, Stephanie Bell-Rose, an independent director with senior-leadership experience in organizational effectiveness and business transformation, joined our Board.

•	In addition, following approval of the Company’s 2018 executive compensation actions by the Compensation Committee in May 2018, the Board refreshed the composition of each of its Audit, Compensation, and Nominating and Corporate Governance Committees (reflected in the table on Page 1).

•	This Board refreshment initiative remains ongoing, and the Board expects it to result in further changes to the Board’s composition over the next several years.

•	Our Board continues to be committed to sound and effective corporate governance principles and practices, including refreshment, board diversity, and recruitment of new directors to complement the existing skills and experience of our Board.

Board Composition Snapshot – Results of Board Refreshment Initiative

• 12 director nominees; 9 are independent

• Highly qualified directors with a diverse mix of qualifications, skills and experience

• 2 new directors added in 2018 with key areas of expertise, which reflects our Board’s efforts to bring a fresh perspective to our Board

• 3 new independent directors since 2017; 2 of 3 new independent directors are women

• Continued Board refreshment expected as current directors retire from the Board over the next several years

Other Voting Matters

•	Ratification of Appointment of Auditors: Shareholders are being asked to ratify the appointment of KPMG LLP to serve as independent auditors for fiscal 2018. The Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interest of the Company and our shareholders.

•	Approval of the 2018 Incentive Compensation Plan: Shareholders are being asked to approve the Company’s 2018 Incentive Compensation Plan. This Plan is described in Proposal 4 below, and the Plan itself is attached as an exhibit to this Proxy Statement.

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FAQs ABOUT THE 2018 ANNUAL MEETING AND VOTING

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Bed Bath & Beyond Inc., a New York corporation, of proxies to be voted at our 2018 Annual Meeting of Shareholders and at any adjournment or adjournments.

This Proxy Statement, the proxy card and our 2017 Annual Report are being mailed starting May 31, 2018. The information regarding stock ownership and other matters in this Proxy Statement is as of the record date, May 4, 2018, unless otherwise indicated.

What may I vote on?

You may vote on the following proposals:

•	election of 12 directors to hold office until the Annual Meeting in 2019 (Proposal 1);

•	ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending March 2, 2019 (“fiscal 2018”) (Proposal 2);

•	consider the approval, by non-binding vote, of the 2017 compensation paid to the Company’s Named Executive Officers (commonly known as a “say-on-pay” proposal) (Proposal 3); and

•	approval of the Company’s 2018 Incentive Compensation Plan (Proposal 4).

THE BOARD RECOMMENDS THAT YOU VOTE:

•	FOR the election of the 12 directors;

•	FOR the ratification of the appointment of auditors;

•	FOR the say-on-pay proposal; and

•	FOR the approval of the Company’s 2018 Incentive Compensation Plan.

Who may vote?

Shareholders of record of the Company’s common stock at the close of business on May 4, 2018 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 140,042,032 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How do I vote?

The Company encourages you to use the electronic means available to you to vote your shares. How you vote will depend on how you hold your shares of Bed Bath & Beyond Inc. common stock.

Shareholder of Record

If your shares are registered directly in your name with Bed Bath & Beyond Inc.’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. If you hold restricted stock under the Company’s 2012 Incentive Compensation Plan, you are also considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote by proxy through any of the below methods.

Vote by Internet www.proxyvote.com	Vote by Phone 1-800-690-6903	Vote by Mail Broadridge, 51 Mercedes Way Edgewood, NY 11717

Voting by any of these methods will not affect your right to attend the Annual Meeting and vote in person. However, for those who will not be voting at the Annual Meeting in person, your proxy must be received by no later than 11:59 p.m. Eastern Time on June 28, 2018.

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Beneficial Owner

Most shareholders of Bed Bath & Beyond Inc. hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has enclosed a voting instruction form for you to use in directing the broker or nominee on how to vote your shares. If you hold your shares through a New York Stock Exchange member brokerage firm, such member brokerage firm has the discretion to vote shares held on your behalf with respect to the appointment of the Company’s auditors, but not with respect to any other proposal, as more fully described under “What is a broker ‘non-vote’?”.

Can I change my vote?

Yes. If you are the shareholder of record, you may revoke your proxy before it is exercised by doing any of the following:

•	sending a letter to the Company stating that your proxy is revoked;

•	signing a new proxy and sending it to the Company; or

•	attending the Annual Meeting and voting by ballot.

Beneficial owners should contact their broker or nominee for instructions on changing their vote.

How many votes must be present to hold the Annual Meeting?

A “quorum” is necessary to hold the Annual Meeting. A quorum is a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting. They may be present at the Annual Meeting or represented by proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum, but are not counted for purposes of determining any of the proposals to be voted on.

How many votes are needed to approve the proposals?

At the 2018 Annual Meeting of Shareholders, a “FOR” vote by a majority of votes cast is required to (i) elect each nominee for director (Proposal 1), (ii) ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal 2018 (Proposal 2), (iii) approve, by non-binding vote, the say-on-pay proposal (Proposal 3), and (iv) approve the Company’s 2018 Incentive Compensation Plan (Proposal 4).

A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST.”

With respect to Proposal 1, the election of directors, if a nominee who is an incumbent director fails to receive a “FOR” vote by a majority of votes cast, then such nominee must immediately tender his or her resignation, and the Board will decide, through a process managed by the Nominating and Corporate Governance Committee (excluding from the process such nominee), whether to accept the resignation. In the event of such a situation, the Board intends to complete this process promptly after the Annual Meeting but no later than 90 days from the date of the certification of the election results. The Company will file a Form 8-K to disclose its decision and an explanation of such decision.

What is an abstention?

An abstention is a properly signed proxy card which is marked “abstain.”

What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current applicable rules, Proposal 2 is a “discretionary” item upon which brokers that hold shares as nominee may vote on behalf of the beneficial owners if such beneficial owners have not furnished voting instructions by the tenth day before the Annual Meeting.

However, brokers that hold shares as nominee may not vote on behalf of the beneficial owners on the following proposals unless you provide voting instructions: Proposal 1, the election of directors, Proposal 3, the say-on-pay proposal, and Proposal 4, the approval of the Company’s 2018 Incentive Compensation Plan. Therefore, if your shares are held by such nominee, please instruct your broker regarding how to vote your shares on each of these proposals. This will ensure that your shares are counted with respect to each of these proposals.

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Will any other matters be acted on at the Annual Meeting?

If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of April 2, 2018, which is the date by which any proposal for consideration at the Annual Meeting submitted by a shareholder must have been received by the Company to be presented at the Annual Meeting, and as of the date of this Proxy Statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

The Company will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by directors or associates of the Company. The Company has engaged D.F. King & Co., Inc., for a fee of approximately $20,000 plus expenses, to assist in the solicitation of proxies. The Company will also reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this document or our 2017 Annual Report on Form 10-K, please contact: Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, NJ 07083, Attention: Investor Relations Dept., Telephone: (908) 613-5820. These documents are also available in the investor relations section of the Company’s website at www.bedbathandbeyond.com.

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PROPOSAL 1—ELECTION OF DIRECTORS

Board Structure, Composition and Meetings

The Board of Bed Bath & Beyond Inc. consists of 12 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Biographical information and qualifications of the nominees for director are included below under “Board Nominees and Qualifications.”

The Board has adopted a policy regarding specific, minimum qualifications for potential directors. These qualifications are identified below and are considered by the Board and the Nominating and Corporate Governance Committee, together with other qualifications deemed useful, in the context of an assessment of the perceived needs of the Board at a particular point in time. These qualifications reflect the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to the affairs of the Company;

•	are able to work with the other members of the Board and contribute to the success of the Company;

•	can represent the long-term interests of the Company’s shareholders as a whole; and

•	are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee also considers all applicable legal and regulatory requirements that govern the composition of the Board. Accordingly, (i) a majority of the Board must be comprised of independent directors (as defined by Nasdaq), (ii) at least three members of the Board must have the requisite financial literacy to serve on the Company’s Audit Committee, (iii) at least one member of the Board must satisfy Nasdaq’s “financial sophistication” requirement (and should also be an “audit committee financial expert” (as defined by the SEC)), and (iv) there must be a sufficient number of independent directors to ensure that the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee are all comprised entirely of independent directors. In addition, the Nominating and Corporate Governance Committee believes that the Board should include the Chairman (or, if applicable, Co-Chairmen) and the Chief Executive Officer (“CEO”) of the Company.

Qualified candidates for membership on the Board will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating and Corporate Governance Committee reviews and evaluates each candidate’s character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company’s shareholders), as well as the overall composition of the Board, and recommends to the Board for its approval the slate of directors to be nominated for election at the Company’s Annual Meeting of Shareholders. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Committee believes that it is desirable that Board members represent a diversity of backgrounds, including gender and race, as well as diversity of viewpoints and experience.

The Board of Directors believes it is structured to provide oversight, direction and guidance to management. In doing so, the members of the Board bring to their service valuable expertise in a wide range of subject matter areas relevant to the Company in the execution of its strategy. The Board, as part of its annual self-assessment and on an ongoing basis as appropriate, considers the skills and experience of its members in relation to the needs of the Company.

Board Refreshment Initiative

Following engagement with our shareholders, and in consideration of their constructive feedback, a detailed Board self-assessment, supplementing the Board’s annual assessment process, has been ongoing, with the goal of refreshing its membership. This effort is intended to help ensure that directors possess an appropriate mix of skills and experience, including a balance between new and experienced directors and a further alignment of the attributes of the directors with the Company’s strategic needs.

In furtherance of this initiative, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has taken the following actions:

•	In June 2017, Virginia P. Ruesterholz, an independent director with particular experience in the areas of finance, technology, real estate, and supply chain services, joined our Board following her election at the Company’s 2017 Annual Meeting of Shareholders. She currently serves on the Nominating and Governance Committee.

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•	In April 2018, Johnathan B. Osborne, an independent director with extensive consumer branding and marketing experience, within ecommerce and other retail models, joined our Board. He currently serves on the Audit Committee.

•	In May 2018, Stephanie Bell-Rose, an independent director with senior-leadership experience in organizational effectiveness and business transformation, joined our Board.

•	In addition, following approval of the Company’s 2018 executive compensation actions by the Compensation Committee, the Board refreshed the composition of each of its Audit, Compensation, and Nominating and Corporate Governance Committees (reflected in the table on Page 1).

•	This Board refreshment initiative remains ongoing, and the Board expects it to result in further changes to the Board’s composition over the next several years.

•	Our Board continues to be committed to sound and effective corporate governance principles and practices, including refreshment, board diversity, and recruitment of new directors to complement the existing skills and experience of our Board.

Board Composition Snapshot – Results of Board Refreshment Initiative

• 12 director nominees; 9 are independent

• Highly qualified directors with a diverse mix of qualifications, skills and experience

• 2 new directors added in 2018 with key areas of expertise, which reflects our Board’s efforts to bring a fresh perspective to our Board

• 3 new independent directors since 2017; 2 of 3 new independent directors are women

• Continued Board refreshment expected as current directors retire from the Board over the next several years

The Board holds regular meetings each quarter and special meetings when necessary. The Board held 11 meetings during the fiscal year ended March 3, 2018 (“fiscal 2017”). Directors are expected to attend the Board meetings and meetings of committees of the Board on which they serve. The Company encourages, but does not require, the directors to attend the Company’s Annual Meeting of Shareholders. During fiscal 2017, all directors attended more than 75% of the total number of meetings of the Board of Directors and committees on which he or she served. All of the Company’s then current directors attended the 2017 Annual Meeting of Shareholders.

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The following table provides a summary view of the key qualifications and attributes of our director nominees that the Nominating and Corporate Governance Committee believes are relevant and important in light of Bed Bath & Beyond’s current business needs and structure. A particular director may possess additional experience, qualifications, attributes, or skills, even if not expressly indicated below. Biographical information and additional detail regarding the director nominee’s particular skills and qualifications follows.

Bed Bath & Beyond Director Skills and Qualifications Matrix

	Warren Eisenberg	Leonard Feinstein	Steven H. Temares	Dean S. Adler	Stanley F. Barshay	Stephanie Bell-Rose	Klaus Eppler	Patrick R. Gaston	Jordan Heller	Victoria A. Morrison	Johnathan B. Osborne	Virginia P. Ruesterholz
Brand Marketing/Product Merchandising	✓	✓	✓		✓			✓			✓
Experience in consumer marketing, brand management and/or product merchandising
Corporate Finance/Capital Markets	✓	✓	✓	✓	✓		✓		✓		✓
Experience in corporate lending or borrowing, capital markets transactions, significant mergers or acquisitions, private equity, or investment banking
Diversity						✓		✓		✓		✓
Contribute to the Board in a way that enhances perspectives through diversity in gender, ethnicity, and race
Financial Acumen & Expertise			✓	✓	✓	✓		✓	✓		✓	✓
Experience or expertise in financial accounting and reporting or the financial management of a major organization
Industry Experience	✓	✓	✓	✓	✓		✓	✓	✓		✓
Knowledge of or experience in the retail industry
International Experience			✓		✓			✓				✓
Experience in doing business internationally
Operations Management Expertise	✓	✓	✓		✓	✓		✓			✓	✓
Experience or expertise in managing a business or major organization on an operational level
Public Company Board Service				✓			✓		✓			✓
Experience as a board member of another publicly-traded company; demonstrated understanding of current corporate governance standards and best practices in public companies
Real Estate	✓		✓	✓					✓	✓		✓
Experience in commercial real estate, including acquisition, development, leasing and disposition
Senior Management Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Experience serving in a senior leadership role of a major organization (e.g., CEO, President, Division Head)
Strategic Planning & Leadership	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓
Experience driving strategic direction and growth of an organization
Technology/Data Security											✓	✓
Experience or expertise in information technology or the use of digital media or technology to facilitate business objectives, including business efficiencies, revenue opportunities, and cybersecurity

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Board Nominees and Qualifications

The Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, has nominated the 12 persons named below for election as directors, with all 12 individuals being nominated to serve for a one-year term expiring at the 2019 Annual Meeting. All of the nominees for director currently serve as directors and were elected by the Company’s shareholders at the 2017 Annual Meeting, other than Johnathan B. Osborne and Stephanie Bell-Rose, who were recommended by the Nominating and Corporate Governance Committee and appointed by the Board to serve as directors in April and May 2018, respectively.

Information concerning our nominees as of the record date, and the key experience, qualifications and skills they bring to our Board is provided below. The Board of Directors recommends that the shareholders vote for the election of the 12 nominees as directors.

Warren Eisenberg	Co-Founder and Co-Chairman

Mr. Eisenberg, 87, is a Co-Founder of the Company and has served as Co-Chairman since 1999. He has served as a director since 1971. Mr. Eisenberg served as Chairman from 1992 to 1999, and served as Co-Chief Executive Officer from 1971 to 2003.

Leonard Feinstein	Co-Founder and Co-Chairman

Mr. Feinstein, 81, is a Co-Founder of the Company and has served as Co-Chairman since 1999. He has served as a director since 1971. Mr. Feinstein served as President from 1992 to 1999, and served as Co-Chief Executive Officer from 1971 to 2003.

Messrs. Eisenberg and Feinstein remain part of the senior leadership of the Company and bring to the Board, among other benefits, their experience in building the Company during its 47-year history and their overall experience in the retail industry, in each case for over 50 years. Although they elected “senior status” under their respective employment agreements in May of 2017, the Company continues to benefit from their ongoing engagement in the management and affairs of the Company. Their experience and judgment help keep the strategic vision of the Company focused on the customer as it has been since they founded the Company in 1971, and their leadership at the Board level helps to ground our Board and its processes in the same core principles and culture upon which they built the Company and have grown it over the course of its existence.

Steven H. Temares	Chief Executive Officer

Steven H. Temares, 59, has served as Chief Executive Officer of the Company since 2003. He was President and Chief Executive Officer from 2003 to 2006 and was President and Chief Operating Officer from 1999 to 2003. Mr. Temares joined the Company in 1992 and has served as a director since 1999.

Having served as our CEO since 2003, Mr. Temares’ extensive knowledge of, and passion for the Company and its wide-ranging operations are invaluable to the Board. Mr. Temares has guided the Company through a prolonged period of growth that established its competitive position, and today is leading the Company through an extensive transformation in pursuit of its mission to be trusted by customers as the expert for the home and heart-felt life events.

Dean S. Adler

Dean S. Adler, 61, is a Co-Founder and Chief Executive Officer of Lubert-Adler Partners, L.P., a private real estate investment firm. He has served as a Principal of Lubert-Adler Partners, L.P. for over 10 years. Mr. Adler has been a director of the Company since 2001. Mr. Adler also previously has served as a director of Developers Diversified Realty Corp., a shopping center real estate investment trust, and Electronics Boutique, Inc., a mall retailer. His career also included work as a Certified Public Accountant at a major accounting firm. He currently serves as a director of privately held AB Acquisition LLC, parent company of one of the largest food and drug retailers in the United States.

Mr. Adler’s extensive knowledge and wide-range of experience in commercial real estate, as well as his background in finance and public accounting are of great value to the Board. In addition, his experience serving on the boards of other retailers that have experienced periods of significant transformation, is also an important asset. The Board has determined Mr. Adler to be an audit committee financial expert and his accounting experience and skills are important to the Company. In addition, Mr. Adler also brings to the Board his experience in finance and capital markets.

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Stanley F. Barshay

Stanley F. Barshay, 78, has served in a variety of senior executive positions at consumer healthcare companies. He served as Executive Vice President of Merck & Co. (formerly Schering-Plough Corporation) and President of its Consumer Health Care Division from November 2009 until his retirement on April 1, 2010; prior to November 2009, Mr. Barshay was Chairman, Consumer Health Care, at Schering-Plough Corporation since June 2003. For many years, Mr. Barshay served in a variety of senior executive positions at American Home Products (now part of Pfizer). Mr. Barshay has been a director of the Company since 2003.

Mr. Barshay’s significant experience with consumer products and marketing, in particular the branding and marketing of health and beauty care products, has been a valuable asset to the Board. Also of importance is Mr. Barshay’s operational experience in such areas as finance, and strategic planning, as well as his leadership of large, global organizations.

Stephanie Bell-Rose

Stephanie Bell-Rose, 60, is Senior Managing Director at TIAA and Head of the TIAA Institute, which produces original research and insights on issues pertaining to financial security and organizational effectiveness in the educational, nonprofit and public sectors. Before joining TIAA in 2010, Ms. Bell-Rose served as a managing director at The Goldman Sachs Group, Inc. and president of its foundation, and as counsel and program officer at the Andrew W. Mellon Foundation. She is a Trustee of The John S. and James L. Knight Foundation, the Council on Foundations and the Public Welfare Foundation. Bell-Rose is also a member of the Council on Foreign Relations, the Executive Leadership Council, the Economic Club of New York, and the Women’s Forum of New York, and she is Trustee Emerita of the Barnes Foundation and Honorary Trustee of the American Museum of Natural History.

Ms. Bell-Rose’s leadership experience across a number of sophisticated organizations brings an important set of insights to our Board. In addition, her background in organizational effectiveness and her experience in participating, at a senior level, in business transformations in a variety of settings, will be particularly beneficial in the context of our Company’s ongoing transformation.

Klaus Eppler

Klaus Eppler, 87, has been a pensioned partner in the law firm of Proskauer Rose LLP, counsel to the Company, since 2001. Mr. Eppler was an equity partner of Proskauer Rose LLP from 1965 to 2001, when he ceased active partnership with responsibilities for clients. He has been a director of the Company since 1992 and has served as outside Lead Director since 2002. Mr. Eppler has served as a director of one or more retailers, including publicly traded retailers, continuously for over 40 years. Throughout his career as a practicing attorney, he represented numerous public companies or their boards of directors, including many retail companies.

Mr. Eppler’s over 50 years of experience in corporate and securities law, and his involvement with other retail companies over the years has been a valuable resource for our Board. Mr. Eppler is the Board’s Lead Director and his experience on the boards of other public companies, and his service on our Board since 1992 are invaluable in that role. He has a wealth of practical experience in the proper organization and functioning of a corporate board of directors.

Patrick R. Gaston

Patrick R. Gaston, 60, is Chief Executive Officer of Gaston Consulting. His firm focuses on building public/private partnerships that address youth development, education and humanitarian response. He also serves as an adjunct professor of business management at the Community College of Denver. From January 2013 through February 2016, he was President of the Western Union Foundation, which supports economic development, workforce preparedness, education and disaster relief efforts throughout the world. From January to December 2012, he was the Chief Executive Officer of Gastal Networks, LLC, a consulting firm specializing in corporate social responsibility initiatives. From January to December 2011, he served a one-year term as Executive in Residence and Senior Advisor with the Clinton Bush Haiti Fund to support the rebuilding efforts in Haiti. From 2003 and until January 2011, Mr. Gaston was President of the Verizon Foundation. Prior to assuming that position, Mr. Gaston held a variety of management positions at Verizon Communications Inc. and its predecessors since 1984, including positions in operations, marketing, human resources, strategic planning and government relations. He has been a director of the Company since 2007. He currently volunteers as a board member for several non-profit organizations, including the US Chamber of Commerce Foundation, and America’s Charities.

The Board greatly values Mr. Gaston’s extensive business and leadership experience within multi-functional areas of large and complex public companies, including finance, human resources, public affairs, diversity, and strategic planning. In addition, Mr. Gaston’s work with other local, national and international organizations through his non-profit service brings important insights to the Board on strategy, leadership, governance and globalization.

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Jordan Heller

Jordan Heller, 57, is Chief Executive Officer of Heller Wealth Advisors LLC. Prior to its spin-off in March 2008, Mr. Heller was a partner with The Schonbraun McCann Group LLP, currently FTI Consulting. Previously, he spent four years at American Economic Planning Group, Inc., currently AEPG Wealth Strategies, a provider of financial advisory services. Prior to entering the wealth management industry in 2000, Mr. Heller spent 15 years on Wall Street heading the Real Estate and Real Estate Finance Securities Research groups at several investment houses. During this time, he played a leading role in the rebirth of the modern day REIT (Real Estate Investment Trust) industry. He began his career in 1982 as a public accountant at Price Waterhouse, currently Price WaterhouseCoopers or PwC.

He has been a director of the Company since 2003. From 2014 through February 2017, Mr. Heller served as a director of Equity One, Inc., a national shopping center owner and developer, which recently merged into Regency Centers. Mr. Heller is a Certified Public Accountant, Chartered Financial Analyst, and Certified Financial Planner™.

Mr. Heller’s broad experience in and knowledge of various matters relevant to the Company, including expertise in financial and economic matters, strategic planning, capital markets, mergers and acquisitions and real estate has provided important perspectives to the Board. The Board has determined Mr. Heller to be an audit committee financial expert and his accounting experience and skills are important to the Company.

Victoria A. Morrison

Victoria A. Morrison, 65, is Executive Vice President & General Counsel of Edison Properties, LLC, a diversified real estate company with a broad set of mixed-use properties and retail operations in parking and mini-storage. She has served in this role since 2007. Ms. Morrison was previously practicing law as a partner in the law firm of Riker, Danzig, Scherer, Hyland & Perretti LLP since 1986. She has been a director of the Company since 2001.

Ms. Morrison’s experience in real estate law and transactions, including acquisition, development, redevelopment, leasing and disposition, as well as her deep knowledge of the evolving issues facing retailers in a rapidly changing industry environment are valuable assets to the Board. Ms. Morrison also brings to our Board strategic planning expertise and significant experience in a wide range of other legal and regulatory areas relevant to the Company and its business.

Johnathan B. Osborne

JB (Johnathan) Osborne, 37, is the CEO of Red Antler, a branding company, which he co-founded in 2007. Leading a multi-disciplinary team of strategists, designers, marketers and engineers with his co-founders at Red Antler, Osborne has helped define a new generation of products and services that people love. Since 2007, he has worked with founders of top, fast-growing companies across categories including Casper, Allbirds, Brandless, Foursquare, and Birchbox, advising them on how to build category-defining experiences. In addition, Osborne oversees Red Antler’s operations and venture partnerships, and frequently speaks to venture portfolios, accelerators, and at conferences about the role of brand in building a category leading business. Prior to founding Red Antler, Osborne opened the New York office of Consortium, a boutique creative shop based in Auckland, New Zealand. He began his career at advertising agency Saatchi & Saatchi working with global brands. He graduated Magna Cum Laude from Cornell University with a degree in Business and is active with their Entrepreneurship program and Cornell Tech.

Mr. Osborne’s significant experience in connecting brand messaging with consumer demand across traditional and digital media platforms, as well as his work with e-commerce and other new retail models, has been an excellent addition to the Board. In addition, as CEO of Red Antler, Mr. Osborne brings valuable and highly relevant leadership experience to the Board as our Company undergoes rapid transformation in conjunction with the shifting needs and expectations of our customer base.

Virginia P. Ruesterholz
Virginia P. Ruesterholz, 57, served as Executive Vice President—Strategic Initiatives of Verizon Communications Inc. from January 1, 2012 until her retirement in July 2012. From 2009 to 2011, she was President of Verizon Services Operations, a $10 billion global shared-services business group with over 25,000 employees that operated Verizon’s wireline network as well as the finance operations, real estate and supply chain services that supported all Verizon companies. Prior to 2009, Ms. Ruesterholz served as President of Verizon Telecom from 2006, where she oversaw the U.S. rollout of the high-speed fiber optic network known as Fios®. She joined New York Telephone (a predecessor to Verizon Communications) as a manager in 1984 and served in positions of increasing responsibility during her career there and in its successor companies, up to her retirement. She serves on the Board of Directors of Frontier Communications Corporation and The Hartford Financial Services Group, Inc. She is also a member of the Board of Trustees at Stevens Institute of Technology, where she has served as Chair for the past 5 years, up until May 22, 2018.

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Ms. Ruesterholz’s global operations experience, particularly in the areas of finance, technology, real estate, and supply chain services have been an excellent addition to the Board. Her extensive knowledge and experience with executing a transformational business plan, involving significant investment in technology and related services, is highly relevant to the Company. In addition, Ms. Ruesterholz’s service on other public company boards provides important insights to the Board on governance and similar matters.

Board Leadership

Messrs. Eisenberg, Feinstein and Temares function together as the senior leaders of the Company. Since Messrs. Eisenberg, Feinstein and Temares are not “independent directors” within the meaning of Nasdaq Listing Rule 5605(a)(2), the Board of Directors appointed an independent director to serve as the outside Lead Director. Mr. Eppler has served as the outside Lead Director since 2002. The general authority and responsibilities of the outside Lead Director are established by the Board of Directors. In that capacity, Mr. Eppler presides at all executive sessions of the independent directors, has the authority to call meetings of the independent directors, acts as a liaison between the members of the Board and management, functions as Secretary of the Board (including with respect to the proposal and maintenance of Board agendas and schedules for meetings), arranges for Board committee functions and acts as Secretary of Board committees and receives communications from the Company’s shareholders.

Board Independence

The Board of Directors, upon the advice of the Nominating and Corporate Governance Committee, has determined that Mmes. Bell-Rose, Morrison, and Ruesterholz, and Messrs. Adler, Barshay, Eppler, Gaston, Heller and Osborne each are ‘‘independent directors’’ under the independence standards set forth in Nasdaq Listing Rule 5605(a)(2). These determinations were based on the fact that each of these individuals is not an executive officer or employee of the Company or has any other relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors’ independence determination is analyzed annually in both fact and appearance to promote arms-length oversight. In making its independence determination this year, the Board of Directors considered relationships and transactions since the beginning of its 2017 fiscal year. The Board of Directors’ independence determinations included reviewing the following relationships, and a determination that the relationships and the amounts involved, in each case, were immaterial.

•	Mr. Eppler is a (non-equity) pensioned partner of Proskauer Rose LLP. In 2001, he ceased active partnership with responsibilities for clients. The firm receives fees for legal services from the Company which represented a small fraction of 1% of the revenues of Proskauer Rose LLP.

•	Mr. Adler is a principal or executive officer of several private equity funds, each with broad commercial real estate holdings. Messrs. Eisenberg and Feinstein, the Company’s Co-Chairmen, have as part of their overall investment strategy, investments in family limited partnerships, which partnerships hold passive interests in certain of such funds representing approximately 1% of the interests of such funds.

As the Board determined, in each case, that the relationships and the amounts involved were immaterial, the Board does not believe that the relationships or transactions might reasonably impair the ability of the directors to act in the shareholders’ best interests.

Committees of the Board of Directors

The Board has established standing committees to assist with performance of its responsibilities. These include: Audit, Compensation, and Nominating and Corporate Governance Committees. The Board has adopted written charters for each of these committees. The charters are available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are considered independent pursuant to applicable Securities and Exchange Commission (SEC) and Nasdaq rules, and all members of the Compensation Committee meet the “outside directors” requirements for purposes of applicable tax law.

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AUDIT

The Audit Committee assists the Board in fulfilling its oversight responsibilities by (i) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and (ii) reviewing the financial reports and other financial information provided by the Company to the public. In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their annual audit and reviewing the Company’s internal accounting controls. The Audit Committee, consisting of Messrs Barshay, Gaston and Heller, held six meetings during fiscal 2017. Mr. Heller served as the “audit committee financial expert” during fiscal 2017, as defined in Item 407 (d)(5)(ii) of Regulation S-K. The current members of the Committee are Messrs. Adler, Barshay and Osborne. The Board of Directors has determined that Mr. Adler is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

COMPENSATION

The Compensation Committee assists the Board by (i) considering and determining all matters relating to the compensation of the Company’s Co-Chairmen, CEO and other executive officers (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such other key executives as the Committee shall determine; (ii) administering and functioning as the Committee that is authorized to make grants and awards of equity compensation to executive officers and such other key executives as the Committee shall determine under the Company’s equity compensation plans; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Committee’s consideration. The Committee has the authority to engage consultants and other advisors. The Compensation Committee, consisting of Messrs. Adler and Barshay and Ms. Morrison, held five meetings during fiscal 2017. The current members of the Committee are Messrs. Gaston and Heller and Ms. Morrison.

NOMINATING AND CORPORATE GOVERNANCE

The Nominating and Corporate Governance Committee assists the Board by (i) reviewing and recommending changes in certain policies regarding the nomination of directors to the Board for its approval; (ii) identifying individuals qualified to become directors; (iii) evaluating and recommending for the Board’s selection nominees to fill positions on the Board; and (iv) recommending changes in the Company’s corporate governance policies to the Board for its approval. The Committee also oversees Board and management succession planning. The Committee’s policy is to identify potential nominees based on properly submitted suggestions from any source, including the Company’s shareholders and has established procedures to do so. Shareholders may recommend nominees to the Committee by submitting the names and supporting information in writing to the Secretary of the Company at 650 Liberty Avenue, Union, New Jersey 07083. In addition, the Board may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate. The Nominating and Corporate Governance Committee also has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee, consisting of Messrs. Adler and Eppler and Ms. Morrison, held two meetings during fiscal 2017. The current members of the Committee are Mr. Eppler and Mmes. Morrison, and Ruesterholz.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was (i) during fiscal 2017, an officer or employee of the Company or any of its subsidiaries or (ii) formerly an officer of the Company or any of its subsidiaries.

None of our executive officers currently serves, or in fiscal 2017 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Governance Guidelines and Policies; Additional Information

The Board has adopted Corporate Governance Guidelines that are available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com, where you may also find the Company’s policies on director attendance at the Annual Meeting and how shareholders can communicate with the Board of Directors. In addition, the Board has adopted a Policy of Ethical Standards for Business Conduct that applies to all directors and employees. This Policy also can be found in the Investor Relations section of the Company’s website noted above. The Company intends to post on this website any amendments to, or waivers from, the Code of Ethics that applies to the principal executive officer, financial officer and accounting officer.

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The Company maintains directors and officers insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide indemnification and covers the Company for its indemnity obligation to the directors and officers. This coverage is from August 15, 2017 through September 15, 2018, at a total cost of approximately $389,000. The primary current carrier is Zurich American Insurance Company. The excess carriers are National Union Fire Insurance Company of Pittsburgh, PA, Travelers Casualty & Surety Company of America, and Endurance American Insurance Company. Although no assurances can be provided, the Company intends to maintain directors and officers coverage from September 15, 2018 through September 15, 2019.

Compensation of Directors

The Director Compensation Table provides compensation information for each member of our Board of Directors during fiscal 2017, other than Steven H. Temares, whose compensation is reflected in the Summary Compensation Table. Messrs. Temares, Eisenberg and Feinstein did not receive any director fees for fiscal 2017, since they received compensation in their capacity as executives of the Company. The compensation as executives of Messrs. Eisenberg and Feinstein is included in the Director Compensation Table since their compensation is not reflected in the Summary Compensation Table.

Annual director fees for fiscal 2017 were $90,000, reflecting a reduction in the non-employee director fee by 10%. In addition, directors serving on standing committees of the Board of Directors were paid as follows: an additional $10,000 for Audit Committee members, an additional $7,500 for Compensation Committee members, and (other than for the Lead Director) an additional $5,000 for Nominating and Corporate Governance Committee members. The Lead Director received $15,000 for acting in that capacity. Director fees are paid on a quarterly basis. Directors have the right to elect to receive all or 50% of their fees in stock. In addition to the fees above, each director, other than Messrs. Temares, Eisenberg and Feinstein, received a grant of restricted stock under the Company’s 2012 Incentive Compensation Plan with a fair market value equal to $81,000 on the date of the Company’s 2017 Annual Meeting of Shareholders (calculated based on the average of the high and low trading prices on such date), which also reflects a reduction of 10% from the prior year. Such restricted stock vested on the last day of fiscal 2017. All of the independent directors are in compliance with the Company’s stock ownership guidelines.

As described above and more fully below, the following table summarizes the annual compensation for the directors, other than Mr. Temares, during fiscal 2017. Additionally, the employment agreements for Messrs. Eisenberg and Feinstein are discussed below.

	Fees Earned or Paid in Cash($)		Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	All Other Compensation ($)		Total ($)
Warren Eisenberg	—		1,000,029	—	849,024	(5)	1,849,053
Leonard Feinstein	—		1,000,029	—	863,918	(6)	1,863,947
Dean S. Adler	102,500	(1)	81,000	—	—		183,500
Stanley F. Barshay	107,500		81,000	—	—		188,500
Geraldine T. Elliott	30,659	(8)	—	—	—		30,659
Klaus Eppler	105,000		81,000	—	—		186,000
Patrick R. Gaston	100,000	(7)	81,000	—	—		181,000
Jordan Heller	100,000		81,000	—	—		181,000
Victoria A. Morrison	102,500		81,000	—	—		183,500
Virginia Ruesterholz	59,588	(9)	81,000	—	—		140,588

(1)	Mr. Adler’s fee was paid in shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) based on the fair market value per share on the second business day following the announcement of the Company’s financial results for its fiscal third quarter, which was $22.00 per share, the average of the high and low trading prices on December 22, 2017.

(2)	The value of stock awards and option awards represents their respective total fair value on the date of grant calculated in accordance with Accounting Standards Codification Topic No. 718, “Compensation—Stock Compensation” (“ASC 718”), without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in Note 14 to the Company’s financial statements in the Company’s Form 10-K for fiscal 2017. Stock awards and option awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the directors.

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(3)	Except with respect to Messrs. Eisenberg and Feinstein, represents the value of 2,674 restricted shares of common stock of the Company granted under the Company’s 2012 Incentive Compensation Plan at fair market value on the date of the Company’s 2017 Annual Meeting of Shareholders ($30.30 per share, the average of the high and low trading prices on June 29, 2017), such restricted stock to vest on the last day of the fiscal year of grant provided that the director remains in office until the last day of the fiscal year. No stock awards were outstanding for each non-employee director as of March 3, 2018. With respect to Messrs. Eisenberg and Feinstein, represents a grant of PSU awards. Please see Compensation Discussion and Analysis for a description of the PSU awards. The fair value of the PSU awards are reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date. If the Company achieves the highest level of performance for the PSU awards, then the fair value of the PSU awards would be $1,500,062 for each of Messrs. Eisenberg and Feinstein. For PSUs granted in fiscal 2017, the one-year performance-based test was met at the 100% target, and for PSUs granted in fiscal 2015, the three-year performance-based test was met at the 100% target. As of March 3, 2018, each of Messrs. Eisenberg and Feinstein had 4,300 shares of unvested restricted stock and 19,538 shares underlying unvested PSUs awards that have satisfied the applicable performance-based test. Additionally, each of Messrs. Eisenberg and Feinstein had 6,667 unvested PSU awards, subject to a one-year performance goal, and 41,765 PSU awards, subject to a three-year performance goal, which, in each case, had not had satisfaction of the applicable performance-based test certified as of the end of fiscal 2017.

(4)	As of March 3, 2018, each of Messrs. Eisenberg and Feinstein had 151,210 shares underlying unexercised options that were exercisable and 35,302 shares underlying unexercised options that were unexercisable.

(5)	All Other Compensation for Mr. Eisenberg includes salary of $687,500, incremental costs to the Company for tax preparation services of $31,850, car service of $82,961 and car allowance of $24,517, an employer nonqualified deferred compensation plan matching contribution of $8,100 and dividends of $14,096 that were paid on previously unvested stock awards that vested in fiscal 2017. During fiscal 2017, total dividends of $41,745 were accrued on Mr. Eisenberg’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid. The salary amount reflects Mr. Eisenberg’s election of senior status in May 2017.

(6)	All Other Compensation for Mr. Feinstein includes salary of $687,500, incremental costs to the Company for tax preparation services of $31,850, car service of $89,692 and car allowance of $32,680, an employer nonqualified deferred compensation plan matching contribution of $8,100 and dividends of $14,096 that were paid on previously unvested stock awards that vested in fiscal 2017. During fiscal 2017, total dividends of $41,745 were accrued on Mr. Feinstein’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid. The salary amount reflects Mr. Feinstein’s election of senior status in May 2017.

(7)	Fifty percent of Mr. Gaston’s fee was paid in shares of common stock of the Company pursuant to the Bed Bath & Beyond Plan to Pay Directors Fees in Stock and the number of shares was determined (in accordance with the terms of such plan) as described in footnote (1) above.

(8)	This director fee was pro-rated due to the resignation of the Director on June 29, 2017.

(9)	This director fee was pro-rated due to the election of the Director on June 29, 2017.

Compensation Arrangements for Messrs. Eisenberg and Feinstein

Messrs. Eisenberg’s and Feinstein’s compensation for fiscal 2017 was based on their employment agreements with the Company. These agreements provided for salaries at the rate of $800,000 per year which may be increased from time to time by the Company. The annual rate of salary for each of Messrs. Eisenberg and Feinstein in fiscal 2017 was $1,100,000, unchanged since 2004. Under these agreements, each of Messrs. Eisenberg and Feinstein could at any time elect senior status (i.e., to be continued to be employed to provide non-line executive consultative services) at an annual salary of the greater of $400,000 (increased for cost of living adjustments) or 50% of his average salary over the three-year period prior to such election for a period (the “Senior Status Period”) of up to ten years from the date of such election. Following the Senior Status Period, Messrs. Eisenberg and Feinstein are each entitled to supplemental pension payments of $200,000 per year (as adjusted for a cost of living increase) until the death of the survivor of him and his current spouse. The agreements provide, in addition, for some of Messrs. Eisenberg’s and Feinstein’s employee benefits to continue during their Senior Status Period and during the period of supplemental pension payments.

In May 2017, Messrs. Eisenberg and Feinstein notified the Company that they elected to commence their Senior Status Period. Consequently, their annual rate of salary for the remainder of fiscal 2017 was reduced to $550,000 each, and will be $550,000 each, for fiscal 2018, which represents 50% of each of their average salary over the three year period prior to the election. Further, in consultation with these executives, the Compensation Committee has reduced the aggregate value of their equity compensation for fiscal 2017 by 50% through the elimination of stock options and the reduction in the value of their PSU grants by approximately one-third.

In substitution for a split-dollar insurance benefit previously provided to such executives, in fiscal 2003, the Company entered into deferred compensation agreements with Messrs. Eisenberg and Feinstein under which the Company is obligated to pay Messrs. Eisenberg and Feinstein $2,125,000 and $2,080,000, respectively, in each case payable only on the last day of the first full fiscal year of the Company in which the total compensation of Mr. Eisenberg or Mr. Feinstein, as applicable, will not result in the loss of a deduction for such payment pursuant to applicable federal income tax law.

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Risk Oversight

As part of its oversight responsibility, the Board receives at least annually a report on the material risks facing the Company, which risks are identified through the Company’s Enterprise Risk Management (“ERM”) process. This report is presented to the Board by a committee of key executives representing legal, compliance, finance and internal audit, and results from a formal process where members of the committee meet with executives of each principal business function to identify and assess the significant risks in each such business function’s areas of responsibility. The committee then analyzes with those executives what risk mitigation efforts are or should be in place to eliminate or reduce such risks to acceptable levels, where possible, and then engages on these matters with the full Board of Directors. In the annual ERM report, areas of risk and mitigation efforts reviewed with the full Board in furtherance of its oversight responsibilities generally include: general business risks, such as economic forces, competition and weather; employment-related risks, such as recruitment and retention, succession, labor costs and associate relations; data security risks with respect to Company, associate and customer data; compliance risks associated with the range of legal, accounting, tax, and financial reporting systems under which the Company operates; supply chain risks, including disruption arising from political instability or labor disturbances, supplier financial stability and legal compliance; and compliance with a variety of product, labor, social, and environmental standards. The Board is updated on certain risks more frequently than annually, upon request or as developments warrant.

The ERM process and report to the Company’s Board of Directors also informs the more detailed Risk Factor disclosure in the Company’s annual report on Form 10-K, filed with the Securities & Exchange Commission (“SEC”).

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE ELECTION OF THE 12 NOMINEES AS DIRECTORS.

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PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF AUDITORS FOR FISCAL 2018

Appointment of KPMG LLP

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG LLP to serve as our independent auditors for fiscal 2018, subject to ratification by our shareholders. The Company’s auditors have been KPMG LLP for every year that it has been a public company. The Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interest of the Company and our shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so. If the proposal to ratify their appointment is not approved, other certified public accountants will be considered by the Audit Committee. Even if the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interest of the Company and its shareholders.

Fees Paid to KPMG LLP for Services and Products

The Audit Committee is responsible for the approval of the audit fee associated with the Company’s retention of KPMG LLP. The fees incurred by the Company for professional services rendered by and products purchased from KPMG LLP for fiscal 2017 and the fiscal year ended February 25, 2017 (“fiscal 2016”) were as follows:

	2017	2016
Audit Fees	$1,369,000	$1,404,000
Tax Fees	81,000	18,000
All Other Fees	3,000	3,000
	$1,453,000	$1,425,000

In fiscal 2017 and fiscal 2016, in accordance with the SEC’s definitions and rules, “Audit Fees” included fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements and the quarterly reviews of the financial statements included in its Form 10-Q filings. In fiscal 2017, “Audit Fees” also include fees for additional procedures due to the adoption of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, upgrades to information technology systems during fiscal 2017 and the Tax Act. In fiscal 2016, “Audit Fees” also include fees for additional procedures due to the acquisitions of One Kings Lane, Inc., PersonalizationMall.com, LLC, and certain assets of Chef Central. In fiscal 2017 and 2016, “Tax Fees” included fees associated with tax planning, tax compliance (including review of tax returns) and tax advice (including tax audit assistance). The Audit Committee has concluded that the provision of the foregoing services is compatible with maintaining KPMG LLP’s independence. In addition to fees for audit and non-audit services, in fiscal 2017 and 2016, the Company paid a subscription fee for a KPMG sponsored research product, reflected above in “All Other Fees.” The Audit Committee has concluded that the provision of the foregoing services and products is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided to the Company by its outside auditor. To the extent permitted by applicable laws, regulations and Nasdaq rules, the Committee may delegate pre-approval of audit and non-audit services to one or more members of the Committee. Such member(s) must then report to the full Committee at its next scheduled meeting if such member(s) pre-approved any audit or non-audit services.

In fiscal 2017 and fiscal 2016, all (100%) audit and non-audit services were pre-approved in accordance with the Audit Committee charter.

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Audit Committee Report for the Year Ended March 3, 2018

The Board of Directors has determined that the members of the Audit Committee meet the SEC and Nasdaq independence and experience requirements. The Board of Directors has also determined that Mr. Heller qualifies as an “audit committee financial expert.”

The Audit Committee discussed the auditors’ review of quarterly financial information with the auditors prior to the release of that information and the filing of the Company’s quarterly reports with the SEC; the Audit Committee also met and held discussions with management and the independent auditors with respect to the audited year-end financial statements.

Further, the Audit Committee discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, ‘‘Communications with Audit Committees,’’ received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the auditors the auditors’ independence. The Committee also discussed with the auditors and the Company’s financial management matters related to the Company’s internal control over financial reporting. Based on these discussions and the written disclosures received from the independent auditors, the Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended March 3, 2018, filed with the SEC on May 2, 2018.

This audit committee report is not deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 and is not incorporated by reference into any filings that the Company may make with the SEC.

This report is provided by the following directors, who constitute the fiscal 2017 Audit Committee:

AUDIT COMMITTEE

Stanley F. Barshay

Patrick R. Gaston

Jordan Heller

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS INDEPENDENT AUDITORS FOR FISCAL 2018.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Company’s Board of Directors has submitted the following report for inclusion in this Proxy Statement.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2017 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the fiscal 2017 Compensation Committee:

COMPENSATION COMMITTEE

Dean S. Adler

Stanley F. Barshay

Victoria A. Morrison

Compensation Discussion and Analysis (CD&A)

Introduction

In this section, we describe our executive compensation philosophy and program. We also discuss the continuing changes made to our executive compensation program for 2018 after consideration of input from our shareholders, including:

A further reduction in the value of CEO target compensation by $2.7 million, or by approximately 19%; resulting in an aggregate reduction in CEO target compensation by approximately 40% since 2015.

•	This value reflects a reduction in 2018 equity compensation awards of approximately $2.2 million, including a discount applied to the CEO’s grant of 2018 PSUs by virtue of the required two-year post-vesting holding period.

•	This value also reflects the agreement by the CEO to voluntarily waive $500,000 of his annual base salary for the compensation year starting in May 2018.

•	This is the third consecutive year of a double-digit reduction in CEO target pay.

This CD&A is organized as follows:

•	Executive Summary (page 23) includes an overview of our business and strategic objectives, some highlights of our fiscal 2017 operational and financial performance, and our executive compensation philosophy and objectives.

•	Shareholder Outreach & Response (page 26) presents a summary of our continued efforts to engage with shareholders to better understand their interests, concerns and suggestions; describes the actions the Board has taken with regard to the topics discussed.

•	Methodology for Determining Executive Compensation (page 29) explains our compensation design process and the elements of NEO compensation, which are heavily weighted toward performance-based compensation; provides a review of the senior executive compensation for fiscal 2017, including other benefits and considerations; describes the continuing changes to our executive compensation program for fiscal 2018, based in part on input from shareholders; and presents the required Summary Compensation Table, as well as alternative analyses of CEO compensation.

•	Performance Goals and Equity Awards (page 35) presents our performance under our equity incentive program for the fiscal 2015 three-year performance goal based on ROIC relative to a peer group, and for the fiscal 2017 one-year performance goal based on EBIT margin relative to a peer group.

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Executive Summary

Our compensation programs are determined by the Compensation Committee of the Board of Directors, with the assistance of an independent compensation consultant and independent counsel. The primary objectives of the Company’s executive officer compensation program are to:

•	Align rewards with performance that enhances shareholder value by heavily weighting compensation with equity;

•	Retain an executive team that drives the long-term success of the Company;

•	Support the Company’s strong team orientation;

•	Attract additional talented executives as required, and encourage high-potential team players to build a career at the Company; and

•	Provide financial rewards and incentives that are competitive with other organizations and fair to employees and shareholders.

The Company believes that its compensation policies, plans and programs have no material adverse effect on the Company’s enterprise risk.

Our Business

Bed Bath & Beyond Inc. is a $12 billion, leading home-specialty retailer, consisting of five omnichannel retail concepts, five primarily online-only retail platforms, and 1 institutional (non-retail) business. Our mission is to be trusted by our customer as the expert for the home and heart-felt life events, such as getting married, moving to a new home, having a baby, going to college, and decorating a room. Through multiple retail channels, we strive to do more for and with our customers wherever, whenever, and however they want to interact with us. The Company operates a robust ecommerce platform consisting of various websites and applications, and operates an established retail store base which consists of 1,552 stores, as of March 3, 2018. The integration of our retail store operations and customer-facing digital channels allows us to provide our customers with a seamless shopping experience. Our customer-centric culture is rooted in creating a noticeably better shopping experience for each and every customer. The Company invests in its people and in delivering high-quality products, services and solutions to its customers. We seek to reinforce our associates’ commitments to our customers, culture and values through a comprehensive performance management and compensation system and a career philosophy that provides rewards based on performance.

Our Strategic Objectives

As the retail environment continues to evolve, and advancing technologies transform the way consumers shop for merchandise both online and in-store, Bed Bath & Beyond has also been evolving and in many ways transforming to strengthen our position as the trusted expert for the home and heart-felt life events. The investments that we have made, and continue to make, are strategically focused on creating the foundation necessary to grow our leadership position in retail for the home and our customer’s life stage experiences.

Our strategy is rooted in our customer-centric culture and commitment to customer service, and consists of four broad objectives:

1)	Assortment: to present a meaningfully differentiated and complete product assortment for the home, of the right quality, and at the right price;

2)	Services: to provide services and solutions that enhance the usage and enjoyment of our offerings;

3)	Experiences: to deliver a convenient, engaging, and inspiring shopping experience that is intelligently personalized over time;

4)	Operational Excellence: to drive change across the organization in order to improve operational efficiencies to create future growth.

Each one of these objectives is supported by a number of initiatives that have been prioritized, resourced, and tied to specific performance metrics, so that we can track our progress. As part of these efforts, we are utilizing internal expertise, as well as developing, hiring and engaging additional resources to evaluate and assure implementation of best practices across all aspects of our operations. These include evaluating our management structure to better align our resources, optimizing our processes to make them more efficient, and rationalizing all spend to identify areas for cost savings and for strategically re-investing to support our mission to be our customers’ first choice for the home. We recognize that some of these actions may have short-term costs, but we expect them to have long-term benefits.

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Below are a few examples of key initiatives underway within our four broad objectives:

1)	Assortment:

•	We have developed a multi-faceted approach to expedite our growth within the decorative furnishings category (furniture, rugs, lighting, wall décor) and further establish ourselves as the expert for the home and heart-felt life events.

°	We have assembled a highly cross functional, dedicated team of internal experts to build and execute against all aspects of growing the decorative furnishings business, including assortment, store, marketing, supply chain and customer experience.

°	One of their primary goals is to significantly expand our online assortment of decorative furnishings. During fiscal 2017, we added more than 140,000 decorative furnishing SKUs online for Bed Bath & Beyond and buybuy BABY, a more than 100% increase compared to the prior year period. We are pleased with our progress in this area.

°	Another goal is to raise awareness of our growing furniture business among our customers. In early fiscal 2018, we plan to test an expanded decorative furnishings assortment in about 10% of our Bed Bath & Beyond stores in the U.S. and Canada. In these test stores, our associates will be supported with technology tools and training that should enable them to better assist customers in finding more beyond the store, and placing orders through The Beyond Store, our proprietary web-based platform.

2)	Services & Solutions:

•	We remain strategically focused on our core life stage businesses, including wedding, baby, college and moving, as well as our newest service offering for decorating, which further supports our mission. Over the years, we have grown our leadership and expertise in these areas by helping customers manage through these exciting, but oftentimes stressful life stages.

°	In our registry services for example, our investments to enhance our digital registry platform have resulted in a simple, more personalized and guided experience to build and manage a registry. Recent introductions include interactive checklists, associate recommendations, favorites badging and a thank-you manager tool, as well as new tools within our highly rated mobile apps such as virtual search functionality.

°	We also are planning a major redesign of our digital registry experience to provide a much more personalized registry journey.

•	In other services, we are building out a series of home-related services, including interior design, installation and assembly and more convenient fulfillment options. We believe these new services, and others, will further enhance our credibility as the expert for the home and heart-felt life events.

3)	Experiences:

•	One of our key initiatives is to develop a modified store format for Bed Bath & Beyond that produces a noticeably different shopping experience for our customers. This initiative leverages some of the best merchandise categories across our concepts, while featuring seasonal assortments, commodity product, a treasure-hunt experience and more deep value opportunities throughout the store.

°	The newly designed format will essentially transition our Bed Bath & Beyond stores to include additional elements of retail that are working today, both in our own stores, as well as in the broader bricks and mortar retail environment. Our goal is to drive increased store traffic and sales in these new product offerings and our core categories.

°	We have recently opened our first three reformatted stores, iterating after each one, with a goal of opening about a dozen newly formatted stores by the end of our fiscal 2018 second quarter. Then, we will assess, refine and further iterate for future openings and rolling back to additional existing stores.

4)	Operational Excellence:

•	Across the organization we are driving change in order to improve operational efficiencies. For example, we have been transforming our store operating model to allow us to more effectively utilize our resources and free up our people to be more available to take care of our customers.

•	Over the next six to 12 months, we will be implementing a number of new systems including our new Point-of-Sale (POS) system and other technology tools to support associate selling and training programs and further optimize store labor hours.

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•	In addition, we’ve launched a series of inventory optimization initiatives during fiscal 2017 that favorably impacted our retail inventories by approximately $170 million at cost. We project that these initiatives should yield further inventory reductions of slightly more than $150 million at cost in fiscal 2018.

In this rapidly changing retail environment, we are moving fast. During fiscal 2017, we made considerable progress in aligning organizational resources to accelerate our strategic priorities. We believe we have the right priorities that will move our business forward and strengthen our position as the trusted expert for the home and heart-felt life events.

Our Performance

In every area of the Company we are reimagining the way we do business. We are making heavy investments in people, processes, and technology as we continue to transform and strengthen our position as the expert for the home and heart-felt life events. During fiscal 2017, we accelerated the pace of change across our Company, and we are excited by the meaningful progress we are making. We recognize that the investments we have been making, while necessary in an evolving retail environment, are contributing to the unfavorable trends in our financial performance. We remain focused on our long-term strategy, as we execute our plans to transform many aspects of our business in support of our mission to be the trusted expert for the home and heart-felt life events.

Select financial highlights for Fiscal 2017:

•	Net sales of $12.3 billion on a 53-week basis, representing an increase of approximately 1.1% compared to fiscal 2016 (52 weeks).

•	Comparable sales declined approximately 1.3% from the prior year.

•	Comparable sales from customer-facing digital channels continued to have strong growth over the corresponding period in the prior year.

•	Net earnings per diluted share were $3.04, including an approximately $0.08 net unfavorable impact from the Tax Act.

•	Capital expenditures of approximately $376 million, with about 50% of the investment in technology projects, including digital capabilities and the development and deployment of new systems and equipment in our stores, and the remainder primarily related to investments in our stores, a new distribution facility, and a new customer contact center.

•	Achieved a favorable reduction in our retail inventories (at cost) of about 6%, resulting from various inventory optimization strategies.

•	Returned approximately $333 million to shareholders through share repurchases and dividend payments; dividend increased from $0.125 to $0.150 per diluted share.

•	Built a strong cash and investments balance of approximately $744 million, an increase of about $166 million over the prior year, which provides flexibility to fund ongoing initiatives and act upon other opportunities that may arise.

•	Subsequent to fiscal 2017, the Board authorized a quarterly dividend of $0.16 per share up from $0.15 per share.

For more information regarding our fiscal 2017 financial performance, see our Annual Report on Form 10-K for fiscal 2017 filed with the SEC on May 2, 2018.

Executive Compensation Objectives and Philosophy

Bed Bath & Beyond’s executive compensation program is designed to support long-term performance and achievement of key goals. The Compensation Committee is guided by the following key objectives in making compensation decisions: the executive compensation program should (i) promote alignment of the NEO’s and shareholders’ interests; (ii) support the Company’s strong team orientation; (iii) help attract, retain and motivate talent; and (iv) be competitive with other organizations and fair to employees and shareholders.

The Committee has applied these principles in the following manner to support sustained performance and tie compensation earned to the performance achieved:

•	Structure executive compensation so the vast majority is variable and performance-based (62% of CEO’s total target compensation), and a substantial portion is equity-based (73% of CEO’s total target compensation);

•	Use a balanced mix of long-term and short-term performance measures that tie to Company financial performance and support execution of the near-term Company’s strategic initiatives and long-term sustained financial performance and shareholder value.

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The Company’s compensation philosophy is rooted in promoting long-term performance. Within our compensation structure, the majority of each executive’s compensation is allocated to long-term equity awards and performance-based compensation. We believe that compensation heavily weighted toward such equity awards promotes long-term performance as well as retention. Annual cash bonuses are not part of the Company’s compensation structure because the Compensation Committee firmly believes that bonuses promote short-term thinking and are in direct contrast to the Bed Bath & Beyond culture which is grounded in a commitment to customer service and a desire to achieve long-term success. The Compensation Committee believes that paying a fair base salary and putting all other compensation in the form of long-term equity awards and performance-based compensation creates alignment with the Company’s and shareholders’ goal of incenting management to continue to enhance shareholder value over the long term.

As discussed in detail below, this compensation structure is performing as designed. For example, a comparison of our CEO’s Aggregate Granted Pay Opportunity to Realizable Pay over the most recent three-year period shows the value of Realizable Pay to be 49% less than the Granted Pay Opportunity, resulting from the decline in the Company’s stock price over a similar period. (For further detail, see the graph and explanatory notes in the Supplemental Compensation Analysis below.)

It continues to be a transitional time for retail. New advances in technology are creating opportunities for our customers to shop in a more seamless environment, and for us to do more for and with our customers and connect with them in a more personalized manner. Within this environment, we have been working continuously to evolve our Company and expand the breadth of the differentiated products, services and solutions we offer our customers. By providing real answers to our customers’ needs at the right time and at the right value, we can further strengthen our position as the customer’s first choice for the home and heart-related life events and continue to achieve long-term success.

The Compensation Committee recognizes the significant transformation occurring within the Company and the level of fortitude and expertise required to create the right balance between achieving positive results in the near-term, and investing for long-term success. We have great confidence in our executive team and their ability to further strengthen and position Bed Bath & Beyond Inc. as a world-class omnichannel retailer.

Shareholder Outreach & Response

The Company has a long-standing practice of engaging with its shareholders throughout the year on a range of topics, including executive compensation. Shareholder feedback, including through direct discussions and prior shareholder votes, as well as engagement with proxy advisory firms that represent the interests of a wide array of shareholders, is discussed at the Board level periodically throughout the year. The Compensation Committee has viewed this continuing constructive dialogue as an integral part of the process that has, in part, contributed to the continued enhancements made to our executive compensation program and governance policies over the past several years.

In preparation for our fiscal 2018 compensation decisions, and in light of the most recent say-on-pay vote, we reached out to representatives from a variety of our shareholders, including index funds, hedge funds, public pension funds, and actively-managed funds, representing nearly 63% of our total shares outstanding, excluding shares held by directors and executive officers. Over the past 12 months, representatives of the Compensation Committee and the Nominating and Corporate Governance Committee, along with management, engaged in face-to-face meetings and/or phone calls with, or received responsive feedback from shareholders representing nearly 50% of our total shares outstanding, excluding shares held by directors and executive officers.

During the course of this engagement, we discussed with shareholders the progress being made in executing the strategic objectives outlined above, as well as the investments being made in this transformational period which are impacting our financial performance. As noted in the chart below, shareholders expressed their thoughts on executive compensation, most notably regarding the structure and magnitude of CEO pay and its alignment with the Company’s performance.

The 2018 compensation decisions reflect, in part, responses to this engagement. Following shareholder comments with respect to compensation structure and magnitude, the Board secured from the CEO a voluntary waiver of $500,000 of his salary for the one-year period commencing on the payroll period beginning May 13, 2018. This is combined with an additional reduction in the target value of his equity awards to render an overall reduction in his total target compensation for 2018 of approximately 19%. Since 2015, CEO target compensation has been reduced by approximately 40%.

In terms of alignment, CEO pay remains heavily weighted toward equity. Consequently, and as indicated in the section titled “Supplemental Compensation Analysis” below, the three-year aggregated CEO realizeable pay from 2015, 2016 and 2017, as of May 4, 2018, has decreased by approximately 49% from target value. This is a consequence of maintaining a pay structure that is more heavily at risk when compared to the Company’s peers.

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During the engagement, where it was raised, members of the Board explained the Company’s long-standing philosophy of not awarding short-term cash incentives as an element of executive compensation, in light of the Company’s long-term focus. This practice is even more relevant today in the context of the Company’s ongoing transformation. Over the past several years, there have been continued changes to the executive compensation program to strengthen the pay for performance relationship and more heavily weight performance metrics to the longer term.

We also touched upon certain governance-related topics important to our shareholders during these conversations, such as board diversity and refreshment. Those inputs and the steps being taken to address them are also noted below.

The following chart summarizes the key points the Company heard from shareholders about executive compensation and corporate governance over the past year, and the actions the Board has taken with regard to the topics discussed.

Feedback We Heard	Changes We Made in 2017	Changes We Made in 2018
Concerns regarding magnitude of CEO pay and significant fixed portion of CEO compensation structure.

✓ Decreased CEO total target compensation from $16.9 million to $14.55 million, or by approximately 14%.

    -  This reflects a reduction of approximately $2.35 million in 2017 equity compensation awards, including a discount applied to the CEO’s grant of 2017 PSUs by virtue of the newly required two-year post-vesting holding period.

✓ Adopted 2-year post-vesting holding period for the CEO of shares acquired on vesting of FY17 PSUs, net of withholding taxes.

✓ No increase in CEO base salary (4th consecutive year).

(CEO base salary is subject to the terms of a 1994 employment agreement with the Company, and may not be reduced.)

✓ A further reduction in the value of CEO target compensation by $2.7 million, or by approximately 19%; resulting in an aggregate reduction in CEO target compensation by approximately 40% since 2015.

    - This value reflects a reduction in 2018 equity compensation awards of approximately $2.2 million, including a discount applied to the CEO’s grant of 2018 PSUs by virtue of the required two-year post-vesting holding period.

    - This value also reflects the agreement by the CEO to voluntarily waive $500,000 of his annual base salary for the compensation year starting in May 2018.

Interest in pay-for-performance alignment.

✓ No increase in target compensation for all executive officers, including the majority of all vice presidents of the Company.

✓ Adjusted weighting of three-year and one-year performance goals from 50/50 to 75/25, respectively, continuing the trend of increasing the weighting of the three-year goal.

✓ Modified three-year performance goal from a single ROIC performance metric to include performance goals measuring both EBIT margin and ROIC relative to a peer group over the three-year period, with one-third subject to EBIT margin and two-thirds subject to ROIC.

✓ Applied achievement ranges previously used for ROIC three-year performance goal to both the EBIT margin (one- and three-year) performance tests and the ROIC (three-year) performance test, requiring an achievement percentage of 100-144% to earn 100% of the awards.

✓ Maintained heavier weighting (75%) for 3-year EBIT margin and ROIC performance goals.

✓ Maintained strict achievement ranges for both 1-year and 3-year performance test.

✓ Applied TSR “Regulator” (adopted in 2016) to achievement thresholds of each performance goal, capping PSU awards at 100% of the target if the Company’s TSR over the performance period is negative.

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Feedback We Heard	Changes We Made in 2017	Changes We Made in 2018

✓ Adjusted the time vesting component of the PSUs to vest at the end of the same year the respective award is subject to the achievement of the performance goals.

✓ Applied TSR “Regulator” (adopted in 2016) to achievement thresholds of each performance goal, capping PSU awards at 100% of the target if the Company’s TSR over the performance period is negative.

Ensure connection between Company strategy and compensation structure.	✓ Expanded disclosures in 2017 Proxy Statement regarding Company’s ongoing transformation, strategic investments, and ongoing changes to the Company’s executive compensation structure.	✓ Further enhanced disclosures in 2018 Proxy Statement about Company’s ongoing transformation, strategic investments, and ongoing changes to the Company’s executive compensation structure.
Attention to Board tenure and alignment of skills & qualifications with current strategy and Company transformation.

✓ Board refreshment initiative commenced.

✓ Nominated Virginia P. Ruesterholz, an independent director with particular experience in the areas of finance, technology, real estate, and supply chain services in June 2017, for election at the Company’s 2017 Annual Meeting of Shareholders. As of May 2018, she currently serves on the Nominating and Governance Committee.

✓ Board refreshment initiative is ongoing with a focus to ensure that directors possess an appropriate mix of skills and experience that align with the strategic needs of the Company.

✓ Conducted detailed Board self-evaluations, which supplemented the annual board self-evaluations.

✓ Adopted a Skills & Qualifications Matrix in the 2018 Proxy Statement to reflect refreshed assessment and further alignment with the Company’s strategic direction.

✓ Added Stephanie Bell-Rose, an independent director with leadership experience in organizational effectiveness and business transformation to our Board in May 2018.

✓ Added Johnathan B. Osborne, an independent director with extensive consumer branding and marketing experience to our Board in April 2018.

✓ Refreshed the composition of each of its Audit, Compensation and Nominating and Corporate Governance Committees in May 2018.

✓ Board expects further changes in its composition over the next several years, as current directors retire from the Board.

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Below is a summary of our executive compensation and governance practices that we have implemented to drive performance, as well as practices we avoid because we do not believe they serve investors’ long-term interests.

What We Do

Align executive compensation with shareholder returns through a compensation structure heavily weighted toward performance-based equity incentive awards.	Use an independent compensation consulting firm and independent counsel, both of which provide no other services to Bed Bath & Beyond Inc.

Align our executive pay with performance tied to measurable goals that support the strategic direction of the Company.	Use appropriate peer groups when establishing compensation.

Apply multi-year vesting to equity awards.	Engage in shareholder outreach.

Require two-year post-vesting holding period for CEO shares acquired on vesting of 2017 and 2018 PSUs, net of withholding taxes.	Require significant stock ownership for CEO and each outside director with a value of at least $6,000,000 and $300,000, respectively.

Include caps on individual payouts in incentive plans.	Subject incentive pay to compensation recovery “claw-back” policy.

Have a lead director and a high proportion of independent directors.	Limit outside board memberships.
What We Don’t Do

Design compensation programs using cash bonuses, to avoid short-term thinking.	Have excessive perquisites, or allow tax gross-ups for perquisites or upon a change in control.

Allow hedging and unrestricted pledging of the Company’s securities.	Allow re-pricing of stock options.

Methodology for Determining Executive Compensation

The Compensation Committee has engaged the services of an independent compensation consultant, retaining Arthur J. Gallagher & Co. Human Resources & Compensation Consulting Practice (Gallagher) or its predecessor to conduct a compensation review for the NEOs and certain other executives. Gallagher has not served the Company in any other capacity except as consultant to the Compensation Committee. The Compensation and the Nominating and Corporate Governance Committees also receive advice and assistance from the law firm of Winston & Strawn LLP (Winston), which has acted as counsel only to the Company’s independent directors and its Board committees. The Compensation Committee has concluded that no conflict of interest exists that prevents Gallagher or Winston from being independent advisors to the Compensation Committee.

The Compensation Committee charter, which describes the Compensation Committee’s function, responsibilities and duties, is available on the Company’s website at www.bedbathandbeyond.com under the Investor Relations section. The Compensation Committee consists of three independent members of our Board of Directors. The Compensation Committee meets on a regular basis and met five times in fiscal 2017.

Under the direction of the Compensation Committee, the compensation review included a peer group competitive market analysis of executive compensation and total compensation recommendations by Gallagher. The peer group developed by Gallagher, agreed upon by the Compensation Committee and upon which Gallagher based its recommendations for fiscal 2017 compensation, consisted of 18 retail companies of a size range based on revenue and net income relatively closely aligned with the Company’s revenue and net income. The 2017 compensation peer group remained consistent with the 2016 compensation peer group.

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The 18 company peer group consisted of the following companies at the time of the analysis:

Advance Auto Parts, Inc.	Kohl’s Corporation
AutoZone, Inc.	L Brands, Inc.
Dick’s Sporting Goods, Inc.	Macy’s, Inc.
Dillard’s, Inc.	Nordstrom, Inc.
Dollar General Corporation	Office Depot, Inc.
Dollar Tree, Inc.	O’Reilly Automotive, Inc.
Foot Locker, Inc.	Ross Stores, Inc.
GameStop Corp.	Staples, Inc.
The Gap, Inc.	Williams-Sonoma, Inc.

Gallagher conducted a compensation review for all executive officers, including the NEOs, and for certain other key executives. Gallagher benchmarked the NEOs’ total compensation and separately their cash compensation against data from the 18 company peer group. Gallagher also assisted the Compensation Committee in determining the targets and other provisions, for the one-year and three-year performance goals. With respect to the grants of PSUs, the Compensation Committee, with assistance from Gallagher, adopted a wider peer group of 41 retail companies against which the performance goals will be measured. This larger peer group was modified from fiscal 2016 to fiscal 2017, with a net decrease of five companies. The following companies were removed as they are in a closely related retail category, but are not as impacted by the disruption occurring in retail caused by the migration of sales to digital: Starbucks Corporation, Advance Auto Parts, Inc., AutoZone, Inc., O’Reilly Automotive, Inc., and Genuine Parts Company. This larger group includes 15 of the 18 companies in the benchmarking peer group described above and was created to establish a larger, more stable statistical base over the duration of the performance periods.

The compensation approved by the Compensation Committee for Mr. Temares for fiscal 2017 was determined by the Compensation Committee taking into account recommendations of and certain data received from Gallagher. The compensation approved by the Compensation Committee for the NEOs for fiscal 2017, other than Mr. Temares, was determined by the Compensation Committee, taking into account the recommendations of the Co-Chairmen, CEO and Gallagher, and data the Compensation Committee received from Gallagher. No executive was present during voting or deliberations with respect to matters relating to such executive’s compensation.

Based on the recommendations and data from Gallagher, and in light of the Company’s financial results for fiscal 2016, the strategic investments being made to position the Company for long-term growth, its relative performance in its industry, and the prior years say-on-pay vote, and other factors, the Compensation Committee determined that the NEOs of the Company should receive the total compensation packages for fiscal 2017, further described below. Subsequently, the Compensation Committee made ongoing changes to the executive compensation program for fiscal 2018.

Elements of Compensation

The Company seeks to provide total compensation packages to its associates, including its NEOs, which reflect its compensation philosophy. As described above, the Company places greater emphasis in the compensation packages for NEOs on equity incentive compensation rather than cash compensation in order to align compensation more closely with long-term performance results and the creation of shareholder value. The Compensation Committee firmly believes that annual cash bonuses promote short-term thinking and are in direct contrast to the Bed Bath & Beyond culture which is rooted in a commitment to customer service and a desire to achieve long-term success.

The components of the Company’s compensation programs for its executive officers and certain other key executives are base salary, equity compensation (consisting of awards of PSUs and stock options), retirement and other benefits consisting of health plans, a limited 401(k) plan match and a nonqualified deferred compensation plan (terminated in late 2017) and very limited perquisites. Consistent with prior practice and the Company’s culture, the Company does not provide perquisites such as club memberships, company planes or retreats. For those perquisites provided, see the footnotes to the Summary Compensation Table (on page 39).

Base Salary

The Company pays base salaries to provide its NEOs with current, regular compensation that is appropriate for their position, experience and responsibilities. Changes in base salary, if any, are generally effective in May of each fiscal year. The Company believes that total cash compensation levels for its NEOs are appropriate.

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Equity Compensation

PSUs

The Company’s equity incentive program for its NEOs and certain other key executives has been designed with a view toward creating an enhanced link between pay and performance, providing performance metrics fundamental to the business, and aligning with shareholder value creation. The framework of the program consisted of a one-year performance test based on EBIT margin relative to a peer group and a three-year performance test based on ROIC relative to such peer group. Payouts under the performance goals were contingent upon achievement of various levels of EBIT margin and ROIC as well as the continued performance of services by the executives. The fiscal 2017 awards were in the form of PSUs, such that 25% of the PSU awards were subject to the one-year EBIT margin goal and 75% for the three-year ROIC and EBIT margin goals (the weighting of the goals was shifted from 50/50 in fiscal 2016 to put more emphasis on the longer-term ROIC and EBIT margin goals). In addition, the Compensation Committee applied a strict minimum performance level to achieve target payout for PSUs subject to the three-year performance goal by increasing the achievement percentage from 80-164% to 100-144%, to earn 100% payment, and also applied a Total Shareholder Return (TSR) “Regulator” to the achievement thresholds of each performance goal, capping PSU awards at 100% of the target if the Company’s TSR over the performance period is negative. The Compensation Committee believed it appropriate to set a target based upon EBIT margin when compared to a retail industry peer group, to incentivize continued operational and fiscal discipline as management executes against the Company’s strategic goals during this transformative period. The Compensation Committee also believed that, as a relative measure compared to a retail industry peer group, ROIC over a three-year period provides a suitable metric to measure how the Company’s investments are returning value to the enterprise. The Compensation Committee believes that these goals are an appropriate measure of performance for companies in the retail industry and, specifically, for companies in the Company’s sector.

The following table sets forth the achievement ranges for the fiscal 2017 one-year relative EBIT margin goal and the three-year relative ROIC and EBIT margin goals, together with the associated payout percentages and vesting schedule. As shown in the table, the awards range from a floor of zero to a cap of 150% of target achievement. A TSR “Regulator” caps PSU awards at 100% of the target if the Company’s TSR over the performance period is negative.

PSUs Subject to One-Year EBIT Margin for 2017 (25% Weighting)		PSUs Subject to Three-Year ROIC (2/3) & EBIT Margin (1/3) Goals for 2017 (75% Weighting)
Vesting: 100% in year 1		Vesting: 100% year 3
Achievement Percentage (% of Peer Group Average)	Payment Percentage of Common Stock Underlying PSUs	Achievement Percentage (% of Peer Group Average)	Payment Percentage of Common Stock Underlying PSUs
180% or Greater	150%	180% or Greater	150%
145-179%	110%	145-179%	110%
100-144%	100%	100-144%	100%
70-99%	90%	70-99%	90%
60-69%	75%	60-69%	75%
50-59%	50%	50-59%	50%
40-49%	25%	40-49%	25%
<40%	0%	<40%	0%

For fiscal 2017, the Compensation Committee adjusted the EBIT margin achievement threshold for the EBIT margin component of the PSUs for the one-year and three-year performance periods to align with the ROIC thresholds.

The metrics with respect to each peer group member necessary to measure the performance criteria are based on data reported in the S&P Capital IQ Database to the extent publicly available, and to the extent such data is not publicly available, are based on information otherwise publicly available.

The PSUs are not transferable, cannot be pledged, assigned or otherwise disposed of and are subject to the terms of the Company’s 2012 Incentive Compensation Plan.

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The overall approach to equity compensation in fiscal 2017 for all executive officers, including the NEOs, and for certain other executives was to combine the performance-based PSU awards with stock options. In determining the allocation between these two forms of equity awards, the Company considered the retention component and the role of the executive in the enhancement of shareholder value. For fiscal 2017, the Company allocated at least 75% of the value of equity compensation granted to all executive officers, including the NEOs, to PSU awards and less than 25% of such value to stock option awards. The vesting provisions relating to equity compensation have been and continue to be determined with a principal purpose of retaining the Company’s executives and key associates. The Company believes its equity compensation program promotes the long-term retention of its executives and key associates including its NEOs and in large measure directly aligns compensation of its NEOs with Company performance.

The Company believes that the performance-based tests, described above, meet the standard for performance-based compensation under Section 162(m) of the Code, so that the PSU awards are intended to be deductible compensation by the Company for certain executives if their annual compensation exceeds $1 million. However, because of the uncertainties as to the application and interpretation of a transition rule under the Tax Act, no assurances can be made that the PSU awards will meet the requirements of the transition rule.

Stock Options

Stock option awards are made in dollars (with the number of shares covered by the options determined by dividing the dollar amount of the grant by the Stock Option Fair Value, as described below). The Compensation Committee believes that making stock option awards in dollar amounts rather than share amounts is advisable because making stock option awards in dollar amounts allows the Compensation Committee to align stock option awards with the value of the option grants. Awarding stock options in a fixed dollar amount also enables the Compensation Committee to more readily evaluate appropriate aggregate compensation amounts and percentage increases or decreases for executives, in comparison to making stock option awards in share amounts (the value of which varies depending on the trading price of the Company’s stock and other factors). In making the awards, the Compensation Committee considered the fair value of these options on the date of grant determined in accordance with Accounting Standards Codification Topic No. 718, “Compensation—Stock Compensation” (the Stock Option Fair Value).

Consistent with the Company’s historic practice, the stock options vest over time, subject, in general, to the NEOs remaining in the Company’s service on specified vesting dates.

Time Vested Restricted Stock

All executives (other than NEOs and other key executives whose compensation is determined by the Compensation Committee) and associates awarded incentive compensation received grants consisting solely of restricted stock in fiscal 2017. Vesting of restricted stock awarded to these associates is based solely on time vesting with no performance-based test.

All 2017 awards of equity compensation were made under the Company’s 2012 Incentive Compensation Plan approved by the Company’s shareholders, which is the only equity incentive plan under which the Company can currently make awards of equity compensation.

Senior Executive Compensation

The Compensation Committee reviews the compensation packages for the CEO, Co-Chairmen, other NEOs and the other senior executives believed to be the most important and influential in determining the continued success of the Company. Compensation decisions, including equity grants are generally made on May 10th of each year, or the next business day if that date falls on a weekend, in connection with annual reviews. Equity grants are made pursuant to procedures established by the Compensation Committee which are available for review in the governance documents found on the Company’s website in the investor relations section.

In the spring of 2017, when the Compensation Committee made its compensation decisions relating to executive compensation for the Company’s NEOs for fiscal 2017, the Compensation Committee took into account, among other things, the following:

•	the Company’s net sales grew slightly to $12.2 billion in fiscal 2016 from $12.1 billion;

•	the Company’s net earnings per diluted share had decreased to $4.58 for fiscal 2016 from $5.10 in the prior year in which that period included approximately $0.06 per diluted share of a net benefit for certain non-recurring items;

•	the Company had returned approximately $547 million to shareholders through share repurchases in fiscal year 2016; and

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•	the Company had made capital expenditures of $374 million in fiscal 2016, principally for strategic investments related to enhancing its omnichannel capabilities, new systems and equipment, a new e-commerce distribution facility, and strengthening its position as the customer’s first choice for the home and heart-felt life events.

In response to shareholder concerns regarding magnitude of CEO pay, the Compensation Committee approved a reduction in Mr. Temares’ fiscal 2017 target compensation from $16.9 million to $14.55 million, or by approximately 14%. This reflects a reduction of approximately $2.35 million in 2017 equity compensation awards, including a discount applied to the CEO’s grant of 2017 PSUs by virtue of the required two-year post-vesting holding period which was adopted in May 2017.

Mr. Temares’ base salary did not increase in fiscal 2017, for the fourth consecutive year, and remained at $3,967,500, as his base salary may not be reduced under his 1994 employment agreement with the Company. This base salary amount represented Mr. Temares’ entire cash compensation since the Company does not pay cash bonuses. Cash compensation for fiscal 2017 represented 27% of Mr. Temares’ total target compensation.

Equity awards to Mr. Temares for fiscal 2017 were reduced and consisted of $8,947,298 of PSUs (representing 274,599 PSUs) and $1,636,415 of stock options (representing 172,309 options). This reflects a reduction of approximately $2.35 million in 2017 equity compensation awards, including a discount applied to the CEO’s grant of 2017 PSUs by virtue of the required two-year post-vesting holding period which was adopted in May 2017. Mr. Temares has not sold any post-tax restricted shares during his tenure with the Company, and as calculated in accordance with the Company’s stock ownership guidelines for the Company’s CEO, the value of the shares or share equivalents that Mr. Temares owns, as of May 4, 2018, is approximately $20 million, well in excess of the Company’s minimum $6,000,000 holding requirement. Additionally, since becoming President/CEO in 1999, Mr. Temares has always held his options at least until within one year (or less) of the option expiration date. These actions further support Mr. Temares’ alignment with the long-term success of the Company.

For fiscal 2018, the value of Mr. Temares’ target compensation will be further reduced by approximately $2.7 million or 19%, from $14.55 million to $11.83 million. The reduction in the value of Mr. Temares’ target compensation reflects an approximate $2.2 million reduction in the 2018 equity compensation awards, including a discount applied to the CEO’s grant of 2018 PSUs by virtue of a two-year post-vesting holding period of shares acquired on vesting of 2018 PSUs, net of withholding taxes. The reduction in the value also reflects the agreement by the CEO to voluntarily waive $500,000 of his annual base salary for the compensation year starting in May 2018. In aggregate, the value of Mr. Temares’ target compensation has been reduced by approximately 40% since 2015.

In May 2017, the Company’s Co-Chairmen elected to commence “senior status.” Under their employment agreements, and as a result of reductions in their equity compensation by the Compensation Committee in consultation with the Co-Chairmen, their combined fiscal 2017 base salary and equity was reduced by approximately 50%, or approximately $3.1 million. The target compensation of all other NEOs did not increase in fiscal 2017, other than an increase in the value of equity awards for the Chief Financial Officer.

The stock options granted to the CEO and the other NEOs in 2017 and prior years vest in five equal annual installments, while the stock options awarded to the Co-Chairmen in years prior to 2017 vest in three equal annual installments. In each case, vesting commences on the first anniversary of the grant date and is also based on continued service to the Company.

In the view of the Compensation Committee, the fiscal 2017 compensation packages for the Chief Executive Officer and for the Co-Chairmen, as well as the other NEOs, based on the Company’s annual performance, including the strategic investments being made to transform the Company and strengthen its position as the expert for the home and heart-felt life events, and based on the results and recommendations of Gallagher’s compensation review, were appropriate for a company with the revenues and earnings of the Company.

For further discussion related to equity grants to the NEOs in fiscal 2017, see Potential Payments Upon Termination or Change in Control Table.

Supplemental Compensation Analysis

Reported Compensation vs Realizable Pay

Amounts reported in the Summary Compensation Table (“SCT”) are the total compensation of a NEO in a given year as calculated in accordance with SEC rules. While the amounts shown in the SCT reflect the grant date fair value of equity awards (Granted Pay Opportunity) to a NEO in the year of the grant, those awards have not vested and the amounts shown in the SCT do not reflect the impact of performance-based metrics or stock price performance on realizable pay, which may be considerably more or less based on (i) the actual number of options that vest during the performance period, (ii) the number of PSUs which are earned based on actual performance achieved, and (iii) the impact of actual stock price performance on the value of PSUs and options that vested or were earned during the period.

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For purposes of helping our shareholders see the strong alignment of pay and performance in the Company’s executive compensation program, below is a comparison of Mr. Temares’ granted pay opportunity to realizable pay for an aggregate period of three years from 2015 to 2017. This table should not be viewed as a replacement or substitute for the SCT or other compensation tables provided on pages 39-46.

CEO Realizable Pay is ~49% Lower Than

Granted Pay Opportunity Over the Period

Resulting from Stock Price Decline Over Similar Period

Measurement Definitions

[1] Granted Pay Opportunity	Sum of Salary, grant date fair value of PSUs/Restricted Stock and Stock Options for all three years.

[2] Realizable Pay	Sum of Salary + Value of all earned long-term (L-T) incentive awards for completed performance periods and unvested L-T incentive awards for ongoing performance periods. Unvested PSUs are valued at target. Unvested L-T awards and stock options are valued based on the closing stock price of $17.09 on May 4, 2018.

Value of CEO Direct Total Target Compensation Has Decreased Approximately 40% ($7.8 Million) Since 2015

	Base Salary		Bonus/ Non-equity Incentive Paid	PSUs		RSAs	Stock Options		Total Direct Target Compensation
2015	$3,967,500		$—	$10,446,137		$—	$5,224,624		$19,638,261
2016	$3,967,500		$—	$10,446,121		$—	$2,486,425		$16,900,046
2017	$3,967,500		$—	$8,947,298	*	$—	$1,636,415	*	$14,551,213
2018	$3,467,500	**	$—	$7,530,747	*	$—	$836,415	*	$11,834,662

*	This reflects a reduction of $2.35 million and $2.20 million, respectively in the grant value of the CEO’s 2017 and 2018 equity awards, including a discount applied to the CEO’s grant of 2017 and 2018 PSUs by virtue of the two-year post-vesting holding period described above.

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**	This reflects the CEO’s voluntary waiver of $500,000 of his 2018 salary, effective May 13, 2018, that has been annualized in this chart for comparison purposes. When reported in the fiscal 2018 Summary Compensation Table in 2019, the salary will be approximately $115,000 higher, given the period of fiscal 2018 in which the CEO was compensated prior to the voluntary waiver.

Substantial Majority of CEO Target Compensation “At Risk”

To promote a performance-based culture that aligns the interests of management and shareholders, our executive compensation program focuses extensively on performance-based and equity-based compensation. As illustrated in the charts below, the substantial majority (73%) of our CEO’s target compensation in fiscal 2017 was in the form of at risk compensation (short-term and long-term), while the target compensation of the CEOs in our peer group was on average 69% “at risk.” At risk consists of performance-based equity awards and stock options (time-based equity awards). The Compensation Committee continues to believe that a high percentage of our CEO’s compensation should remain at risk and based on Company financial performance.

Performance Goals and Equity Awards

The table below shows how we performed under our equity incentive program for the fiscal 2015 three-year performance goal based on ROIC relative to a peer group, and for the fiscal 2017 one-year performance goal based on EBIT margin relative to a peer group.

	Mean (average) Peer Group	Bed Bath & Beyond	Achievement Percentage	Payment Percentage
Fiscal 2015 PSU Award
Three-year performance goal (ROIC)[1]	11.72%	16.91%	144.34%	100.00%
Fiscal 2017 PSU Award
One-year performance goal (EBIT margin)	5.63%	6.30%	111.97%	100.00	%*

1  Excludes the disclosed impact related to the Tax Act.

*  The TSR “Regulator” was not applied since the payment percentage did not exceed 100%.

Other Benefits

The Company provides the NEOs with the same benefits offered to all other associates. The cost of these benefits constitutes a small percentage of each NEO’s total compensation. Key benefits include paid vacation, premiums paid for long-term disability insurance, a matching contribution to the NEO’s 401(k) plan account, and the payment of a portion of the NEO’s premiums for healthcare and basic life insurance.

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The Company has a nonqualified deferred compensation plan for the benefit of certain highly compensated associates, including the NEOs. The plan provides that a certain percentage of an associate’s contributions may be matched by the Company, subject to certain limitations. This matching contribution will vest over a specified period of time. On December 27, 2017, the Company terminated the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan 2016 Restatement, effective January 1, 2016, and its predecessor plan, the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan, adopted December 18, 2008 and frozen effective January 1, 2016 and all similar arrangements (together, the “Nonqualified Deferred Compensation Plans”). After December 27, 2017, no participant deferrals will be accepted and all balances will be liquidated more than 12 months but less than 24 months after December 27, 2017. Until the final payment date, the Nonqualified Deferred Compensation Plans will continue to operate in the ordinary course, except that no new participant deferrals will be credited to participant accounts under the Nonqualified Deferred Compensation Plans. See the Nonqualified Deferred Compensation Table.

The Company provides the NEOs with certain perquisites including a car allowance, in the case of all NEOs, other than Ms. Lattmann. The Compensation Committee believes all such perquisites are reasonable and consistent with its overall objective of attracting and retaining our NEOs.

See the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits and perquisites, and Potential Payments Upon Termination or Change in Control table for information regarding termination and change in control payments and benefits.

Impact of Accounting and Tax Considerations

The Compensation Committee considers various accounting and tax implications of equity-based and other compensation.

When determining the amounts of equity-based awards to be granted, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board (FASB) ASC Topic 718, grants of stock options, performance stock units and other equity-based awards result in an accounting charge for the Company equal to the fair value of the awards being issued.

Section 162(m) of the Code generally disallows a federal income tax deduction for compensation in excess of $1 million in any taxable year paid to certain executives, subject to an exception for qualified performance-based compensation that was eliminated by recent tax reform legislation under the Tax Act for tax years beginning on or after January 1, 2018. The Tax Act also expanded the scope of “covered employees” whose compensation may be subject to this deduction limit by, among other things, including the principal financial officer and providing that once an individual becomes a covered employee for any tax year beginning after December 31, 2016, that individual will remain a covered employee for all future years to the extent that they receive compensation (including after any termination of employment). The Tax Act includes a transition rule under which these changes to Section 162(m) of the Code will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date.

Historically, we have structured certain components of our executive compensation program in a manner intended to be performance-based for purposes of Section 162(m) of the Code in order to preserve deductibility for federal income tax purposes, although we also paid compensation that was not deductible if we determined that doing so was in the best interest of our shareholders. To date, stock options and performance stock units granted to our NEOs were intended to satisfy the performance-based exception and be deductible. Base salary or other de minimus amounts totaling in excess of $1 million were not deductible by the Company.

In light of the repeal of the performance-based exception to Section 162(m) of the Code and other Tax Act changes, the Compensation Committee expects in the future to grant compensation, (including compensation tied to performance) that will not be deductible for federal income tax purposes. Further, because of uncertainties as to the application and interpretation of the transition rule described above, no assurances can be given at this time that our existing compensation arrangements, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in attracting and retaining talented executives, the Compensation Committee may not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the Code if the Compensation Committee determines that doing so is in the best interests of our shareholders.

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Policy on the Recovery of Incentive Compensation

In fiscal 2009, the Board adopted a policy as part of the Company’s corporate governance guidelines on the recovery of incentive compensation, commonly referred to as a “clawback policy,” applicable to the Company’s NEOs (as defined under Item 402(a)(3) of Regulation S-K). The policy appears in the Company’s Corporate Governance Guidelines, available in the Investor Relations section of the Company’s website at www.bedbathandbeyond.com. The Compensation Committee is monitoring the issuance of regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to incentive compensation recoupment and will amend its policy to the extent necessary to comply with such Act.

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Executive Officers

Set forth below is information concerning our executive officers as of May 4, 2018.

Name	Age	Position
Warren Eisenberg	87	Co-Chairman and Director
Leonard Feinstein	81	Co-Chairman and Director
Steven H. Temares	59	Chief Executive Officer and Director
Arthur Stark	63	President and Chief Merchandising Officer
Eugene A. Castagna	52	Chief Operating Officer
Susan E. Lattmann	50	Chief Financial Officer and Treasurer
Matthew Fiorilli	61	Senior Vice President—Stores

The biographies for Messrs. Eisenberg, Feinstein and Temares are set forth above under Election of Directors (Proposal 1). Biographies for our other executive officers are as follows:

Arthur Stark was President and Chief Merchandising Officer from 2006 through May 17, 2018. Mr. Stark served as Chief Merchandising Officer since 1999 and was a Senior Vice President from 1999 to 2006. Mr. Stark joined the Company in 1977. It is expected that on or about June 4, 2018, Mr. Stark will commence an uncompensated role as Senior Advisor to our CEO.

Eugene A. Castagna has been Chief Operating Officer since 2014. Mr. Castagna served as Chief Financial Officer and Treasurer from 2006 to 2014, as Assistant Treasurer from 2002 to 2006 and as Vice President—Finance from 2000 to 2006. Mr. Castagna joined the Company in 1994.

Susan E. Lattmann has been Chief Financial Officer and Treasurer since 2014. Ms. Lattmann served as Vice President—Finance from 2006 to 2014, as Vice President—Controller from 2001 to 2006 and as Controller from 2000 to 2001. Ms. Lattmann is a certified public accountant and joined the Company in 1996.

Matthew Fiorilli has been Senior Vice President—Stores since 1999. Mr. Fiorilli joined the Company in 1973.

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Compensation Tables

SUMMARY COMPENSATION TABLE FOR FISCAL 2017,

FISCAL 2016 AND FISCAL 2015

The following table sets forth information concerning the compensation of the Company’s Named Executive Officers (NEOs) for the last three completed fiscal years. The following table does not reflect the effects of any such changes made for fiscal 2018 discussed above.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(15) ($)	Total ($)
Steven H. Temares(4)(5)(6)	2017	3,967,500	8,947,298	1,636,415	(69,732)	123,561	14,605,042
Chief Executive Officer	2016	3,967,500	10,446,121	2,486,425	31,044	15,309	16,946,399
	2015	3,967,500	10,446,137	5,224,624	(242,787)	14,194	19,409,668
Arthur Stark(7)(8)	2017	1,863,390	1,775,013	600,001	—	31,506	4,269,910
President and Chief	2016	1,849,277	1,775,020	600,004	—	11,424	4,235,725
Merchandising Officer	2015	1,770,769	1,675,035	600,015	—	15,112	4,060,931
Eugene A. Castagna(9)(10)	2017	1,950,000	1,900,022	750,007	—	31,657	4,631,686
Chief Operating Officer	2016	1,928,846	1,900,031	750,002	—	11,991	4,590,870
	2015	1,811,154	1,750,034	750,001	—	12,000	4,323,189
Susan E. Lattmann(11)(12)	2017	1,050,000	1,200,027	600,001	—	14,449	2,864,477
Chief Financial Officer	2016	1,021,154	1,100,021	500,010	—	8,296	2,629,481
and Treasurer	2015	871,154	900,064	400,002	—	8,262	2,179,482
Matthew Fiorilli(13)(14)	2017	1,743,675	1,525,034	600,001	—	31,901	3,900,611
Senior Vice	2016	1,730,468	1,525,042	600,004	—	14,433	3,869,947
President—Stores	2015	1,655,769	1,425,060	600,015	—	18,572	3,699,416

(1)	Except as otherwise described in this Summary Compensation Table, salaries to NEOs were paid in cash in fiscal 2017, fiscal 2016 and fiscal 2015, and increases in salary, if any, were effective in May of the fiscal year.

(2)	The value of stock awards and option awards represents their respective total fair value on the date of grant calculated in accordance with Accounting Standards Codification Topic No. 718, “Compensation—Stock Compensation” (“ASC 718”), without regard to the estimated forfeiture related to service-based vesting conditions. All assumptions made in the valuations are contained and described in Note 14 to the Company’s financial statements in the Company’s Form 10-K for fiscal 2017. Stock awards and option awards are rounded up to the nearest whole share when converted from dollars to shares. The amounts shown in the table reflect the total fair value on the date of grant and do not necessarily reflect the actual value, if any, that may be realized by the NEOs. The value of Mr. Temares’ 2017 PSU awards have been reduced to reflect a discount applied by virtue of a two-year post-vesting holding period.

(3)	The value of stock awards granted in fiscal 2017, 2016 and 2015 consists of PSU awards. Please see Compensation Discussion and Analysis for a description of the PSU awards. The one-year performance-based test for fiscal 2017, 2016, and 2015 was met at the 100% target. The three-year performance-based test for fiscal 2015 was met at the 100% target. The fair value of the PSU awards are reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date. If the Company achieves the highest level of performance for the PSU awards, then the fair value of the PSU awards granted in fiscal 2017 would be $13,420,969, $2,662,557, $2,850,070, $1,800,097 and $2,287,570 for Mr. Temares, Mr. Stark, Mr. Castagna, Ms. Lattmann and Mr. Fiorilli, respectively.

(4)	Salary for Mr. Temares includes a deferral of $37,154, $42,000 and $42,000 for fiscal 2017, 2016 and 2015, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. Such amount for fiscal 2017 is also reported in the Nonqualified Deferred Compensation Table below.

(5)	The change in pension value for fiscal 2017, 2016 and 2015 is a result of the change in the actuarial present value of the benefits payable under the supplemental executive retirement benefit agreement with Mr. Temares and which is discussed more fully below. There was no cash payment as a result of this increase. See also “Potential Payments Upon Termination or Change in Control” below.

39

(6)	All Other Compensation for Mr. Temares includes incremental costs to the Company for car allowance of $10,521, $7,259 and $6,244 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $8,100, $8,050 and $7,950 for fiscal 2017, 2016 and 2015, respectively. Also included in All Other Compensation for fiscal 2017 was a payment of legal fees for business purposes of $20,000 and dividends of $84,940 that were paid on previously unvested stock awards that vested in fiscal 2017. During fiscal 2017, total dividends of $319,606 were accrued on Mr. Temares’ unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid.

(7)	Salary for Mr. Stark includes a deferral of $3,538, $4,000 and $10,192 for fiscal 2017, 2016 and 2015, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. Such amount for fiscal 2017 is also reported in the Nonqualified Deferred Compensation Table below.

(8)	All Other Compensation for Mr. Stark includes incremental costs to the Company for car allowance of $3,446, $3,474 and $6,547 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $8,100, $7,950 and $8,565 for fiscal 2017, 2016 and 2015, respectively. Also included in All Other Compensation for fiscal 2017 were dividends of $19,960 that were paid on previously unvested stock awards that vested in fiscal 2017. During fiscal 2017, total dividends of $62,924 were accrued on Mr. Stark’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid.

(9)	Salary for Mr. Castagna includes a deferral of $172,500, $192,462 and $180,538 for fiscal 2017, 2016 and 2015, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. Such amount for fiscal 2017 is also reported in the Nonqualified Deferred Compensation Table below.

(10)	All Other Compensation for Mr. Castagna includes incremental costs to the Company for car allowance of $4,564, $3,941 and $3,500 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $8,100, $8,050 and $8,500 for fiscal 2017, 2016 and 2015, respectively. Also included in All Other Compensation for fiscal 2017 were dividends of $18,993 that were paid on previously unvested stock awards that vested in fiscal 2017. During fiscal 2017, total dividends of $64,691 were accrued on Mr. Castagna’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid.

(11)	Salary for Ms. Lattmann includes a deferral of $44,231, $50,000 and $36,731 for fiscal 2017, 2016 and 2015, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. Such amount for fiscal 2017 is also reported in the Nonqualified Deferred Compensation Table below.

(12)	All Other Compensation for Ms. Lattmann includes incremental costs to the Company for employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $6,854, $8,296 and $8,262 for fiscal 2017, 2016 and 2015, respectively. Also included in All Other Compensation for fiscal 2017 were dividends of $7,595 that were paid on previously unvested stock awards that vested in fiscal 2017. During fiscal 2017, total dividends of $34,477 were accrued on Ms. Lattmann’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid.

(13)	Salary for Mr. Fiorilli includes a deferral of $30,850, $34,557 and $33,038 for fiscal 2017, 2016 and 2015, respectively, pursuant to the terms of the Company’s nonqualified deferred compensation plan. Such amount for fiscal 2017 is also reported in the Nonqualified Deferred Compensation Table below.

(14)	All Other Compensation for Mr. Fiorilli includes incremental costs to the Company for car allowance of $7,188, $6,483 and $10,622 and employer 401(k) plan and nonqualified deferred compensation plan matching contributions of $8,100, $7,950 and $7,950 for fiscal 2017, 2016 and 2015, respectively. Also included in All Other Compensation for fiscal 2017 were dividends of $16,613 that were paid on previously unvested stock awards that vested in fiscal 2017. During fiscal 2017, total dividends of $53,372 were accrued on Mr. Fiorilli’s unvested stock awards. These dividends were not factored into the grant date fair value of such stock awards under ASC 718. In addition, these dividends do not vest and are not paid until, and only then to the extent, the associated stock awards vest and the underlying shares are paid.

(15)	All Other Compensation includes dividends in the amounts paid to all shareholders as of the record date for each dividend declared.

40

GRANTS OF PLAN BASED AWARDS

Grants of Stock Options and Performance Stock Units for Fiscal 2017

The following table sets forth information with respect to stock options granted and performance stock units awarded during fiscal 2017 to each of the NEOs under the Company’s 2012 Incentive Compensation Plan (the “2012 Plan”). The Company did not grant any non-equity incentive plan awards in fiscal 2017.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Market Price on Date of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold(1) (#)	Target(1) (#)	Maximum(1) (#)	Options(1) (#)	Awards(2) ($/Sh)	Grant ($/Sh)	Awards(3) ($)
Steven H. Temares(4)	5/10/17	0	274,599	411,899				$8,947,298
	5/10/17				172,309	$37.50	$37.66	$1,636,415
Arthur Stark	5/10/17	0	47,340	71,011				$1,775,013
	5/10/17				63,178	$37.50	$37.66	$600,001
Eugene A. Castagna	5/10/17	0	50,674	76,012				$1,900,022
	5/10/17				78,973	$37.50	$37.66	$750,007
Susan E. Lattmann	5/10/17	0	32,005	48,009				$1,200,027
	5/10/17				63,178	$37.50	$37.66	$600,001
Matthew Fiorilli	5/10/17	0	40,673	61,010				$1,525,034
	5/10/17				63,178	$37.50	$37.66	$600,001

(1)	Number of shares when converted from dollars to shares, which number is rounded up to the nearest whole share.

(2)	The exercise price of option awards is the average of the high and low trading prices of the Company’s common stock on the date of grant.

(3)	Pursuant to SEC rules, PSU and option awards are valued in accordance with ASC 718. See footnote 2 to the Summary Compensation Table in this Proxy Statement. The fair value of PSU awards are reported at 100% of target, which is the estimated outcome of performance conditions associated with the PSU awards on the grant date.

(4)	The value of Mr. Temares’ 2017 PSU awards have been reduced to reflect a discount applied by virtue of a required two-year post-vesting holding period.

Vesting of stock option awards depends on time vesting, subject in general to the executive remaining in the Company’s service on specific vesting dates. The options granted in fiscal 2017 to Messrs. Temares, Stark, Castagna and Fiorilli and Ms. Lattmann vest in five equal installments starting on the first anniversary of the grant date. At the time of grant or thereafter, option awards and underlying shares of common stock are not transferable other than by will or the laws of descent and distribution, except as the Compensation Committee may permit.

Vesting of PSUs depends on (i) the Company’s achievement of a performance-based test during a one-year period from the date of grant and during a three-year period from the date of grant, and (ii) assuming achievement of the performance-based test, time vesting, subject, in general, to the executive remaining in the Company’s service on specified vesting dates. Performance during the one-year period is based on EBIT margin relative to a peer group of the Company comprising 41 companies. Upon achievement of the one-year performance-based test, the corresponding PSUs will vest one year from the date of grant. Performance during the three-year period is based on a combination of EBIT margin and ROIC relative to such peer group. Upon achievement of the three-year performance-based test, the corresponding PSUs will vest three years from the date of grant. The awards based on EBIT margin and ROIC are capped at 150% of target achievement, with a floor of zero. PSUs are converted into shares of common stock upon payment following vesting.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each of the NEOs with respect to the value of all unexercised options, unvested restricted stock awards and unvested performance stock units as of March 3, 2018, the end of fiscal 2017.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Steven H. Temares	263,930	—		$45.2000	5/10/18	152,467	(6)	$3,328,355	426,135	(11)	$9,302,527	(16)
	254,400	—		$56.1850	5/10/19
	249,347	—		$68.9100	5/10/20
	242,364	60,592	(2)	$69.7750	5/10/21
	139,009	92,673	(2)	$62.3400	5/12/22
	90,401	135,602	(2)	$70.9550	5/11/23
	41,908	167,634	(2)	$45.5250	5/10/24
	—	172,309	(2)	$37.4950	5/10/25
Arthur Stark	32,101	—		$45.2000	5/10/18	38,310	(7)	$836,307	72,737	(12)	$1,587,849
	30,528	—		$56.1850	5/10/19
	26,019	—		$68.9100	5/10/20
	21,544	5,386	(3)	$69.7750	5/10/21
	17,175	11,451	(3)	$62.3400	5/12/22
	10,382	15,573	(3)	$70.9550	5/11/23
	10,113	40,452	(3)	$45.5250	5/10/24
	—	63,178	(3)	$37.4950	5/10/25
Eugene A. Castagna	32,101	—		$45.2000	5/10/18	36,939	(8)	$806,378	77,708	(13)	$1,696,366
	30,528	—		$56.1850	5/10/19
	26,019	—		$68.9100	5/10/20
	21,544	5,386	(4)	$69.7750	5/10/21
	17,175	11,451	(4)	$62.3400	5/12/22
	12,977	19,466	(4)	$70.9550	5/11/23
	12,641	50,565	(4)	$45.5250	5/10/24
	—	78,973	(4)	$37.4950	5/10/25
Susan E. Lattmann	8,587	5,726	(5)	$62.3400	5/12/22	16,110	(9)	$351,681	47,259	(14)	$1,031,664
	6,921	10,382	(5)	$70.9550	5/11/23
	8,427	33,711	(5)	$45.5250	5/10/24
	—	63,178	(5)	$37.4950	5/10/25

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Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Matthew Fiorilli	32,101	—		$45.2000	5/10/18	31,996(10)	$698,473	62,444	(15)	$1,363,153
	30,528	—		$56.1850	5/10/19
	26,019	—		$68.9100	5/10/20
	21,544	5,386	(3)	$69.7750	5/10/21
	17,175	11,451	(3)	$62.3400	5/12/22
	10,382	15,573	(3)	$70.9550	5/11/23
	10,113	40,452	(3)	$45.5250	5/10/24
	—	63,178	(3)	$37.4950	5/10/25

(1)	Market value is based on the closing price of the Company’s common stock of $21.83 per share on March 2, 2018, the last trading day in fiscal 2017.

(2)	Mr. Temares’ unvested option awards are scheduled to vest as follows: (a) 60,592 on May 10, 2018, (b) 46,336 on May 12, 2018 and 46,337 on May 12, 2019, (c) 45,200 on May 11, 2018 and 45,201 on each of May 11, 2019 and 2020, (d) 41,908 on each of May 10, 2018 and 2020 and 41,909 on each of May 10, 2019 and 2021 and (e) 34,461 on May 10, 2018 and 34,462 on each of May 10, 2019, 2020, 2021 and 2022.

(3)	Messrs. Stark and Fiorilli’s unvested option awards are scheduled to vest as follows: (a) 5,386 on May 10, 2018, (b) 5,725 on May 12, 2018 and 5,726 on May 12, 2019, (c) 5,191 on each of May 11, 2018, 2019 and 2020, (d) 10,113 on each of May 10, 2018, 2019, 2020 and 2021 and (e) 12,635 on each of May 10, 2018 and 2020 and 12,636 on each of May 10, 2019, 2021 and 2022.

(4)	Mr. Castagna’s unvested option awards are scheduled to vest as follows: (a) 5,386 on May 10, 2018, (b) 5,725 on May 12, 2018 and 5,726 on May 12, 2019, (c) 6,488 on May 11, 2018 and 6,489 on each of May 11, 2019 and 2020, (d) 12,641 on each of May 10, 2018, 2019 and 2020 and 12,642 on May 10, 2021 and (e) 15,794 on each of May 10, 2018 and 2020 and 15,795 on each of May 10, 2019, 2021 and 2022.

(5)	Ms. Lattmann’s unvested option awards are scheduled to vest as follows: (a) 2,863 on each of May 12, 2018 and 2019, (b) 3,460 on May 11, 2018 and 3,461 on each of May 11, 2019 and 2020, (c) 8,428 on each of May 10, 2018, 2020 and 2021 and 8,427 on May 10, 2019 and (d) 12,635 on each of May 10, 2018 and 2020 and 12,636 on each of May 10, 2019, 2021 and 2022.

(6)	Mr. Temares has an aggregate of 19,348 shares of unvested restricted stock and an aggregate of 133,119 shares underlying unvested performance stock units (“PSUs”). Mr. Temares’ unvested restricted stock awards are scheduled to vest as follows: 19,348 on May 10, 2018. Mr. Temares’ unvested PSU awards that have satisfied the applicable performance-based test are scheduled to vest as follows: (a) 38,949 on May 12, 2018, (b) 36,805 on May 11, 2018 and (c) 57,365 on May 10, 2018.

(7)	Mr. Stark has an aggregate of 16,444 shares of unvested restricted stock and an aggregate of 21,866 shares underlying unvested PSUs. Mr. Stark’s unvested restricted stock awards are scheduled to vest as follows: (a) 4,450 on May 10, 2018, (b) 3,918 on May 10, 2018 and 3,919 on May 10, 2019 and (c) 4,157 on May 10, 2018. Mr. Stark’s unvested PSU awards that have satisfied the applicable performance-based test are scheduled to vest as follows: (a) 6,216 on May 12, 2018, (b) 5,902 on May 11, 2018 and (c) 9,748 on May 10, 2018.

(8)	Mr. Castagna has an aggregate of 14,123 shares of unvested restricted stock and an aggregate of 22,816 shares underlying unvested PSUs. Mr. Castagna’s unvested restricted stock awards are scheduled to vest as follows: (a) 3,560 on May 10, 2018, (b) 3,193 on each of May 10, 2018 and 2019, (c) 3,440 on May 10, 2018 and (d) 737 on February 26, 2019. Mr. Castagna’s unvested PSU awards that have satisfied the applicable performance-based test are scheduled to vest as follows: (a) 6,216 on May 12, 2018, (b) 6,166 on May 11, 2018 and (c) 10,434 on May 10, 2018.

(9)	Ms. Lattmann has an aggregate of 3,890 shares of unvested restricted stock and an aggregate of 12,220 shares underlying unvested PSUs. Ms. Lattmann’s unvested restricted stock awards are scheduled to vest as follows: (a) 712 on May 10, 2018, (b) 581 on each of May 10, 2018 and 2019, (c) 574 on each of May 10, 2018 and 2020 and 573 on May 10, 2019 and (d) 295 on February 26, 2019. Ms. Lattmann’s unvested PSU awards that have satisfied the applicable performance-based test are scheduled to vest as follows: (a) 3,008 on May 12, 2018, (b) 3,171 on May 11, 2018 and (c) 6,041 on May 10, 2018.

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(10)	Mr. Fiorilli has an aggregate of 13,386 shares of unvested restricted stock and an aggregate of 18,610 shares underlying unvested PSUs. Mr. Fiorilli’s unvested restricted stock awards are scheduled to vest as follows: (a) 3,560 on May 10, 2018, (b) 3,193 on each of May 10, 2018 and 2019 and (c) 3,440 on May 10, 2018. Mr. Fiorilli’s unvested PSU awards that have satisfied the applicable performance-based test are scheduled to vest as follows: (a) 5,214 on May 12, 2018, (b) 5,021 on May 11, 2018 and (c) 8,375 on May 10, 2018.

(11)	Mr. Temares’ unvested PSU awards are valued at target achievement and include 68,649 PSU awards, subject to a one-year performance goal, and 357,486 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: 68,649 on May 10, 2018. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 36,806 on May 11, 2019, (b) 57,365 on each of May 10, 2019 and 2020, (c) 68,650 on May 10, 2020 and (d) 137,300 on May 10, 2020.

(12)	Mr. Stark’s unvested PSU awards are valued at target achievement and include 11,835 PSU awards, subject to a one-year performance goal, and 60,902 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: 11,835 on May 10, 2018. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 5,902 on May 11, 2019, (b) 9,747 on May 10, 2019 and 9,748 on May 10, 2020, (c) 11,835 on May 10, 2020 and (d) 23,670 on May 10, 2020.

(13)	Mr. Castagna’s unvested PSU awards are valued at target achievement and include 12,668 PSU awards, subject to a one-year performance goal, and 65,040 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: 12,668 on May 10, 2018. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 6,166 on May 11, 2019, (b) 10,434 on each of May 10, 2019 and 2020, (c) 12,669 on May 10, 2020 and (d) 25,337 on May 10, 2020.

(14)	Ms. Lattmann’s unvested PSU awards are valued at target achievement and include 8,001 PSU awards, subject to a one-year performance goal, and 39,258 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: 8,001 on May 10, 2018. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 3,172 on May 11, 2019, (b) 6,041 on each of May 10, 2019 and 2020, (c) 8,001 on May 10, 2020 and (d) 16,003 on May 10, 2020.

(15)	Mr. Fiorilli’s unvested PSU awards are valued at target achievement and include 10,168 PSU awards, subject to a one-year performance goal, and 52,276 PSU awards, subject to a three-year performance goal. Upon attainment of the one-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: 10,168 on May 10, 2018. Upon attainment of the three-year performance goal and after the Compensation Committee certifies achievement of the performance goal, the PSU awards are scheduled to vest as follows: (a) 5,021 on May 11, 2019, (b) 8,375 on each of May 10, 2019 and 2020, (c) 10,168 on May 10, 2020 and (d) 20,337 on May 10, 2020.

(16)	Pursuant to SEC rules, market value is based on the closing price of the Company’s common stock of $21.83 per share on March 2, 2018, the last trading day in fiscal 2017, rather than the grant date value under ASC 718. Accordingly, market value does not reflect a discount applied to Mr. Temares’ PSU awards by virtue of a required two-year post-vesting holding period.

44

OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Awards Vested for Fiscal 2017

The following table includes certain information with respect to the exercise of options and vesting of stock awards by NEOs during fiscal 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven H. Temares(1)(2)	296,109	3,169,091	169,880	6,303,812
Arthur Stark(3)(4)	8,933	101,861	39,919	1,486,242
Eugene A. Castagna(5)	—	—	38,906	1,438,958
Susan E. Lattmann(6)	—	—	15,558	574,428
Matthew Fiorilli(7)(8)	44,664	501,443	33,225	1,236,913

(1)	Mr. Temares exercised stock options on April 19, 2017, April 20, 2017, April 21, 2017, May 5, 2017, May 8, 2017 and May 9, 2017.

(2)	Mr. Temares acquired (i) 36,762 shares on May 10, 2017 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 133,118 shares in total on May 10, 2017, May 11, 2017 and May 12, 2017 upon the vesting of PSUs for which the performance test had been met.

(3)	Mr. Stark exercised stock options on April 21, 2017.

(4)	Mr. Stark acquired (i) 18,055 shares in total on May 10, 2017 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 21,864 shares in total on May 10, 2017, May 11, 2017 and May 12, 2017 upon the vesting of PSUs for which the performance test had been met.

(5)	Mr. Castagna acquired (i) 16,090 shares in total on February 26, 2017, May 10, 2017 and February 26, 2018 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 22,816 shares in total on May 10, 2017, May 11, 2017 and May 12, 2017 upon the vesting of PSUs for which the performance test had been met.

(6)	Ms. Lattmann acquired (i) 3,339 shares in total on February 26, 2017, May 10, 2017 and February 26, 2018 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 12,219 shares in total on May 10, 2017, May 11, 2017 and May 12, 2017 upon the vesting of PSUs for which the performance test had been met.

(7)	Mr. Fiorilli exercised stock options on April 26, 2017.

(8)	Mr. Fiorilli acquired (i) 14,617 shares in total on May 10, 2017 upon the lapse of restrictions on previously granted shares of restricted stock and (ii) 18,608 shares in total on May 10, 2017, May 11, 2017 and May 12, 2017 upon the vesting of PSUs for which the performance test had been met.

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NONQUALIFIED DEFERRED COMPENSATION

Effective January 1, 2006, the Company adopted a nonqualified deferred compensation plan for the benefit of employees defined by the Internal Revenue Service as highly compensated. A certain percentage of an employee’s contributions may be matched by the Company, subject to certain plan limitations, as more fully described below. The following table provides compensation information for the Company’s nonqualified deferred compensation plan for each of the NEOs for fiscal 2017.

Nonqualified Deferred Compensation for Fiscal 2017

Name	Executive Contributions for Fiscal 2017(1) ($)	Company Contributions for Fiscal 2017(2) ($)	Aggregate Earnings (Losses) in Fiscal 2017(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year End 2017(4) ($)
Steven H. Temares	37,154	626	79,069	—	624,581
Arthur Stark	3,538	1,600	378	—	11,591
Eugene A. Castagna	172,500	625	323,636	—	2,530,272
Susan E. Lattmann	44,231	3,477	73,292	—	527,570
Matthew Fiorilli	30,850	2,250	164,614	—	1,257,439

(1)	All amounts reported in this column were also reported in this Proxy Statement in the “Salary” column of the Summary Compensation Table for the applicable NEO.

(2)	All amounts reported in this column were also reported in this Proxy Statement in the “All Other Compensation” column of the Summary Compensation Table for the applicable NEO.

(3)	Amounts reported in this column represent returns on participant-selected investments.

(4)	Amounts reported in this column that were also reported in previously filed Proxy Statements in the “Salary” or “All Other Compensation” columns of the Summary Compensation Tables for Messrs. Temares, Stark, Castagna and Fiorilli and Ms. Lattmann were $337,934, $5,911, $1,337,576, $305,186 and $155,698, respectively.

On December 27, 2017, the Company terminated the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan 2016 Restatement, effective January 1, 2016, and its predecessor plan, the Bed Bath & Beyond Inc. Nonqualified Deferred Compensation Plan, adopted December 18, 2008 and frozen effective January 1, 2016 and all similar arrangements (together, the “Nonqualified Deferred Compensation Plans”). After December 27, 2017, no participant deferrals will be accepted and all balances will be liquidated more than 12 months but less than 24 months after December 27, 2017. Until the final payment date, the Nonqualified Deferred Compensation Plans will continue to operate in the ordinary course, except that no new participant deferrals will be credited to participant accounts under the Nonqualified Deferred Compensation Plans.

Prior to the termination of the Company’s nonqualified deferred compensation plan, a participant’s regular earnings could be deferred at the election of the participant, excluding incentive compensation, welfare benefits, fringe benefits, noncash remuneration, amounts realized from the sale of stock acquired under a stock option or grant, and moving expenses.

When a participant elects to make a deferral under the plan, the Company credits the account of the participant with a matching contribution equal to fifty percent of the deferral, offset dollar for dollar by any matching contribution that the Company makes to the participant under the Company’s 401(k) plan. The payment of this matching contribution is made upon the conclusion of the fiscal year. The maximum matching contribution to be made by the Company to a participant between the Company’s nonqualified deferred compensation plan and the Company’s 401(k) plan cannot exceed the lesser of $8,100 or three percent of a participant’s eligible compensation.

A participant is fully vested in amounts deferred under the nonqualified deferred compensation plan. A participant has a vested right in matching contributions made by the Company under the nonqualified deferred compensation plan, depending on the participant’s years of service with the Company: 20% at one to two years of service, 40% at two to three years of service, 60% at three to four years of service, 80% at four to five years of service and 100% at five or more years of service. As each of the NEOs has more than five years of service to the Company, they are each fully vested in the matching contributions made by the Company under the plan.

Amounts in a participant’s account in the nonqualified deferred compensation plan are payable either in a lump sum or substantially equal annual installments over a period of five or ten years, as elected by the participant. Such distributions may be delayed to a period of six months following a participant’s termination of employment to comply with applicable law.

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Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements

Each NEO has an employment agreement with the Company which provides for severance pay and other benefits upon a termination of their employment. For a complete description of payments due to each NEO upon termination of his or her employment with the Company, see “Potential Payments Upon Termination or Change in Control” below. These agreements also provide for non-competition and non-solicitation of the Company’s employees during the term of employment and for one year thereafter (two years in the case of Mr. Castagna). Ms. Lattmann’s agreement, as amended, provides for a two-year non-solicitation restriction and non-competition for one year but provides the Company with the ability to extend the period of non-competition for an additional year provided the Company also extends severance payments for such period. Each NEO employment agreement provides confidentiality during the term of employment and surviving the end of the term of employment.

Potential Payments Upon Termination or Change in Control

Each NEO’s employment agreements and certain of the plans in which the NEOs participate require the Company to pay compensation to the executives if their employment terminates.

The estimated amount of compensation payable to each NEO in each termination situation is listed in the table below. The table is presented using an assumed termination date and an assumed change in control date of March 3, 2018, the last day of fiscal 2017 and a price per share of common stock of $21.83 (the “Per Share Closing Price”), the closing per share price as of March 2, 2018, the last business day of fiscal 2017.

The agreements with Messrs. Temares, Stark, and Fiorilli provide for severance pay equal to three years’ salary, and the agreements with Mr. Castagna and Ms. Lattmann provide for severance pay equal to one year’s salary, if the Company terminates their employment other than for “cause” (including by reason of death or disability). Additionally, the agreements with Messrs. Temares, Stark, Castagna, and Fiorilli also provide for one year’s severance pay if the executive voluntarily leaves the employ of the Company. Severance pay will be paid in accordance with normal payroll; however, other than for Ms. Lattmann, any amount due prior to the six months after termination of employment will be paid in a lump sum on the date following the six month anniversary of termination of employment. Except in the case of Ms. Lattmann, any severance payable to these executives will be reduced by any monetary compensation earned by them as a result of their employment by another employer or otherwise. “Cause” is defined in the agreements as when the executive has: (i) acted in bad faith or with dishonesty; (ii) willfully failed to follow reasonable and lawful directions of the CEO or the Board of Directors, as applicable; (iii) performed his or her duties with gross negligence; or (iv) been convicted of a felony. Upon a termination of employment by the Company for any reason other than for cause, all unvested options will vest and become exercisable. In addition, pursuant to their respective restricted stock and PSU agreements, or, in the case of Ms. Lattmann, her employment agreement, shares of restricted stock and PSUs granted will vest upon death or disability, or upon a termination of employment without cause subject to attainment of any applicable performance goals. Further, the employment agreement with Ms. Lattmann provides for payment of her severance benefits in the event of a “constructive termination,” defined as the Company’s relocation of Ms. Lattmann’s place of employment by more than twenty-five miles, or the Company’s material breach of one or more terms of the employment agreement. These agreements also provide for non-competition and non-solicitation during the term of employment and for one year thereafter in the case of Messrs. Temares, Stark, and Fiorilli two years thereafter in the case of Mr. Castagna, and one year thereafter in the case of Ms. Lattmann, subject to the Company’s ability, in the case of Ms. Lattmann, to extend the period for an additional year provided the Company also extends her severance payments for such additional period. Each agreement provides for confidentiality during the term of employment and surviving the end of the term of employment.

Mr. Temares has a supplemental executive retirement benefit agreement and a related escrow agreement, under which he is entitled to receive a supplemental retirement benefit on his retirement or other separation from service from the Company. The retirement benefit will be payable in the form of a lump sum equal to the present value of an annual amount equal to 50% of Mr. Temares’ annual base salary on the date of termination of employment if such annual amount were paid for a period of 10 years in accordance with the Company’s normal payroll practices. Except in the case of Mr. Temares’ death (in which case the supplemental retirement benefit will be immediately payable) and the agreement as to escrow, the supplemental retirement benefit will be paid on the first business day following the six month anniversary of Mr. Temares’ termination and will be includible in his income for tax purposes at such time.

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In the event Mr. Temares elects to retire or voluntarily terminates his employment with the Company, a portion of the supplemental retirement benefit, net of withholdings, will be deposited into an escrow account governed by a separate agreement. No portion of the supplemental retirement benefit will be deposited into the escrow account, however, in the event Mr. Temares dies, is terminated by the Company without cause (as such term is defined in his employment agreement), terminates due to disability, or terminates employment within 12 months following a change of control. In the event Mr. Temares elects to retire or voluntarily terminates his employment with the Company, 1/10 of the lump sum supplemental retirement benefit distribution (net of applicable withholding taxes) will be distributed to Mr. Temares; and 9/10 of the lump sum supplemental retirement benefit distribution (net of applicable withholding taxes) will be deposited into an escrow account to be distributed in nine equal annual installments on each of the following nine anniversaries of the deposit date, subject to acceleration in the case of Mr. Temares’ death or a change of control of the Company. The entire escrow account will be distributed to Mr. Temares’ beneficiary no later than 30 days following his death or to Mr. Temares no later than 30 days following a change of control of the Company. If Mr. Temares does not comply with the restrictive covenant not to compete with the Company (as described in his employment agreement, for the term of the escrow agreement) prior to the payment of the entire escrow amount, the Company will have the right to direct the escrow agent to pay the remaining escrow amount to the Company no later than 15 days after notice to the escrow agent and Mr. Temares will forfeit any and all rights to such remaining escrow amount. Mr. Temares has agreed that in the event any amount in escrow is forfeited, he will use commercially reasonable efforts to obtain a refund of applicable taxes and remit such refund to the Company and the Company has agreed to reimburse Mr. Temares, or to pay on his behalf, reasonable legal fees and expenses incurred in connection with such a refund request. Although the amended Supplemental Executive Retirement Plan (“SERP”) provides that Mr. Temares will be protected from any impact resulting from the possible application of Section 409A to the terms of the SERP due to the complexities surrounding Section 409A, the Company believes that no such payment will be required.

Table and related footnotes follow:

	Cash Severance	Option Acceleration(1)	Restricted Stock Acceleration(1)	PSU Acceleration(2)	Nonqualified Deferred Compensation Balance(3)	Supplemental Pension(4)	Total
Steven H. Temares(6)
Termination Without Cause(5)	$11,902,500	$—	$440,748	$5,400,391	$624,581	$18,032,842	$36,401,062
Voluntary Termination(7)	$3,967,500	$—	$—	$—	$624,581	$18,032,842	$22,624,923
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(5)	$11,902,500	$—	$440,748	$5,400,391	$624,581	$18,032,842	$36,401,062
Arthur Stark(8), (9)
Termination Without Cause(5)	$5,590,170	$—	$374,595	$896,238	$11,591	$—	$6,872,594
Voluntary Termination(7)	$1,863,390	$—	$—	$—	$11,591	$—	$1,874,981
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(5)	$5,590,170	$—	$374,595	$896,238	$11,591	$—	$6,872,594
Eugene A. Castagna(8)
Termination Without Cause(7)	$1,950,000	$—	$321,722	$942,454	$2,530,272	$—	$5,744,448
Voluntary Termination(7)	$1,950,000	$—	$—	$—	$2,530,272	$—	$4,480,272
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(7)	$1,950,000	$—	$321,722	$942,454	$2,530,272	$—	$5,744,448
Susan E. Lattmann(8)
Termination Without Cause(7)	$1,050,000	$—	$88,615	$528,892	$527,570	$—	$2,195,077
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(7)	$1,050,000	$—	$88,615	$528,892	$527,570	$—	$2,195,077
Matthew Fiorilli(8)
Termination Without Cause(5)	$5,231,025	$—	$304,933	$764,857	$1,257,439	$—	$7,558,254
Voluntary Termination(7)	$1,743,675	$—	$—	$—	$1,257,439	$—	$3,001,114
Change in Control (No Termination)	$—	$—	$—	$—	$—	$—	$—
Change in Control + Termination(5)	$5,231,025	$—	$304,933	$764,857	$1,257,439	$—	$7,558,254

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(1)	Represents the value of unvested outstanding stock options and restricted stock that would accelerate and vest on a termination occurring on March 3, 2018. In the case of stock options, the value is calculated by multiplying the number of shares underlying each accelerated unvested stock option by the difference between the Per Share Closing Price and the per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate and vest by the Per Share Closing Price. The value of accelerated restricted stock includes dividends on the underlying shares of the applicable restricted stock that are subject to the same vesting restrictions that apply to the entire restricted stock. The value of accrued dividends credited as of March 3, 2018 and included above were approximately: $18,381 for Mr. Temares; $15,622 for Mr. Stark; $13,417 for Mr. Castagna; $3,696 for Ms. Lattmann; and $12,717 for Mr. Fiorilli.

(2)	Represents the value of unvested outstanding performance stock unit (PSU) awards that would accelerate and vest on a termination without cause, subject to attainment of any applicable performance goals and after the Compensation Committee certifies achievement of the applicable performance test. These values represent acceleration of the portion of (i) the May 2015 and May 2016 PSU awards for which the one-year performance test has been met, (ii) the May 2014 PSU awards for which the three-year performance test has been met, (iii) the May 2017 PSU awards subject to the one-year performance test at target, which result was reasonably estimable on March 3, 2018 based on assumptions regarding the performance of the peer companies and (iv) the May 2015 PSU awards subject to the three-year performance test at target, which result was reasonably estimable on March 3, 2018 based on assumptions regarding the performance of the peer companies. The portion of May 2016 and May 2017 PSU awards subject to a three-year performance test, based on relative performance against the peer companies, was substantially uncertain on March 3, 2018 and is not included. The value of accelerated PSU awards includes dividend equivalents on the underlying shares of the applicable PSU award that are subject to the same vesting restrictions that apply to the entire PSU award. The value of accrued dividend equivalents credited as of March 3, 2018 and included above were approximately: $192,321 for Mr. Temares; $31,705 for Mr. Stark; $33,234 for Mr. Castagna; $18,223 for Ms. Lattmann; and $27,025 for Mr. Fiorilli. For a more complete discussion of the metrics and method of calculating the applicable performance metrics for PSU awards, please see the discussion of Performance Stock Units in the Equity Compensation section of the Compensation Discussion & Analysis above.

(3)	Reflects executives’ vested account balances as of March 3, 2018.

(4)	For Mr. Temares, present value will be paid out six months following (1) termination without cause or (2) any termination (including voluntary termination) following a change in control.

(5)	Cash severance represents three times current salary payable over a period of three years following a termination without cause.

(6)	In the event of a termination of employment due to death or disability, Mr. Temares (or his estate) will receive the same payments as if there was a “Termination Without Cause.”

(7)	Cash severance represents one times current salary payable over a period of one year.

(8)	In the event of a termination of employment due to death or disability, the NEO (or the executive’s estate) will receive the same payments as if there were a “Termination Without Cause.”

(9)	Mr. Stark departed the Company effective as of May 17, 2018. Pursuant to Mr. Stark’s employment agreement with the Company, he will receive his current salary for three years, payable in normal payroll installments, except that any amount due prior to the six months after his departure will be paid in a lump sum after such six month period. Such amounts will be reduced by any compensation earned with any subsequent employer or otherwise and will be subject to his compliance with a one-year non-competition and non-solicitation covenant. Further, Mr. Stark’s equity-based awards will vest, subject to attainment of any performance goals as provided under his existing award agreements.

CEO Pay Ratio

The Company has prepared the following information required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, regarding the ratio of the compensation of our CEO to that of the Company’s median employee.

The median employee at the Company, not counting the CEO, was determined by:

•	using our total employee population (whether employed on a full-time, part-time, seasonal or temporary basis), which as of March 3, 2018, the Company’s fiscal year end, includes approximately 65,000 employees, comprised of approximately 63,000 U.S. employees and approximately 2,000 non-U.S. employees; of our total number of employees, more than 55% were part-time and more than 88% were hourly;

•	using payroll records as of March 3, 2018, the Company’s fiscal year end;

•	excluding, under the de minimis exemption to the pay ratio rule, all of our associates in each of Canada (2,154), Mexico (7), Panama (6) and the Dominican Republic (4), which in total are 2,171 associates, or approximately 3%, of our total associate population, excluding the CEO; and

•	excluding 16 associates who became associates as a result of the acquisition of Decorist, Inc. during fiscal 2017 in accordance with an exemption under the pay ratio rule for acquisitions completed in the relevant fiscal year.

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The median employee was identified using the total cash compensation, which, for this purpose, included base salary, bonus and commissions, per payroll records for the twelve months ended March 3, 2018 and pay for any permanent full-time and part-time associates (whether salaried or hourly) who were not employed for the full fiscal year were annualized.

The individual identified as the median employee is a part-time hourly associate working in a Bed Bath & Beyond store receiving a total annual compensation of $15,196. The identification of the median employee was influenced by the Company having a workforce significantly composed of part-time, hourly store associates.

The compensation of the Company’s CEO for fiscal 2017 as reported in the Summary Compensation Table was $14,605,042. This includes the grant date fair value of stock awards and stock options which may not necessarily reflect the actual value, if any, that may be realized by the CEO. The ratio of the annual total compensation of the Company’s CEO to that of the median employee was estimated to be 961:1. This estimate was calculated in a manner consistent with the applicable SEC rules and guidance, based upon the payroll and employment records of the Company. The rules and guidance applicable to this disclosure permit a variety of methods and a range of reasonable estimates and assumptions to reflect compensation practices. Therefore, the pay ratio reported by other companies in similar industries may well not be comparable to the pay ratio reported above.

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PROPOSAL 3—APPROVAL, BY NON-BINDING VOTE, OF 2017 EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, the Company is providing its shareholders the opportunity to cast an advisory vote on the compensation of its Named Executive Officers (NEOs) for fiscal 2017. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on NEOs’ compensation.

The Board of Directors recommends a vote in favor of the following resolutions:

“RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2017, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by shareholders in the Compensation Committee’s ongoing engagement, discussed above, and considers the views provided by shareholders when making future compensation decisions for NEOs. The affirmative vote of the holders of a majority of the votes cast by our shareholders in person or represented by proxy and entitled to vote is required to approve this proposal.

We believe the preceding Compensation Discussion and Analysis, including the continued changes implemented for fiscal 2018, reflects the Compensation Committee’s ongoing receptiveness and responsiveness to shareholder concerns regarding executive compensation, and supports the recommendation by the Board of a vote approving the fiscal 2017 executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR

THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS FOR FISCAL 2017 AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4—APPROVAL OF THE INCENTIVE COMPENSATION PROGRAM UNDER THE COMPANY’S 2018 INCENTIVE COMPENSATION PLAN

Shareholders are being asked to approve our new 2018 Incentive Compensation Plan (the “2018 Plan”), which was adopted by the Board on May 22, 2018, subject to and effective upon shareholder approval. The 2018 Plan is based on the terms of the 2012 Incentive Compensation Plan (“2012 Plan”) as currently in effect and includes the following key changes from the 2012 Plan:

•	New Aggregate Share Reserve. We are requesting an aggregate share reserve of 4,600,000 shares of common stock for the 2018 Plan, subject to any increase or decrease in accordance with the adjustment provisions of the 2018 Plan, as described below. The 2018 Plan continues the 2.2 to 1 “fungible share” ratio contained in the 2012 Plan. Accordingly, any shares of common stock that again become available for grant will be added back to the share reserve as one share for stock options and stock appreciation rights (“SARs”) and for awards other than stock options or SARs as 2.2 shares.

•	No Dividends or Dividend Equivalents on Unvested Awards and Stock Options/SARs. Consistent with the 2012 Plan, dividends or dividend equivalents on restricted stock awards, performance awards and other stock-based awards will be deferred until, and conditioned upon, the lapsing of the restrictions on the award without Committee discretion. Further, no dividends or dividend equivalents will be made on stock options or SARs, except as may be made as required by the adjustment provisions of the 2018 Plan as described below.

•	Elimination of Certain Code Section 162(m) Provisions. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain NEOs, subject to an exception for qualified performance-based compensation that was eliminated by recent tax reform legislation under the Tax Act for tax years beginning on or after January 1, 2018. In light of the repeal of the performance-based exception to Section 162(m) of the Code, certain provisions intended to satisfy the performance-based exception that remain in the 2012 Plan have been eliminated from the 2018 Plan. However, because of our emphasis on performance-based compensation, the 2018 Plan generally retains the 2012 Plan provisions authorizing performance awards and other types of awards based on performance as well as the annual individual limitations on awards. No changes are being proposed to the 2012 Plan and it is intended that any awards granted under the 2012 Plan that were intended to be performance-based compensation under Section 162(m) of the Code are generally grandfathered under Section 162(m) as in effect prior to the enactment of Tax Act.

•	Annual Limit on Director Compensation. The 2018 Plan provides that any equity-based awards granted to any non-employee director under the 2018 Plan in respect of any fiscal year of the Company, plus any cash-based compensation granted to any non-employee director under the 2018 Plan or otherwise in respect of any fiscal year of the Company (whether paid in cash or common stock or on a current or deferred basis) in each case, solely with respect to his or her service to the Board, may not exceed $700,000 based on the aggregate fair market value (determined as of the date of grant) of any equity awards plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

•	Term. The term of the 2018 Plan will expire on May 22, 2028, the ten year anniversary of the Board’s adoption of the Plan.

•	No Single Trigger Vesting upon a Change in Control. The 2018 Plan does not permit “single trigger” acceleration of vesting or payment of an award upon a change in control unless the award is not assumed or substituted on a substantially equivalent basis. In the event of any such assumption or substitution, the 2018 Plan authorizes the Committee to accelerate vesting if a participant is terminated without “cause” or “good reason” (each, as defined in the 2018 Plan) in connection with the change in control. If the successor does not assume or substitute outstanding awards on a substantially equivalent basis, time vested equity awards will fully accelerate and awards that vest on performance will accelerate at the greater of actual achievement of the performance goals or one hundred percent (100%) of target levels, pro-rated on the basis of service through the date of the change in control, with all other terms and conditions deemed met.

In addition to the changes described above, the 2018 Plan includes additional key provisions designed to protect our shareholders’ interests and to reflect corporate governance best practices:

•	No Discounted Stock Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

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•	No Repricing of Stock Options or SARs. The 2018 Plan prohibits the repricing of stock options and SARs, including the replacement of outstanding stock options and SARs with stock options and SARs with a lower exercise price, without shareholder approval.

•	No Liberal Share Recycling for Stock Options and SARs. Consistent with the 2012 Plan, the total number of shares of common stock available for awards will be reduced by (i) the total number of stock options or SARs that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any stock option or SAR. Further, the Company may not use the cash proceeds it receives from award exercises to repurchase shares of common stock on the open market for reuse under the 2018 Plan.

•	Minimum Vesting Requirements. The 2018 Plan ensures all awards will require at least a one year vesting period for awards where vesting is based on the attainment of performance goals and, other than with respect to the performance awards, at least a three year pro rata vesting period for awards where vesting is based solely on continued service with the Company. Accelerated vesting of awards is permitted in the case of death, disability, retirement or change of control (provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis). Up to 5% of the maximum available shares may be granted under the 2018 Plan without regard to the minimum vesting requirement.

•	No Evergreen Provision. The 2018 Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares of common stock authorized under the 2018 Plan are replenished.

•	No Automatic Grants. The 2018 Plan does not provide for automatic grants to any participant.

The Company anticipates filing a registration statement on Form S-8 with the SEC to register shares of common stock in the aggregate share reserve under the 2018 Plan, subject to and effective upon shareholder approval, as soon as practicable following such shareholders’ approval of the 2018 Plan.

The Board of Directors unanimously recommends that shareholders approve the 2018 Plan. If the requisite shareholder approval of the 2018 Plan is not obtained, it will not take effect.

Purpose of the 2018 Plan and Background of the Proposal to Approve the Amendment

The purpose of the 2018 Plan is to enable the Company to provide incentives in order to attract, retain and reward eligible participants in the 2018 Plan and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The 2018 Plan will supplement the 2012 Plan, which will continue in effect without modification in accordance with its existing terms.

As of May 22, 2018, the closing price of a share of common stock as reported on Nasdaq was $17.71. In addition, as of May 22, 2018, stock options and full value awards outstanding and shares available for grant under all of our equity compensation plans are as follows:

Stock options outstanding, all plans(1)	5,013,468
Full value awards outstanding, all plans	6,394,799
Shares available for awards, all plans(2)	8,682,774

(1)	As of May 22, 2018, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $16.845 to $70.955, with a weighted average exercise price of $47.27. The closing price of a share of common stock on such date was $17.71. The weighted average remaining contractual life of stock options outstanding under all of our equity compensation plans as of May 22, 2018 was 4.26 years.

(2)	Represents shares of common stock reserved for issuance under all of our equity compensation plans as of May 22, 2018.

The following description of the 2018 Plan is qualified in its entirety by reference to the 2018 Plan, which is attached as Exhibit A to this Proxy Statement.

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Description of the 2018 Plan

Administration

The Board has appointed two committees to administer the 2018 Plan: the Compensation Committee which is authorized to grant awards to executive officers and certain other key executives; and a second committee, consisting of the Co-Chairmen and CEO, which is authorized to grant awards to other employees and consultants (each, the “Committee” as applicable). All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent directors” under the rules of Nasdaq Stock Market, and “independent” under rules promulgated by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under the 2018 Plan, the Board has the authority to grant awards to non-employee directors.

Eligibility and Types of Awards

Under the 2018 Plan, employees, consultants and prospective employees and consultants of the Company and its affiliates and non-employee directors of the Company are eligible to be granted stock options (whether incentive stock options or nonqualified stock options), SARs, restricted stock awards, performance awards and other stock-based awards. Only employees of the Company or its subsidiaries are eligible to be granted ISOs under the 2018 Plan. Eligibility for awards under the 2018 Plan is determined by the applicable Committee in its sole discretion, provided that no award may be made to any non-employee director unless all similarly situated non-employee directors have the right to receive the same award on the same terms.

As of March 3, 2018, the following number of individuals are eligible to participate in the Plan: approximately 65,000 employees of the Company and affiliates, approximately 430 consultants to the Company and affiliates; and as of April 3, 2018, 8 non-employee directors of the Company. For the purposes of the 2018 Plan, the Company’s “affiliates” includes (i) any parent or subsidiary of the Company (as those are defined in Section 424 of the Code), (ii) any entity that is 50% or more controlled by the Company or any of its affiliates, (iii) any entity that controls 50% or more of the Company, and (iv) any entity in which the Company or any of its affiliates hold a material equity interest in and which is designated as an “affiliate” by the Company. As of the date of this proxy statement, no awards have been granted under the 2018 Plan.

Available Shares

The aggregate number of shares of common stock of the Company that may be issued or used for reference purposes under the 2018 Plan may not exceed 4,600,000. As of May 22, 2018, the 2012 Plan, which will continue in effect without modification in accordance with its terms, has 8,682,774 shares available for future grant and 11,408,267 shares subject to outstanding awards, with outstanding unexercised stock options having a weighted average remaining life and weighted average exercise price of 4.26 years and $47.27, respectively.

Shares of common stock that are subject to stock options or SARs will be counted against the overall share limit as one share for every share granted. If any stock option or SAR is cancelled, expires or terminates unexercised for any reason, the shares covered by such award will again be available for the grant of awards under the 2018 Plan, except that any stock options or SARs that are not issued as the result of a net settlement or that are used to pay any exercise price or tax withholding obligation will not be available for the grant of awards. Shares of common stock repurchased on the open market by the Company with the proceeds of a stock option exercise price also will not be available for the grant of awards.

Shares of common stock that are subject to awards (other than stock options and SARs) will be counted against the overall share limit as 2.2 shares for every share granted. If such awards are forfeited for any reason, 2.2 shares will again be available for the grant of awards under the 2018 Plan. If shares have been delivered or exchanged as full or partial payment to the Company for payment of purchase price or withholding taxes with respect to an award (other than a stock option or SAR), the number of shares so delivered or exchanged will be available again for the grant of awards under the 2018 Plan.

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The maximum number of shares of common stock subject to any stock option and/or SAR that may be granted under the 2018 Plan during any fiscal year of the Company to each employee is, in the aggregate, 1,000,000 shares. The maximum number of shares of common stock subject to any restricted stock award and/or other stock-based award that may be granted under the 2018 Plan during any fiscal year of the Company to each employee is 750,000 shares. The maximum number of shares of common stock subject to any performance award denominated in shares of common stock that may be granted to an employee under the 2018 Plan attributable to any year of a performance period is 750,000 shares. The maximum payment that may be made to an employee under the 2018 Plan and denominated in dollars for a cash-based award attributable to any year of a performance period is $5,000,000. The maximum aggregate value of equity-based awards and cash-based awards (whether paid in cash or common stock or on a current or deferred basis) that may be granted under the 2018 Plan or otherwise to a non-employee director during any fiscal year of the Company may not exceed $700,000 based on the value at grant date. The above per-participant limits will be increased for an employee or a non-employee director to the extent that awards made to the employee or non-employee director in any prior year under the 2018 Plan were for less than the maximum number of shares or the amounts permitted to be granted, in the aggregate, to the employee or the non-employee director, as applicable.

The Committee may, in accordance with the terms of the 2018 Plan, make appropriate adjustments to the above limits and the terms of outstanding stock options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination, reclassification, or exchange of shares, partial or complete liquidation, issuance of rights or warrants, sale or transfer of the Company’s assets or business, or any special cash dividend (or any other event having similar effect to any of the foregoing and as provided in the 2018 Plan).

Awards under the 2018 Plan

Stock Options. The 2018 Plan authorizes the Committee to grant incentive stock options (“ISOs”) (only to eligible employees of the Company and its subsidiaries) and non-qualified stock options to all classes of participants to purchase shares of common stock. The Committee will determine the number of shares of common stock subject to each stock option, the term of each stock option, the exercise price (which may not be less than the fair market value of the common stock at the time of grant, or 110% of fair market value in the case of ISOs granted to 10% shareholders), any vesting schedule, and the other material terms of each stock option. Stock options will be exercisable at such times and subject to such terms as are determined by the Committee at grant. The maximum term of stock options under the 2018 Plan is eight years (or five years in the case of ISOs granted to 10% shareholders). Stock options with vesting conditions based on the attainment of performance goals will be exercisable no earlier than one year after grant and stock options with vesting conditions based on the continued service of the recipient will be fully exercisable no earlier than three years after grant (permitting pro rata vesting over such three year period), subject to acceleration of vesting in the event of a change in control (provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis), retirement, death or disability, at the discretion of the Committee. However, up to 5% of the shares reserved for issuance may be granted without these minimum vesting requirements. Upon the exercise of a stock option, the participant must make payment of the full exercise price, either: in cash, check, bank draft or money order; solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the aggregate purchase price; or on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of stock options or by payment in full or in part in the form of common stock).

Stock Appreciation Rights. The 2018 Plan authorizes the Committee to grant SARs either in tandem with a stock option or independent of a stock option. A SAR is a right to receive a payment either in cash or common stock equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. The Committee will determine the terms and conditions of SARs at the time of grant, but generally SARs will be subject to the same terms and conditions as stock options (as described above).

Restricted Stock Awards. The 2018 Plan authorizes the Committee to grant restricted stock awards. Recipients of restricted stock awards enter into an agreement with the Company subjecting the restricted stock awards to transfer and other restrictions and providing the criteria or dates on which such awards vest and such restrictions lapse. The restrictions on restricted stock awards may lapse and the restricted stock awards may vest over time, based on performance criteria or other factors, as determined by the Committee at grant. For restricted stock awards that vest or whose restrictions lapse based on the attainment of performance goals, the minimum restriction or vesting period will be no less than one year after grant, and for restricted stock awards that vest or whose restrictions lapse based on the continued service of the recipient, the restriction or vesting period will be no less than three years after grant (permitting restrictions to lapse or awards to vest pro-rata over such three year period), subject to the earlier vesting or lapsing of restrictions in the event of a change in control (provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis), retirement, death or disability, as the discretion of the Committee. However, up to 5% of the shares reserved for issuance may be granted without

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these minimum vesting requirements or restriction periods. Except as otherwise determined by the Committee, a holder of a restricted stock award has all of the attendant rights of a stockholder including the right to receive dividends, if any, subject to vesting conditions as described below, the right to vote shares and, subject to and conditioned upon the vesting and restrictions lapsing for all shares, the right to tender such shares. However, in all cases, the right to receive dividends on a restricted stock award is subject to the vesting or lapsing of the restrictions on the restricted stock award.

Performance Awards. The 2018 Plan authorizes the Committee to grant performance awards entitling participants to receive a fixed number of shares of common stock or cash, as determined by the Committee, upon the attainment of performance goals with respect to a designated performance period. Unless the Committee determines otherwise at grant, the minimum performance period will be one year.

Other Awards. The 2018 Plan authorizes the Committee to grant awards of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, common stock, including but not limited to:

•	shares of common stock awarded purely as a bonus in lieu of cash and not subject to any restrictions or conditions;

•	shares of common stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an affiliate;

•	stock equivalent units;

•	restricted stock units; and

•	awards valued by reference to book value of shares of common stock. The Committee may also permit eligible employees and non-employee directors to defer all or a portion of their cash compensation in the form of such other awards under the 2018 Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

As noted above, performance-based awards granted under the 2018 Plan will be granted or will vest based on attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase in (or decrease where noted) one or more of the following criteria selected by the Committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits, including, without limitation, that attributable to continuing and/or other operations;

•	operational cash flow or economic value added;

•	gross or operating margins;

•	reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

•	earnings per share or earnings per share from continuing operations;

•	net sales, revenues, net income or earnings before income tax or other exclusions;

•	return on capital employed or return on invested capital;

•	after-tax or pre-tax return on stockholder equity; or

•	fair market value of the shares of the common stock of the Company.

The criteria to establish performance goals also include the growth in the value of an investment in the common stock of the Company assuming the reinvestment of dividends, or a transaction that results in the sale of stock or assets of the Company.

Unless the Committee determines otherwise, the Committee will disregard and exclude the impact of an item, event, occurrence or circumstance including: restructurings, discontinued operations, disposal of a business, extraordinary items and other unusual or non-recurring charges; an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; a change in accounting standards required by generally accepted accounting principles; or other similar events.

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In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control

In the event of a change in control, each outstanding award will be treated as the Committee determines without a participant’s consent, including without limitation:

•	that the awards may be assumed or substituted by a successor on a substantially equivalent basis (with appropriate adjustments as to the number and kind of shares and prices);

•	upon written notice to participants, the awards may terminate upon, or immediately prior to, the change in control, subject to the terms and conditions of the 2018 Plan, provided that a successor does not assume or substitute substantially equivalent awards;

•	the awards will vest and become exercisable, realizable or payable provided that the successor does not assume or substitute substantially equivalent awards, or in the event of any such assumption or substitution, solely upon a participant’s termination without cause or for good reason in connection with a change in control;

•	the awards may be terminated in exchange for cash and/or property equal to the amount that would have been attained upon the exercise of such award or realization of a participant’s rights as of the date of the change in control, provided that the successor does not assume or substitute substantially equivalent awards;

•	the awards may be replaced on a substantially equivalent basis with other rights or property selected by the Committee in its sole discretion; or

•	any combination of the foregoing.

If the successor does not assume or substitute outstanding awards, the stock options and SARs that are not assumed or substituted will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance awards, and other stock-based awards (including, without limitation, restricted stock units) not assumed or substituted for will lapse, and with respect to awards with performance-based vesting, not assumed or substituted, all performance goals or other vesting criteria will be deemed achieved at the greater of actual achievement of performance goals or 100% of target levels, pro-rated on the basis of service through the date of the change in control and all other terms and conditions will be deemed met. In addition, if a stock option or SAR is not assumed or substituted for in the event of a change in control, the Committee will notify the participant that the stock option or SAR will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion (but in no event for a period of less than ten business days), and the stock option or SAR will terminate upon the expiration of such period. Awards with an exercise or purchase price that is less than the price paid in connection with the change in control maybe cancelled without participant consent.

Term

Awards under the 2018 Plan may not be made after May 22, 2028, but awards granted prior to such date may extend beyond that date.

Amendment and Termination

Subject to the rules referred to in the balance of this paragraph, the Board or an authorized Committee consisting solely of two or more non-employee directors may at any time amend, in whole or in part, any or all of the provisions of the 2018 Plan, or suspend or terminate it entirely, retroactively or otherwise. Except to correct obvious drafting errors or as required to comply with applicable law or accounting rules, no such amendment may reduce the rights of a participant with respect to awards previously granted without the consent of such participant. In addition, without the approval of shareholders, no amendment may be made that would:

•	increase the aggregate number of shares of common stock that may be issued under the 2018 Plan (subject to the adjustment provisions in the 2018 Plan, as described above);

•	increase the maximum individual participant share limitations for a fiscal year or year of a performance period (subject to the adjustment provisions in the 2018 Plan, as described above;

•	change the classification of individuals eligible to receive awards under the 2018 Plan;

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•	extend the maximum stock option term;

•	decrease the minimum exercise price of (i.e., reprice) any award; reduce the exercise price of any stock option or SAR or cancel any outstanding “in the money” stock option or SAR in exchange for cash; substitute any stock option or SAR in exchange for a stock option or SAR (or similar other award) with a lower exercise price; or

•	require shareholder approval in order for the 2018 Plan to continue to satisfy the Section 422 of the Code or to satisfy the applicable rules of the Nasdaq Stock Market.

Nontransferability

Except as the Committee may permit, at the time of grant or thereafter, awards granted under the 2018 Plan are not transferable by a participant other than by will or the laws of descent and distribution. Shares of common stock acquired by a permissible transferee will continue to be subject to the terms of the 2018 Plan and the applicable award agreement.

Future 2018 Plan Awards

Future awards under the 2018 Plan cannot be determined at this time, because such awards will be based upon prospective factors, including the nature of services to be rendered by current or prospective employees of, and consultants to, the Company or its affiliates, and by current or prospective non-employee directors of the Company and their potential contributions to the success of the Company or its affiliates.

Material U.S. Federal Income Tax Consequences of Stock Options

The following summary of the principal U.S. federal income tax consequences with respect to stock options under the 2018 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL THE TAX CONSIDERATIONS THAT MAY BE RELEVANT. EACH RECIPIENT OF A GRANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH RECIPIENT OF THE GRANT AND THE DISPOSITION OF COMMON STOCK. THIS SUMMARIZED TAX INFORMATION IS NOT TAX ADVICE.

Non-qualified Stock Options. In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the common stock. Subject to the limitations of Section 162(m) of the Code and Section 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Incentive Stock Options. The grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.

The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of a stock option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain subsidiaries) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of a stock option either (i) within two years from the date the ISO was granted, or (ii) within one year

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from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G (as described below), the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Section 16(b). Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and non-qualified stock options as a result of special tax rules regarding the income tax consequences concerning their stock options.

Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000. The exception for qualified “performance-based” compensation was eliminated by the Tax Act for tax years beginning on or after January 1, 2018. Under the Tax Act, the term “covered employee” includes any individual who served as the Company’s chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers for the taxable year. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years, including after termination or death.

Parachute Payments. In the event that the payment of any award under the 2018 Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitutes parachute payments under Section 280G of the Code, then, subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion.

Section 409A of the Code. Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2018 Plan are anticipated to be exempt from the requirements of Section 409A, awards that are not exempt are intended to comply with Section 409A.

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The following table provides certain information as of March 3, 2018 with respect to the Company’s equity compensation plans. This information is as of the end of the Company’s fiscal year. More current information, as of May 22, 2018, is included in the proposal above.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(1)	5,982,068	(2)	$55.76	(3)	9,078,459
Equity compensation plans not approved by shareholders	—		—		—
Total(4)	5,982,068	(2)	$55.76	(3)	9,078,459

(1)	The Company’s 2012 Incentive Compensation Plan.

(2)	This amount includes 1,741,062 shares that may be issued upon the vesting of performance stock units granted under the 2012 Incentive Compensation Plan, which represents the estimated maximum number of shares that may be issued upon the vesting of the performance stock units. This amount also includes 4,241,006 of stock options outstanding.

(3)	The weighted-average exercise price solely takes into account outstanding stock options as other outstanding awards under the 2012 Incentive Compensation Plan do not have an exercise price.

(4)	Any shares of common stock that are subject to awards of options or stock appreciation rights under the 2012 Incentive Compensation Plan shall be counted against the aggregate number of shares of common stock that may be issued as one share for every share issued. Any shares of common stock that are subject to awards other than options or stock appreciation rights, including restricted stock awards and performance stock units, shall be counted against this limit as 2.2 shares for every share granted.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST BY OUR SHAREHOLDERS IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE WITH RESPECT TO THIS PROPOSAL IS REQUIRED TO APPROVE THE 2018 INCENTIVE COMPENSATION PLAN.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS

VOTE FOR THE APPROVAL OF THE 2018 INCENTIVE COMPENSATION PLAN.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of May 4, 2018 by (i) each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock; (ii) our NEOs; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group. Ownership data with respect to our institutional shareholders is based upon information publicly available as described in the footnotes below.

The following table gives effect to the shares of common stock issuable within 60 days of May 4, 2018 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 140,042,032 shares of our common stock outstanding at May 4, 2018. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083.

Name	Position	Number of Shares of Common Stock Beneficially Owned and Percent of Class
FMR LLC		15,271,278	(1)	10.9%
BlackRock, Inc.		12,680,038	(2)	9.1%
The Vanguard Group		11,344,317	(3)	8.1%
Hotchkis and Wiley Capital Management, LLC		8,679,718	(4)	6.2%
Warren Eisenberg	Co-Chairman and Co-Founder	2,114,038	(5)	1.5%
Leonard Feinstein	Co-Chairman and Co-Founder	1,977,316	(6)	1.4%
Steven H. Temares	Chief Executive Officer and Director	2,389,758	(7)	1.7%
Arthur Stark	President and Chief Merchandising Officer	354,100	(8)	*
Eugene A. Castagna	Chief Operating Officer	351,253	(9)	*
Susan E. Lattmann	Chief Financial Officer and Treasurer	98,874	(10)	*
Matthew Fiorilli	Senior Vice President—Stores	302,941	(11)	*
Dean S. Adler	Director	40,757	(12)	*
Stanley F. Barshay	Director	28,658		*
Stephanie Bell-Rose	Director	—		—
Klaus Eppler	Director	19,203		*
Patrick R. Gaston	Director	25,894		*
Jordan Heller	Director	21,115		*
Victoria A. Morrison	Director	18,898		*
Johnathan B. Osborne	Director	—		—
Virginia Ruesterholz	Director	6,674		*
All Directors and Executive Officers as a Group (16 persons)		7,749,479		5.5%

*	Less than 1% of the outstanding common stock of the Company.

(1)	Information regarding FMR LLC was obtained from a Schedule 13G filed with the SEC on February 13, 2018 by FMR LLC. The Schedule 13G states that FMR LLC has sole voting power of 4,981,413 shares of common stock and sole dispositive power of 15,271,278 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)	Information regarding BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC on January 29, 2018 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power of 11,942,600 shares of common stock and sole dispositive power of 12,680,038 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

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(3)	Information regarding The Vanguard Group was obtained from a Schedule 13G filed with the SEC on February 12, 2018 by The Vanguard Group. The Schedule 13G states that The Vanguard Group has sole voting power of 75,893 shares of common stock, shared voting power of 19,600 shares of common stock, sole dispositive power of 11,260,198 shares of common stock and shared dispositive power of 84,119 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Information regarding Hotchkis and Wiley Capital Management, LLC was obtained from a Schedule 13G filed with the SEC on February 14, 2018 by Hotchkis and Wiley Capital Management, LLC. The Schedule 13G states that Hotchkis and Wiley Capital Management, LLC. has sole voting power of 6,346,075 and sole dispositive power of 8,679,718 shares of common stock. The address of Hotchkis and Wiley Capital Management, LLC is 725 S. Figueroa Street 39th Fl., Los Angeles, CA 90017.

(5)	The shares shown as being owned by Mr. Eisenberg include: (a) 69,792 owned by Mr. Eisenberg individually; (b) 172,466 shares issuable pursuant to stock options granted to Mr. Eisenberg that are exercisable or become exercisable within 60 days; (c) 500,000 shares owned by a foundation of which Mr. Eisenberg and his family members are trustees and officers; (d) 1,000,000 shares owned by trusts for the benefit of Mr. Eisenberg and his family members; (e) 347,942 shares owned by his spouse; (f) 4,300 shares of restricted stock; and (g) 19,538 shares underlying PSUs that are expected to vest within 60 days. Mr. Eisenberg has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee.

(6)	The shares shown as being owned by Mr. Feinstein include: (a) 933,289 shares owned by Mr. Feinstein individually; (b) 172,466 shares issuable pursuant to stock options granted to Mr. Feinstein that are exercisable or become exercisable within 60 days; (c) 350,000 shares owned by a foundation of which Mr. Feinstein and his family members are directors and officers; (d) 156,483 shares held by trusts for the benefit of Mr. Feinstein’s family members; (e) 341,240 shares owned by his spouse; (f) 4,300 shares of restricted stock; and (g) 19,538 shares underlying PSUs that are expected to vest within 60 days. Mr. Feinstein has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee.

(7)	The shares shown as being owned by Mr. Temares include: (a) 623,099 shares owned by Mr. Temares individually; (b) 1,509,856 shares issuable pursuant to stock options granted to Mr. Temares that are exercisable or become exercisable within 60 days; (c) 99,336 shares owned by a family limited partnership, of which Mr. Temares and his spouse are the sole general partners, and of which Mr. Temares and his spouse serve as limited partners together with trusts for the benefit of Mr. Temares, his spouse and his children; (d) 5,000 shares owned by a family limited partnership established by Mr. Temares’ mother; (e) 19,348 shares of restricted stock; and (f) 133,119 shares underlying PSUs that are expected to vest within 60 days. Mr. Temares has sole voting power with respect to the shares held by him individually and the above described family limited partnership but disclaims beneficial ownership of the shares owned by the family limited partnership established by Mr. Temares’ mother.

(8)	The shares shown as being owned by Mr. Stark include: (a) 128,878 shares owned by Mr. Stark individually; (b) 186,912 shares issuable pursuant to stock options granted to Mr. Stark that are exercisable or become exercisable within 60 days; (c) 16,444 shares of restricted stock; and (d) 21,866 shares underlying PSUs that are expected to vest within 60 days. Mr. Stark departed from the Company effective as of May 17, 2018.

(9)	The shares shown as being owned by Mr. Castagna include: (a) 115,295 shares owned by Mr. Castagna individually; (b) 199,019 shares issuable pursuant to stock options granted to Mr. Castagna that are exercisable or become exercisable within 60 days; (c) 14,123 shares of restricted stock; and (d) 22,816 shares underlying PSUs that are expected to vest within 60 days.

(10)	The shares shown as being owned by Ms. Lattmann include: (a) 31,443 shares owned by Ms. Lattmann individually; (b) 51,321 shares issuable pursuant to stock options granted to Ms. Lattmann that are exercisable or become exercisable within 60 days; (c) 3,890 shares of restricted stock; and (d) 12,220 shares underlying PSUs that are expected to vest within 60 days.

(11)	The shares shown as being owned by Mr. Fiorilli include: (a) 84,033 shares owned by Mr. Fiorilli individually; (b) 186,912 shares issuable pursuant to stock options granted to Mr. Fiorilli that are exercisable or become exercisable within 60 days; (c) 13,386 shares of restricted stock; and (d) 18,610 shares underlying PSUs that are expected to vest within 60 days.

(12)	The shares shown as being owned by Mr. Adler include: (a) 29,895 owned by Mr. Adler individually and (b) 10,862 shares owned by a foundation of which Mr. Adler is a trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our common stock and their common stock holdings for fiscal 2017, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors and executive officers.

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OTHER MATTERS

Certain Relationships and Related Transactions

The Company’s Audit Committee reviews and, if appropriate, approves transactions brought to the Committee’s attention in which the Company is a participant and the amount involved exceeds $120,000, and in which, in general, beneficial owners of more than 5% of the Company’s common stock, the Company’s directors, nominees for director, executive officers, and members of their respective immediate families, have a direct or indirect material interest. The Committee’s responsibility with respect to the review and approval of these transactions is set forth in the Audit Committee’s charter.

Martin Eisenberg, a son of Warren Eisenberg, the Company’s Co-Chairman, is the Company’s Regional Vice President for the Northeast Region, with responsibilities in areas that include store operations, merchandising, store design and product sourcing. For fiscal 2017, his salary was $548,137 and he received other benefits consistent with his position and tenure, including a restricted stock award valued at $150,000, and an automotive allowance and employer 401(k) match aggregating approximately $10,157. He has been employed by the Company since 1977.

Ronald Eisenberg, a son of Warren Eisenberg, the Company’s Co-Chairman, was the founder and owner of Chef Central, Inc., a retailer of kitchenware, cookware and homeware items catering to cooking and baking enthusiasts, certain assets of which the Company acquired on January 27, 2017 (the “Acquisition”). The Acquisition was for a cash purchase price of $1,000,000, and incremental earnout payments potentially aggregating up to $1,250,000. The incremental earnout payments are dependent on the opening and continuing in operation, which opening and operation are at the Company’s discretion, of up to 50 free-standing stores (or specialty departments within the Company’s stores) operating under the Chef Central or other agreed upon branding. Following the Acquisition, he joined the Company as an employee to build Chef Central branded stores or departments. For fiscal 2017, his salary was $250,000, and he received other benefits consistent with his position and tenure, including a restricted stock award valued at $60,000.

A brother-in-law of Arthur Stark, the Company’s President, earned in his capacity as a sales representative employed by Blue Ridge Home Fashions commissions aggregating approximately $131,000 on sales of merchandise in fiscal 2017 by Blue Ridge Home Fashions to the Company in the amount of approximately $13.1 million. Additionally, a son-in-law of Mr. Stark is a managing member and has a minority equity interest in Colordrift LLC which had aggregate sales of merchandise to the Company of approximately $3.4 million in fiscal 2017. Colordrift LLC had a pre-existing sales relationship with the Company at the time such managing member became Mr. Stark’s son-in-law, which was during the Company’s fiscal 2012 year. Mr. Stark departed from the Company effective as of May 17, 2018.

Householding

Unless we have received contrary instructions, we are mailing one copy of the proxy materials (other than the proxy card) to record holders who have the same address and last name. Such record holders will continue to receive separate proxy cards. We refer to this practice as householding.

If you are a record holder who participates in householding and wish to receive separate copies of the proxy materials for the 2018 Annual Meeting or future Annual Meetings, then please contact the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083, or calling 908-613-5820. We will promptly deliver separate copies of the proxy materials for the 2018 Annual Meeting upon receiving your request.

If you are a record holder who is eligible for householding and do not currently participate in the program but would like to, then please contact the Secretary of the Company at the address or phone number indicated above.

If you are a beneficial owner, then please contact your stockbroker, bank or other holder of record to receive one or separate copies of the proxy materials.

Next Year’s Annual Meeting

Proposals which shareholders intend to be eligible for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Shareholders pursuant to the SEC’s proxy rules (i.e., Rule 14a-8) must be received by the Company no later than January 31, 2019.

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Any shareholder intending to include a director nominee in the Company’s proxy materials for the 2019 Annual Meeting of Shareholders pursuant to Article II, Section 11 of the Company’s Amended Bylaws (i.e. proxy access) should carefully review the requirements for using proxy access, as described in such Section. The Company must receive a shareholder’s nomination, with all required information, between the close of business on January 1, 2019 and the close of business on January 31, 2019.

Under the Company’s Amended Bylaws, any proposal for consideration at the 2019 Annual Meeting of Shareholders submitted by a shareholder other than pursuant to the two methods described above will be considered timely only if it is received by the Company between the close of business on March 1, 2019 and the close of business on April 1, 2019, and is otherwise in compliance with the requirements set forth in the Company’s Amended By-laws. If the date of the 2019 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after the anniversary date of the 2018 Annual Meeting of Shareholders, notice must be received not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2019 Annual Meeting of Shareholders, or if the first public announcement of the date of the 2019 Annual Meeting of Shareholders is less than 100 days prior to the date of the 2019 Annual Meeting of Shareholders, the 10th day following the date on which notice of the date of the meeting is given to shareholders or made public, whichever occurs first.

Any information required to be received by the Company, as described above, should be sent to the Company’s Corporate Secretary at 650 Liberty Avenue, Union, New Jersey 07083, Attn: c/o General Counsel.

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EXHIBIT A

BED BATH & BEYOND INC.

2018 INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of this Bed Bath & Beyond Inc. 2018 Incentive Compensation Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based and other incentives, thereby creating a means to raise the level of equity ownership by such individuals and provide other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders.

The Plan was adopted by the Board on May 22, 2018, as the Bed Bath & Beyond Inc. 2018 Incentive Compensation Plan, effective upon the date the shareholders of the Company approve the Plan in accordance with the laws of the State of New York and the requirements of the Nasdaq Stock Market.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3 “Award” means any award under the Plan of any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award or Other Stock-Based Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words or a concept of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in connection therewith; or (b) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words or a concept of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company or an Affiliate, as determined by the Committee in its sole discretion. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable New York law.

2.6 “Change in Control” means, the occurrence of any one or more of the following events:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of

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securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding a person that is an “affiliate” (as such term is used in the Exchange Act) of the Company on the date of this Agreement, or any affiliate of any such person;

(b) during any period of twelve (12) months, the majority of the Board consists of individuals other than “Incumbent Directors” which term means the members of the Board at the beginning of such period, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (a), (c), or (d) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of a majority of the directors who comprised the Incumbent Directors or whose election or nomination for election was previously so approved;

(c) upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

(d) upon approval by the shareholders of the Company, the Company adopts any plan of liquidation providing for the distribution of all or substantially all its assets, provided that this Section 2.6(d) shall not constitute a Change in Control with respect to a 409A Covered Award; or

(e) upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, for an Award that provides for payment or settlement upon a Change in Control and that constitutes a 409A Covered Award, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.8 “Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, the Compensation Committee of the Board appointed from time to time by the Board (or another committee or committees of the Board appointed for the purposes of administering the Plan); and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of Persons with respect to which such Committee shall have the power to grant Awards. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to “the Committee” shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may exercise only the power and authority granted to “the Committee” by the Plan with respect to those Persons to which it has the power to grant Awards as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more Directors. Each Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an “independent director” as defined and to the extent required under the rules and regulations of the Nasdaq Stock Market or such other applicable securities exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, and, as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, that to the extent allowed by applicable law, the foregoing shall not apply to any Committee that does not have the power to grant Awards to executive officers or Directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any Awards granted to such executive officers and Directors. If for any reason such Committee does not meet the requirements of Rule 16b-3, such

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noncompliance with the requirements of Rule 16b-3 shall not affect the validity of Awards, grants, interpretations or other actions of the Committee. In the event that more than one Committee is appointed by the Board, the power to amend the Plan granted by Article XI hereof may be exercised only by a Committee comprised solely of “non-employee directors” within the meaning of Rule 16(b)-3 under the Exchange Act or by a majority or the entire Board.

2.9 “Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

2.10 “Company” means Bed Bath & Beyond Inc., a New York corporation, and its successors by operation of law.

2.11 “Consultant” means any individual who (either directly or through his or her employer) is an advisor or consultant to, or subject to Section 5.2, a prospective advisor or consultant to, the Company or an Affiliate.

2.12 “Director” means a member of the Board of Directors of the Company (or any successor to the Company).

2.13 “Disability” shall mean, unless otherwise determined by the Committee at grant, a Participant’s “disability” (or term of like import) as such term is defined in the long-term disability plan of the Company applicable to such Participant or, in the absence of such a definition, the inability of a Participant to perform the major duties of his or her occupation for at least 90 days in any 180-day period because of sickness or injury. Notwithstanding the foregoing, for Awards under the Plan that provide for payments that are triggered upon a Disability and that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.14 “Effective Date” means the effective date of the Plan as defined in Article XIV.

2.15 “Eligible Employee” means each employee of, or subject to Section 5.2, each prospective employee of, the Company or an Affiliate. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean each employee of the Company, its Subsidiaries or its Parents, if any, other than a prospective employee, who are eligible pursuant to Article V to be granted Incentive Stock Options under the Plan.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.17 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the average of the high and low sales prices reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority. For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.18 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.19 “409A Covered Award” has the meaning set forth in Section 13.13(b).

2.20 “Good Reason” means, with respect to a Participant’s Termination of Employment, the following: (a) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award; provided, however, that with regard to any agreement under which the definition of “good reason” applies only on occurrence of a change in control (including, without limitation, a Change in Control), such definition of “good reason” shall not apply until a change in control (including, without limitation, a Change in Control) actually takes place and then only with regard to a termination thereafter; or (b) if such an agreement does not exist or if “good reason” is not defined in any such agreement, as defined in the Award agreement, if at all.

2.21 “Incentive Stock Option” means any Option awarded to an Eligible Employee under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” means a Director of the Company who is not an active employee of the Company or an Affiliate.

2.23 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of an Option.

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2.24 “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.25 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.26 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.27 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.28 “Performance Award” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash at the end of a specified Performance Period.

2.29 “Performance Period” has the meaning set forth in Section 9.1.

2.30 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.31 “Plan” means this Bed Bath & Beyond Inc. 2018 Incentive Compensation Plan, as amended from time to time.

2.32 “Prior Plan” means the Bed Bath & Beyond Inc. 2012 Incentive Compensation Plan, as amended.

2.33 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.34 “Restricted Stock Award” means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, subject to the restrictions under Article VIII.

2.35 “Restricted Stock Unit” means an Award of a bookkeeping entry representing an amount equal to the Fair Market Value of one share of Common Stock. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company, which may be paid in cash, shares of Common Stock or a combination thereof, as provided in an Award agreement.

2.36 “Restriction Period” has the meaning set forth in Subsection 8.3(a) with respect to Restricted Stock Awards.

2.37 “Retirement” means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date as may be determined by the Committee at the time of grant or thereafter. For the avoidance of doubt, Retirement shall not include a Termination of Employment or Termination of Consultancy without Cause or due to death or Disability. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65.

2.38 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.40 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.41 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.42 “Substitute Awards” mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

2.43 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value, on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (ii) the aggregate exercise price of such Option (or such portion thereof).

2.44 “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parents, if any.

2.45 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.46 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity retaining a Participant as a Consultant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her

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consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer any of a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.47 “Termination of Directorship” means that the Non-Employee Director has ceased to be a Director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a Director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.48 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer any of an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.49 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including by the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Performance Awards, and (v) Other Stock-Based Awards. Without limiting the generality of the foregoing, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder, provided that no award may be made to any Non-Employee Director unless all similarly situated Non-Employee Directors have the right to receive the same award on the same terms;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine the number of shares of Common Stock (if any) to be covered by an Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f) to determine whether and under what circumstances an Option may be settled in cash, Common Stock and/or restricted stock under Section 6.2(d);

(g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant, provided, however, that any amounts so deferred shall be structured in a manner intended to comply with Section 409A of the Code;

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(h) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(i) to modify, extend or renew an Award, subject to Sections 6.2(j) and 11.1 herein;

(j) to determine whether an Option is an Incentive Stock Option;

(k) solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to purchase shares of Common Stock under the Plan; and

(l) to determine at grant that an Option shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in detrimental activity with respect to the Company or its Affiliates (as such term is defined by the Committee in the Award agreement) and, to interpret such definition and to approve waivers with regard thereto.

3.3 Guidelines. Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall reduce the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

Without limiting the generality of the foregoing, the Committee may adopt special guidelines, provisions and procedures applicable to Awards granted to persons who are residing in or employed in, or subject to, the taxes or laws of, any domestic or foreign jurisdictions to comply with, or to accommodate differences in, applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. The Board may designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former

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member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, Directors or members or former officers, Directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a) Aggregate Limitation. The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

(i) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed a total of 4,600,000, subject to any increase or decrease pursuant to Section 4.2, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one share for every share granted. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.2 shares for every share granted.

(ii) If any Option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised Award shall again be available for the purpose of Awards under the Plan. If any Awards under the Plan (other than Options or Stock Appreciation Rights) are forfeited for any reason, the number of forfeited shares of Common Stock shall again be available for the purposes of Awards under the Plan, subject to Section 4.1(a)(iv). If a Stock Appreciation Right is granted in tandem with an Option, such grant shall apply only once against the maximum number of shares of Common Stock that may be issued under the Plan. Shares of Common Stock underlying Awards that may be settled solely in cash shall not be deemed to use shares that may be issued under the Plan.

(iii) If Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of purchase price of an Award under the Plan other than an Option or Stock Appreciation Right, or for payment of withholding taxes with respect to an Award under the Plan other than an Option or Stock Appreciation Right, the number of shares of Common Stock delivered or exchanged as payment of purchase price or for withholding shall be available again for the grant of Awards under the Plan. In addition, the number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Option or Stock Appreciation Right. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase shares of Common Stock on the open market for reuse under this Plan.

(iv) Any shares of Common Stock that again become available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share were subject to an Option or Stock Appreciation Right granted under the Plan, as 2.2 shares if such shares were subject to an Award other than an Option or a Stock Appreciation Right granted under the Plan as provided in Section 4.1(a)(i).

(b) Individual Participant Limitations. The following provisions apply in determining the Awards that may be granted to an individual during a fiscal year of the Company.

(i) The maximum number of shares of Common Stock subject to Options and/or Stock Appreciation Rights that may be granted under the Plan during any fiscal year of the Company to an Eligible Employee shall be, in the aggregate, 1,000,000 shares (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to Restricted Stock Awards and/or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to an Eligible Employee shall be, in the aggregate, 750,000 shares, (subject to any increase or decrease pursuant to Section 4.2). The maximum number of shares of Common Stock subject to Performance

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Awards denominated in shares of Common Stock that may be granted to an Eligible Employee under the Plan attributable to any year of a Performance Period shall be 750,000 shares (subject to any increase or decrease pursuant to Section 4.2). If a Stock Appreciation Right is granted in tandem with an Option it shall apply against the Eligible Employee’s individual share limitation applicable to Stock Appreciation Rights and Options.

(ii) The maximum payment that may be made to an Eligible Employee under Performance Awards granted under the Plan and denominated in dollars attributable to any year of a Performance Period shall be $5,000,000.

(iii) Notwithstanding any other provision of the Plan to the contrary, the aggregate value of equity-based Awards granted to a Non-Employee Director in respect of any fiscal year of the Company, plus any cash-based compensation granted to a Non-Employee Director under the Plan or otherwise in respect of any fiscal year of the Company (whether paid in cash or common stock or on a current or deferred basis), in each case, solely with respect to the individual’s service as a Non-Employee Director, may not exceed $700,000 based on the aggregate Fair Market Value (determined as of the date of grant) of any equity-based Award plus the aggregate value (determined as of the date of grant) of any cash-based compensation.

(iv) Notwithstanding the foregoing, to the extent that shares of Common Stock or amounts for which Awards are permitted to be granted to an Eligible Employee or a Non-Employee Director pursuant to Section 4.1(b) during a fiscal year of the Company or Performance Period, as the case may be, are not covered by an Award in the Company’s fiscal year or Performance Period, as the case may be, such shares of Common Stock or amounts shall be available for grant or issuance to such Eligible Employee or Non-Employee Director in any subsequent fiscal year or years during the term of the Plan.

(c) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a) or authorized for grant to an Eligible Employee or Non-Employee Director in any fiscal year of the Company pursuant to Section 4.1(b). Additionally, in the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not Eligible Employees, Consultants or Non-Employee Directors prior to such acquisition or combination.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend or distribution, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, any special cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, then the aggregate number and kind of shares that thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor. In furtherance of this Section 4.2(b), each outstanding Award shall be adjusted as provided

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herein in the event of an “equity restructuring” within the meaning of FASB ASC Topic 718. Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Unless otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions that are less than one-half and rounding-up for fractions that are equal to or greater than one-half. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of (x) a merger or consolidation in which the Company is not the surviving entity, (y) any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (z) the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as an “Acquisition Event”), then provided that a successor does not assume or substitute outstanding Awards on a substantially equivalent basis as provided in Section 4.3, the Committee, in its sole discretion, may terminate all vested and unvested Awards that are outstanding as of the date of the Acquisition Event and (i) with respect to Awards other than Options and Stock Appreciation Rights, make payment to the Participant for such Award (whether vested and unvested) following such Acquisition Event and (ii) with respect to Options and Stock Appreciation Rights, deliver notice of termination to each Participant at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested and unvested Awards that are then outstanding (without regard to any limitations on vesting or exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the consummation of the Acquisition Event, and, provided that, if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

4.3 Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Committee determines, in its sole discretion without a Participant’s consent, as follows:

(a) Awards will be assumed or substituted on a substantially equivalent basis by the acquiring or succeeding entity (or an affiliate thereof) (each a “successor”) with appropriate adjustments in accordance with Section 4.2(b) as to the number and kind of shares and prices;

(i) upon written notice to a Participant, Awards will terminate upon or immediately prior to the consummation of such Change in Control, subject to the terms and conditions of Section 4.3(b), provided that the successor does not assume or substitute substantially equivalent Awards;

(ii) outstanding Awards will vest and become exercisable, realizable, or payable or restrictions applicable to an Award will lapse, in whole or in part, subject to the terms and conditions of Section 4.3(b), provided that the successor does not assume or substitute substantially equivalent Awards, or, in the event of any such assumption or substitution, solely upon the termination of a Participant’s employment by the Company, an Affiliate or successor without Cause or by the Participant for Good Reason, in each case, in connection with a Change in Control, as specified in a plan established by the Company, an Affiliate or successor, a written agreement between the Participant and the Company, Affiliate or successor or as otherwise determined by the Committee;

(iii) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control, subject to the terms and conditions of Section 4.3(b), provided that the successor does not assume or substitute substantially equivalent Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in Control the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award on a substantially equivalent basis with other rights or property selected by the Committee in its sole discretion; or

(iv) any combination of the foregoing.

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In taking any of the actions permitted under this Section 4.3, the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(b) In the event that the successor does not assume or substitute for the Award (or portion thereof) on a substantially equivalent basis, immediately prior to the Change in Control (but conditioned on the consummation of the Change in Control), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted, including shares of Common Stock as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Performance Awards, and Other Stock-Based Awards (including, without limitation, Restricted Stock Units) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted, all performance goals or other vesting criteria will be deemed achieved at the greater of actual achievement of the performance goals or one hundred percent (100%) of target levels, pro-rated on the basis of service through the date of the Change in Control, and all other terms and conditions will be deemed met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Committee will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion (but in no event for a period of less than ten business days), and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

(c) For the purposes of this Section 4.3, an Award will be considered assumed or substituted on a substantially equivalent basis if, following the Change in Control, the Award vests and, if applicable, becomes exercisable, in accordance with its original terms and confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock) (less the applicable exercise price in the case of an Option or Stock Appreciation Right); provided, however, that if such consideration received in the Change in Control does not consist solely of common stock of the successor or its Parent, the Committee may, with the consent of the successor, provide for the per share consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of Restricted Stock, Performance Award, or Other Stock Based Award for each share of Common Stock subject to such Award to consist solely of common stock of the successor or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(d) Notwithstanding anything in this Section 4.3 to the contrary, an Award that vests, is earned, or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a good faith modification to such performance goals only to reflect the successor’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

4.4 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Option under which a Participant may receive Common Stock may be granted under the Plan to an Eligible Employee, Consultant or Non-Employee Director if such stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director, unless such Option is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2 Incentive Stock Options. Only employees of the Company or its Subsidiaries, other than prospective employees, shall be eligible for grants of Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

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ARTICLE VI

STOCK OPTIONS

6.1 Options. Options may be granted alone or in addition to other Awards granted under the Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Options. Each Option granted under the Plan shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a non-qualified Option, not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

6.2 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to an Option shall be determined by the Committee at the time of grant, provided that the per-share exercise price of any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the per share exercise price of any such Option shall be no less than 110% of the Fair Market Value of the Common Stock at the time of grant.

(b) Option Term. The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than eight years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years after the date the Option is granted.

(c) Exercisability. Unless the Committee determines otherwise at grant or as otherwise provided herein, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, if the Committee provides, in its discretion, that any Option is exercisable subject to certain limitations (including, without limitation, that such Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Notwithstanding anything herein to the contrary, the schedule according to which any Option shall vest shall be no less than (i) one year, if the vesting terms and conditions are based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (ii) three years, if the vesting terms and conditions are based solely on the continued performance of services by the Participant (with no more than one third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the acceleration of vesting in the event of a change in control (including, without limitation, a Change in Control ) (subject to Section 4.3 and provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis) or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a)(i), Options with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options or by payment in full or in part in the form of Common Stock (including by attestation) owned by the Participant for such period, or acquired in such manner, as to avoid an incremental charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Termination by Death, Disability or Retirement. Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced)

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thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options; provided, however, that in the case of Retirement, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Options.

(f) Involuntary Termination Without Cause or for Good Reason. Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant, or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by involuntary termination without Cause or, to the extent applicable, Good Reason, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(g) Voluntary Termination. Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in subsection (h) (ii) below or covered by (f) above), all Options held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(h) Termination for Cause. Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options held by such Participant, whether or not vested, shall thereupon terminate and expire as of the date of such Termination.

(i) Unvested Options. Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(j) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the shareholders of the Company.

(k) Early Exercise. The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(l) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as non-qualified stock options. In addition, if an Eligible Employee does not remain employed by the Company or any Subsidiary at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a non-qualified stock option. Should any provision of the Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(m) No Dividends or Dividend Equivalents. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as provided in Section 4.2(b)) or any other rights as a shareholder will exist with respect to the shares of Common Stock subject to an Option, notwithstanding the exercise of the Option. Subject to the terms of the Plan, including,

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without limitation, Section 13.5, the Company will issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 4.2 of the Plan. No dividend equivalents shall be issued or paid with respect to any Option.

(n) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be granted in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan. Each Tandem Stock Appreciation Right may be granted either at or after the time of the grant of its Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be the exercise price of the Reference Stock Option as determined in accordance with Section 6.2(a).

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.2(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right for Common Stock, the Reference Stock Option (or part thereof, based on the value of the Common Stock issued on exercise) to which such Stock Appreciation Right is related shall be deemed to have been exercised for purposes of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not exceed eight years after the date the right is granted.

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(c) Exercisability. Unless the Committee determines otherwise at grant or as otherwise provided herein, Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Notwithstanding anything herein to the contrary, the schedule according to which any Non-Tandem Stock Appreciation Right shall vest shall be no less than (i) one year, if the vesting terms and conditions are based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (ii) three years, if the vesting terms and conditions are based solely on the continued performance of services by the Participant (with no more than one third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the acceleration of vesting in the event of a change in control (including, without limitation, a Change in Control) (subject to Section 4.3 and provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis) or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a), Options with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(d) Method of Exercise. Subject to the installment, exercise and waiting period provisions that apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion at the time of grant) no greater than the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

7.5 No Dividends or Dividend Equivalents. A Stock Appreciation Right does not confer upon a Participant the same rights as a shareholder, and therefore, no dividends will be issued or paid to a Participant with respect to such Stock Appreciation Right, except as provided in Section 4.2(b). No dividend equivalents shall be issued or paid with respect to any Stock Appreciation Right, except as provided in Section 4.2(b).

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1 Restricted Stock Awards. Restricted Stock Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company or has otherwise complied with the applicable terms and conditions of such Award (including, without limitation, procedures or provisions regarding the deemed acceptance of such Award). Further, such Award shall be subject to the following conditions:

(a) Purchase Price. Unless (x) otherwise provided by the Committee or (y) prohibited by applicable law, the purchase price of a Restricted Stock Award shall be zero. If required by law or the Committee otherwise determines that a Restricted Stock Award shall have a purchase price, such purchase price shall not be less than par value.

(b) Acceptance. Restricted Stock Awards must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement or otherwise accepting such Award and by paying the price (if any) the Committee has designated thereunder.

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8.3 Restrictions and Conditions. Restricted Stock Awards awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period.

(i) The Participant shall not be permitted to Transfer a Restricted Stock Award awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Stock Award. Subject to the limitations provided in Section 8.3(a)(i), the Committee in its sole discretion may (A) provide for the lapse of restrictions in whole or in part, (B) accelerate the vesting of all or any part of any Restricted Stock Award and/or (C) waive the deferral limitations for all or any part of any such Award. Notwithstanding any other provision of the Plan to the contrary, the Restriction Period with respect to any Restricted Stock Award shall be no less than (x) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (y) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than one third of the shares of Common Stock subject thereto lapsing on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a change in control (including, without limitation, a Change in Control) (subject to Section 4.3 and provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis) or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a), Restricted Stock Awards with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(ii) Objective Performance Goals, Formulas or Standards. If the grant of a Restricted Stock Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain.

(b) Rights as a Shareholder; Dividends. Except as provided in this subsection (b) and except as otherwise determined by the Committee, with respect to a Restricted Stock Award, the Participant shall have all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Common Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends whether they are paid in cash or in shares of Common Stock on any Restricted Stock Award shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period and shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(c) Termination. Unless otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s

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right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2. Unless the Committee determines otherwise at grant, the minimum Performance Period shall be one year.

The Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning or Vesting of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested. Notwithstanding anything herein to the contrary, the schedule according to which any Performance Award shall vest shall be no less than one year; provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the acceleration of vesting in the event of a change in control (including, without limitation, a Change in Control) (subject to Section 4.3 and provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis) or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a), Performance Awards under this Article IX with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(b) Objective Performance Goals, Formulas or Standards. The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or, at such later date as determined by the Committee in its sole discretion, provided that the outcome of the performance goals is substantially uncertain.

(c) Dividends and Dividend Equivalents. Amounts equal to any dividends or dividend equivalents declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant during the Performance Period, but, instead, shall be credited, deferred until, and conditioned upon the satisfaction of the performance criteria and any other of the vesting requirements, and shall be subject to the same restrictions that apply to the Performance Awards.

(d) Payment. Following the Committee’s determination, shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion (i) award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or (ii) subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions.

(e) Termination. Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a Performance Award, such Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

(f) Accelerated Vesting. Upon (x) a Participant’s without Cause or Good Reason termination or termination by reason of death, Disability or Retirement, or (y) if required pursuant to an agreement in existence prior to the date of grant to which the Participant is a party, the Committee, in its sole discretion, may accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1 Other Awards. Subject to the share limitations set forth in Section 4.1(a), the Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, (a) shares of Common Stock awarded purely as a bonus in lieu of cash and not subject to any restrictions or conditions, (b) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (c) stock equivalent units, (d) Restricted Stock Units, and (e) Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-

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Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be structured in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine, in its sole discretion. If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance criteria, the Committee shall, in its sole discretion, establish the objective performance criteria and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date while the outcome of the performance goals is substantially uncertain as otherwise determined by the Committee in its sole discretion.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Dividends and Dividend Equivalents. The recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, except that the Committee may determine, in its sole discretion, at grant or, if no rights of the Participant are reduced, thereafter, to provide for the payment of dividends or dividend equivalents on the Award solely on or following the vesting of the Award. Notwithstanding the foregoing, the payment of dividends or dividend equivalents whether they are paid in cash or in shares of Common Stock on any Other Stock-Based Award shall be credited, deferred until, and conditioned upon, the satisfaction of the vesting and shall be subject to the same restrictions on transferability and forfeitability as the Other Stock-Based Award with respect to which they were paid.

(b) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, the schedule according to which any Award under this Article X shall vest shall be no less than (i) one year, if the vesting terms and conditions are based (in whole or in part) on the attainment of one or more objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A and (ii) three years, if the vesting terms and conditions are based solely on the continued performance of services by the Participant (with no more than one third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the acceleration of vesting in the event of a change in control (including, without limitation, a Change in Control) (subject to Section 4.3 and provided that a successor does not assume or substitute outstanding awards on a substantially equivalent basis) or a Participant’s retirement (including, without limitation, Retirement), death or Disability; and provided further, that, subject to the limitations set forth in Section 4.1(a), Awards under this Article X with respect to up to 5% of the total number of shares of Common Stock reserved for Awards under the Plan may be granted that are not subject to the foregoing limitations.

(c) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. However, in no event will an option to purchase shares of Common Stock under the Plan be granted with a per-share purchase price as of the date of grant of less than Fair Market Value.

ARTICLE XI

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

11.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced without the consent of such Participant and, provided, further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) increase the maximum individual limitations for a fiscal year or year of a Performance Period

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under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) extend the maximum option period under Section 6.2; or (v) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Section 422 of the Code to the extent applicable to Incentive Stock Options. In no event may the Plan be amended without the approval of the shareholders of the Company in accordance with the applicable laws of the State of New York to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel outstanding Options or Stock Appreciation Rights (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or to make any other amendment that would require shareholder approval under the rules of any securities exchange or system on which the Company’s securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, nothing herein shall be construed as amending the Prior Plan.

11.2 Non-Transferability of Awards. Except as the Committee may permit, in its sole discretion, at the time of grant or thereafter, no Award shall be Transferable by the Participant (including, without limitation to, a Family Member) otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer any Award or benefit not otherwise permitted by the Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. An Option that is Transferred pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution, except as may otherwise be permitted by the Committee and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE XII

UNFUNDED PLAN

12.1 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Legend and Custody. The Committee may require each person receiving shares of Common Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under (a) the rules, regulations and other requirements of the Securities and Exchange Commission, (b) any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or (c) applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

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13.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of any federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. The minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Unless otherwise determined by the Committee, any fraction of a share of Common Stock required to satisfy such tax obligations shall be rounded up to the nearest whole share of Common Stock and subject to withholding.

13.5 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on the Nasdaq Stock Market or a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may be unlawful, or may violate the rules of the Nasdaq Stock Market or any applicable national securities exchange or system sponsored by a national securities association or may result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 13.5, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests, and otherwise to cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval as the Company deems necessary or appropriate.

13.6 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

13.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.8 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.9 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

13.10 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.11 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

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13.12 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.13 Section 409A of the Code.

(a) Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”):

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of the 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 13.13(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii) Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.14 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.15 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.16 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.17 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.18 Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Option or Stock Appreciation Right, or other document or notice required or permitted by this Plan that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures may also be electronic if permitted by the Committee. The term “written agreement” as used in the Plan shall include any document that is delivered and/or accepted electronically.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the date the shareholders of the Company approve the Plan in accordance with the laws of the State of New York and the requirements of the Nasdaq Stock Market. If the Plan is not so approved by the shareholders, all provisions of the Plan herein, shall be void ab initio.

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ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Board adopts the Plan or the date of shareholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as “Bed Bath & Beyond Inc. 2018 Incentive Compensation Plan.”

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EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of granting or vesting of performance-based Restricted Stock Awards, Performance Awards, and/or Other Stock-Based Awards shall be based on one or more of the following performance goals (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division or other operational unit of the Company); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, or other operational unit of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow or economic value added of the Company (or a subsidiary, division, or other operational unit of the Company); (iv) the attainment of a certain target level of, or a specified increase in, gross or operating margins of the Company (or a subsidiary, division, or other operational unit of the Company); (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division or other operational unit of the Company); (vii) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, or other operational unit of the Company); (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital of the Company (or any subsidiary, division or other operational unit of the Company); (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity of the Company (or any subsidiary, division or other operational unit of the Company); (x) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or (xii) a transaction that results in the sale of stock or assets of the Company. Unless the Committee otherwise determines, in its sole discretion, the Committee shall disregard and exclude the impact of the following items, events, occurrences or circumstances: (i) restructurings, discontinued operations, disposal of a business, extraordinary items, and other unusual or non-recurring charges, events or circumstances, (ii) an event either not directly related to the operations of the Company (or a subsidiary, division or other operational unit of the Company) or not within the reasonable control of the Company’s management, (iii) the operations of any business acquired by the Company (or a subsidiary, division or other operational unit of the Company), or (iv) a change in accounting standards required by generally accepted accounting principles. The Committee may also adjust the Performance Goals to reflect other items, events, occurrences or circumstances or disregard or exclude the impact of such items, events, occurrences or circumstances.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a Vote "FOR" all nominees with respect to Proposal 1.

1. ELECTION OF DIRECTORS

Nominees

	For	Against	Abstain
1a. Warren Eisenberg	☐	☐	☐
1b. Leonard Feinstein	☐	☐	☐
1c. Steven H. Temares	☐	☐	☐
1d. Dean S. Adler	☐	☐	☐
1e. Stanley F. Barshay	☐	☐	☐
1f. Stephanie Bell-Rose	☐	☐	☐
1g. Klaus Eppler	☐	☐	☐
1h. Patrick R. Gaston	☐	☐	☐
1i. Jordan Heller	☐	☐	☐
1j. Victoria A. Morrison	☐	☐	☐
1k. III (Johnathan) Osborne	☐	☐	☐
1l. Virginia P. Ruesterholz	☐	☐	☐

The Board of Directors recommends a Vote "FOR" proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP.	☐	☐	☐
3. To approve, by non-binding vote, the 2017 compensation paid to the Company's named executive officers.	☐	☐	☐
4. To approve the 2018 Incentive Compensation Plan.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions) ☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may be brought before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000383747_1

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of 2018 Annual Meeting of Shareholders, Proxy Statement and 2017 Annual Report are available at www.bedbathandbeyond.com/annualmeeting2018

PROXY

ANNUAL MEETING OF SHAREHOLDERS JUNE 29, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Warren Eisenberg and Leonard Feinstein, or either one of them, acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Bed Bath & Beyond Inc. held of record by the undersigned on May 4, 2018 at the Annual Meeting of Shareholders to be held on June 29, 2018 or any adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED, FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued on Reverse Side)

0000383747_2

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